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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

RAIT FINANCIAL TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Keith E. Gottfried, Esq.

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, N.W.

Washington, DC 20004-2541

(202) 739-5947

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
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PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION DATED APRIL 28, 2017

RAIT FINANCIAL TRUST

Two Logan Square

100 North 18th Street, 23rd Floor

Philadelphia, PA 19103

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held [Date], 2017

To the Shareholders of RAIT FINANCIAL TRUST:

Notice is hereby given that the annual meeting (the “Annual Meeting”) of shareholders of RAIT FINANCIAL TRUST, a Maryland real estate investment trust (“RAIT”), will be held at [LOCATION], on [Day], [Date], 2017, at 9:00 A.M., Philadelphia time, for the following purposes:

1. To elect the nine Trustees named in the accompanying proxy statement to serve on our Board of Trustees (the “Board”) until the next annual meeting of shareholders in 2018.

2. To approve the selection of KPMG LLP as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2017.

3. To approve the amendment and restatement of the RAIT Financial Trust 2012 Incentive Award Plan, including renaming the plan as the RAIT Financial Trust 2017 Incentive Award Plan (the “Incentive Award Plan”), increasing the number of RAIT’s common shares of beneficial interest, par value $0.03 per share (the “Common Shares”) authorized for issuance under the Incentive Award Plan, revising plan features to provide additional shareholder protections and extending the term of the Incentive Award Plan.

4. To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in RAIT’s Proxy Statement for the Annual Meeting (the “Named Executive Officers”) pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related compensation tables and narrative discussion.

5. To determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Named Executive Officers as set forth in RAIT’s proxy statement should be every year, every two years, or every three years.

6. To transact such other business as may properly be brought before the Annual Meeting and any adjournment, postponement, rescheduling or continuation thereof.

Only shareholders of record on the books of RAIT at the close of business on [Date], 2017 will be entitled to notice of and to vote at the Annual Meeting or any adjournment, postponement, rescheduling or continuation thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and at the offices of RAIT given above. The stock transfer books will not be closed.

As you may be aware, on February 23, 2017, Highland Select Equity Master Fund, L.P., an affiliate of Highland Capital Management, L.P., a Delaware limited partnership (“Highland”), purported to notify RAIT that it intends to nominate five (5) candidates for election to our Board at the Annual Meeting, which, if elected, would represent more than a majority of the members of our Board (the “Highland Purported Nominating Notice”). According to the Schedule 13D filed with the SEC by Highland and its affiliates on February 24, 2017, Highland and its affiliates beneficially own approximately 5.9% of our outstanding Common Shares. On February 23, 2017, Highland and its affiliates filed with the SEC soliciting material under Rule 14a-12 of the Securities Exchange Act of 1934, as amended, confirming their intention to file a preliminary proxy statement and an accompanying proxy card with the SEC to solicit votes for the election of its purported slate of five Trustee nominees to our Board at the Annual Meeting. We do not endorse the election of any of Highland’s purported candidates as Trustees.

On April 21, 2017, the RAIT Board held a meeting to consider the determination of the RAIT Board’s Nominating and Governance Committee that the Highland Purported Nominating Notice did not comply with RAIT’s Amended and Restated Bylaws (the “Bylaws”) and, at this meeting, the RAIT Board, acting upon the recommendation of the Nominating and Governance Committee, unanimously determined, in consultation with its legal advisors, that the Highland Purported Nominating Notice did not comply with the Bylaws and that, accordingly, Highland had not submitted to RAIT a timely and proper advance notice of nomination in compliance with the Bylaws. On April 21, 2017, RAIT’s Corporate Secretary sent Highland a letter, which RAIT publicly filed as an exhibit to a Current Report on Form 8-K that it filed on the same date, indicating that on April 21, 2017, the RAIT Board, acting upon the recommendation of the RAIT Board’s Nominating and Governance Committee, determined that the Highland Purported Nominating Notice did not comply with the Bylaws and that, accordingly, Highland had not submitted to RAIT a timely and proper advance notice of nomination in compliance with the Bylaws. The letter also indicated that, given the RAIT Board’s determination with respect to the Highland Purported Nominating Notice, if Highland attempted to nominate its purported proposed candidates for election to the RAIT Board at the 2017 Annual Meeting, then, pursuant to the Bylaws, such purported proposed nominees would be disregarded and any ballots cast for such purported proposed nominees would be void.

Notwithstanding the RAIT’s Board’s determination that the Highland Purported Nominating Notice does not comply with the Bylaws and that, accordingly, Highland has not submitted to RAIT a timely and proper advance notice of nomination in compliance with the Bylaws, you may receive proxy solicitation materials from Highland and its affiliates and/or other participants in their proxy solicitation (collectively, the “Highland Group”) or other persons or entities affiliated with the Highland Group, including an opposition proxy statement and proxy card. Please be advised that we are not responsible for the accuracy of any information provided by or relating to the Highland Group contained in any proxy solicitation materials filed or disseminated by the Highland Group or any other statements that they may otherwise make.

Our Board of Trustees does not endorse any of the Highland Group’s purported Trustee candidates and unanimously recommends that you vote “FOR” each of the nominees proposed by our Board of Trustees using only the WHITE proxy card or by following the instructions to vote your shares over the Internet, by telephone or in person at the Annual Meeting.

Your Board of Trustees strongly urges you NOT to sign or return any [COLOR] proxy card or voting instruction form that the Highland Group may send to you, even as a protest vote against the Highland Group or any of the Highland Group’s purported Trustee candidates. Even a “WITHHOLD” vote with respect to Highland’s purported Trustee candidates on its [COLOR] proxy card will cancel any previously submitted WHITE proxy card vote. If you do sign a proxy card sent to you by the Highland Group, however, you have the right to change your vote by using the enclosed WHITE proxy card or by voting in person at the Annual Meeting. Only the latest dated proxy card you vote will be counted.

It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. You may vote by mail, telephone or Internet. Instructions for voting by Internet or telephone are provided on the enclosed WHITE proxy card or the voting instructions provided by your broker.

Please read the attached proxy statement in its entirety, as it contains important information you need to know to vote at the Annual Meeting.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor: D.F. King & Co., Inc. (“D.F. King”), toll free at 800-431-9643  or collect at 212-269-5550 or by email: rait@dfking.com.

By order of the Board of Trustees,

Anders Laren
Secretary

[Date], 2017

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Shareholders to be held on [Date], 2017

Our Proxy Statement is attached. Financial and other information concerning our company is contained in our Annual Report to Shareholders for the year ended December 31, 2016 (the “Annual Report”). Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including the Proxy Statement, Annual Report and a WHITE proxy card, and by notifying you of the availability of these proxy materials on the Internet. This Proxy Statement, Annual Report and a WHITE proxy card are available at [WEBSITE].

IMPORTANT

Your vote at this year’s annual meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly.

All shareholders are invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, we respectfully urge you to sign, date and return the enclosed WHITE proxy card as promptly as possible. Shareholders who execute a proxy card may nevertheless attend the annual meeting, revoke their proxy and vote their shares in person. “Street name” shareholders who wish to vote their shares in person will need to obtain a legal proxy from the bank, broker or other nominee in whose name their shares are registered. The instructions for voting by Internet or telephone are provided on your proxy card.

THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY [COLOR] PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM THE HIGHLAND GROUP OR ANY PERSON OTHER THAN RAIT EVEN AS A PROTEST VOTE AGAINST THE HIGHLAND GROUP OR ANY OF HIGHLAND’S PURPORTED NOMINEES. Any [COLOR] proxy card you sign and return from the Highland Group for any reason could invalidate previous WHITE proxy cards sent by you to support RAIT’s Board of Trustees.

Only your latest dated, signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the 2017 Annual Meeting as described in this proxy statement.

IMPORTANT!

PLEASE VOTE THE WHITE PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY [COLOR] PROXY CARD OR VOTING

INSTRUCTION FORM SENT TO YOU BY THE HIGHLAND GROUP

Remember, you can vote your shares by telephone or via the Internet. Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting

your shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll free: 800-431-9643

Collect: 212-269-5550

Email: rait@dfking.com

RAIT Financial Trust

Preliminary Proxy Statement

Table of Contents

Introduction	1
Information About the Meeting, Voting and Proxies	1
Background of the Possible Contested Solicitation	10
Proposal 1. Election of Trustees	15
Proposal 2. Approval of Independent Registered Public Accounting Firm	30
Proposal 3. Approval of the RAIT Financial Trust 2017 Incentive Award Plan	32
Equity Compensation Plan Information	40
Proposal 4. Advisory Vote on Executive Compensation	42
Proposal 5. Advisory Vote on Frequency of Executive Compensation Advisory Votes	43
Proposal 6. Other Matters	44
Security Ownership of Certain Beneficial Owners and Management	45
Non-Trustee Executive Officers	52
Executive Officer and Trustee Compensation	53
Compensation Discussion and Analysis	53
Compensation Committee Report	75
Executive Officer Compensation	76
Summary Compensation Table	76
Grants of Plan-Based Awards in 2016	78
Outstanding Equity Awards at 2016 Fiscal Year-End	82
Option Exercises and Stock Vested in Fiscal 2016	83
Potential Payments on Termination or Change-In-Control	83
Trustee Compensation	92
Trustee Compensation in 2016	93
Certain Relationships and Related Party Transactions	95
Section 16(a) Beneficial Ownership Reporting Compliance	100
Shareholder Proposals and Nominations	101
Annual Report and Report on Form 10-K	102

Appendix A-RAIT Audit Committee Pre Approval Guidelines	A-1
Appendix B-Proposed RAIT 2017 Incentive Award Plan	B-1
Appendix C-CAD, Property Sales and Debt Reductions Calculations	C-1
Appendix D-Information Concerning the Participants in the Solicitation	D-1

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION DATED APRIL 28, 2017

RAIT FINANCIAL TRUST

Two Logan Square

100 North 18th Street, 23rd Floor

Philadelphia, PA 19103

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

The RAIT Financial Trust Board of Trustees (the “Board”) is using this proxy statement to solicit proxies from the holders of RAIT’s common shares of beneficial interest, par value $0.03 per share (the “Common Shares”), for use at the RAIT Financial Trust 2017 Annual Meeting of Shareholders and any adjournment, postponement, rescheduling or continuation thereof (the “Annual Meeting”). The notice of meeting, this proxy statement and the enclosed form of WHITE proxy card are first being mailed on or about [Date], 2017 to our shareholders of record of Common Shares as of [Date], 2017. In this proxy statement, we may also refer to RAIT Financial Trust and its subsidiaries as “RAIT,” “we,” “our” or “us”.

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

What are the date, time and place of the meeting?

Date:	[Date], 2017
Time:	[_____], local time
Place:	[_____]

What matters are to be voted upon at the meeting?

At the meeting, record holders of Common Shares as of [Date], 2017 will consider and vote on the following proposals:

1. To elect nine trustees to serve on the Board until the next annual meeting of shareholders in 2018;

2. To approve the selection of KPMG LLP (“KPMG”) as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2017;

3. To approve the amendment and restatement of the RAIT Financial Trust 2012 Incentive Award Plan (as currently in effect, the “2012 IAP”), including renaming the plan as the RAIT Financial Trust 2017 Incentive Award Plan (as proposed to be amended, the “2017 IAP”), increasing the number of Common Shares authorized for issuance under the 2017 IAP from the 2012 IAP, revising plan features to provide additional shareholder protections and extending the term of the 2017 IAP from the 2012 IAP;

4. To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement (the “Named Executive Officers”) pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (the “SEC”), including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related compensation tables and narrative discussion; and

5. To determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Named Executive Officers as set forth in this proxy statement should be every year, every two years, or every three years.

As of the date of this Proxy Statement, these five proposals are the only matters that our Board of Trustees intends to present at the Annual Meeting. Our Board does not know of any other business to be presented at the Annual Meeting. If other business is properly brought before the Annual Meeting, the persons named on the enclosed WHITE proxy card will vote on these other matters in their discretion, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  See “Proposal 6” below.

Will there be a proxy contest at the Annual Meeting?

On February 23, 2017, Highland Select Equity Master Fund, L.P. (“Highland Fund”), an affiliate of Highland Capital Management, L.P., a Delaware limited partnership (“Highland”), purported to notify RAIT that it intends to nominate five (5) candidates for election to our Board at the Annual Meeting, which, if elected, would represent more than a majority of the members of our Board (the “Highland Purported Nominating Notice”). According to the Schedule 13D filed with the SEC by Highland and its affiliates on February 24, 2017, Highland and its affiliates beneficially own approximately 5.9% of our outstanding Common Shares. On February 23, 2017, Highland and its affiliates filed with the SEC soliciting material under Rule 14a-12 of the Exchange Act confirming their intention to file a preliminary proxy statement and an accompanying proxy card with the SEC to solicit votes for the election of its purported slate of five trustee nominees to our Board at the Annual Meeting. We do not endorse the election of any of Highland’s purported candidates as trustees.

On April 21, 2017, the RAIT Board held a meeting to consider the determination of the RAIT Board’s Nominating and Governance Committee that the Highland Purported Nominating Notice did not comply with RAIT’s Amended and Restated Bylaws (the “Bylaws”) and, at this meeting, the RAIT Board, acting upon the recommendation of the Nominating and Governance Committee, unanimously determined, in consultation with its legal advisors, that the Highland Purported Nominating Notice did not comply with the Bylaws and that, accordingly, Highland had not submitted to RAIT a timely and proper advance notice of nomination in compliance with the Bylaws. On April 21, 2017, RAIT’s Corporate Secretary sent Highland a letter, which RAIT publicly filed as an exhibit to a Current Report on Form 8-K that it filed on the same date, indicating that on April 21, 2017, the RAIT Board, acting upon the recommendation of the RAIT Board’s Nominating and Governance Committee, determined that the Highland Purported Nominating Notice did not comply with the Bylaws and that, accordingly, Highland had not submitted to RAIT a timely and proper advance notice of nomination in compliance with the Bylaws. The letter also indicated that, given the RAIT Board’s determination with respect to the Highland Purported Nominating Notice, if Highland attempted to nominate its purported proposed candidates for election to the RAIT Board at the 2017 Annual Meeting, then, pursuant to the Bylaws, such purported proposed nominees would be disregarded and any ballots cast for such purported proposed nominees would be void.

Notwithstanding the RAIT’s Board’s determination that the Highland Purported Nominating Notice does not comply with the Bylaws and that, accordingly, Highland has not submitted to RAIT a timely and proper advance notice of nomination in compliance with the Bylaws, you may receive proxy solicitation materials from Highland and its affiliates and/or other participants in their proxy solicitation (collectively, the “Highland Group”) or other persons or entities affiliated with the Highland Group, including an opposition proxy statement and proxy card. Please be advised that we are not responsible for the accuracy of any information provided by or relating to the Highland Group contained in any proxy solicitation materials filed or disseminated by the Highland Group or any other statements that they may otherwise make.

You may receive multiple mailings from the Highland Group. You will also likely receive multiple mailings from RAIT prior to the date of the Annual Meeting, so that our shareholders have our latest proxy information and materials to vote. Proxy cards provided by RAIT will be WHITE. Please see “What should I do if I receive a proxy card from the Highland Group?” and “What does it mean if I receive more than one WHITE proxy card or voting instruction form?” below for more information.

Our Board does not endorse any of the Highland Group’s purported Trustee candidates and unanimously recommends that you vote “FOR” each of the nominees proposed by the Board using the WHITE proxy card or by following the instructions for voting over the Internet, by telephone or in person at the Annual Meeting. Our Board strongly urges you NOT to sign or return any [COLOR] proxy card sent to you by the Highland Group. If you have previously submitted a [COLOR] proxy card sent to you by the Highland Group, you can revoke that proxy and vote for our Board’s nominees and on the other matters to be voted on at the Annual Meeting by casting a later-dated vote using the enclosed WHITE proxy card or voting over the Internet, by telephone or in person at the Annual Meeting. Only the latest dated, valid proxy you submit will be counted.

What should I do if I receive a proxy card from the Highland Group?

Our Board does not endorse any of the Highland Group’s purported Trustee candidates and strongly urges you NOT to sign or return any proxy card or voting instruction form that you may receive from the Highland Group or any person other than RAIT, even as a protest vote against the Highland Group or any of the Highland Group’s purported Trustee candidates. Voting to “WITHHOLD” with respect to any of the Highland Group’s Trustee candidates on its proxy card is not the same as voting for our Board’s nominees because a vote to “WITHHOLD” with respect to any of the Highland Group’s purported Trustee candidates on its proxy card will revoke any proxy you previously submitted

How does the Board recommend that I vote?

The Board recommends that you vote:

1.FOR the election of each of the nine nominees for Trustee named in this Proxy Statement (Michael J. Malter, Andrew Batinovich, Scott L.N. Davidson, Frank A. Farnesi, S. Kristin Kim, Jon C. Sarkisian, Andrew M. Silberstein, Murray Stempel, III and Thomas D. Wren), each to serve for a term expiring at RAIT’s 2018 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.FOR the approval of the selection of KPMG as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2017;

3.FOR the approval of the amendment and restatement of the 2012 IAP to the 2017 IAP as described in Proposal 3 below;

4.FOR the approval, on an advisory basis, of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related compensation tables and narrative discussion; and

5.FOR the approval, on an advisory basis, of a preferred frequency of every year for an advisory vote on the executive compensation of the Named Executive Officers as set forth in this proxy statement.

Our Board strongly urges you NOT to sign or return any [COLOR] proxy card sent to you by the Highland Group.

Who can vote at the meeting?

Our shareholders of record as of the close of business on [Date], 2017 are entitled to vote (in person or by proxy) at the Annual Meeting and at any adjournment, postponement, rescheduling or continuation thereof. On that date, there were [number] Common Shares (each, a share) outstanding and entitled to vote. No securities other than Common Shares are entitled to be voted at the Annual Meeting.

How many shares must be present to conduct the meeting?

We must have a “quorum” present in person or by proxy to hold the meeting. A quorum is a majority of the shares entitled to vote. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by mail or that are represented in person at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes, if any, which are described below, will be counted for the purpose of determining the existence of a quorum. An inspector of elections appointed for the meeting will determine whether a quorum is present and will tabulate votes cast by proxy or in person at the meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

What is the difference between a “record holder” and a “beneficial owner”?

If your shares are registered directly in your name, you are considered the “record holder” of your shares. If, on the other hand, your shares are held in a brokerage account or by a bank or other intermediary, you are considered the “beneficial owner” of shares held in street name. As a beneficial owner, you have the right to direct your broker or other intermediary on how to vote and you are also invited to attend the meeting. Since a beneficial owner is not the record holder, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker or other intermediary that holds your shares, giving you the right to vote your shares at the meeting. Your broker or other intermediary has provided you with instructions regarding how to direct the voting of your shares.

How do I vote before the meeting?

If you are a record holder, you may vote your shares by mail by completing, signing and returning the enclosed WHITE proxy card. For your convenience, you may also vote your shares by telephone or via the internet by following the instructions on the enclosed WHITE proxy card. If you vote by telephone or via the Internet, you do not need to return your WHITE proxy card.

If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote shares held beneficially in street name, please refer to the voting instruction form provided by your broker.

If you have any questions or need assistance in voting your shares or authorizing your proxy, please call D.F. King & Co., Inc. (“D.F. King”), which is the firm assisting RAIT in the solicitation of proxies:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll free: 800-431-9643

Collect: 212-269-5550

Email: rait@dfking.com

May I vote at the meeting?

Yes, you may vote your shares at the meeting if you attend in person. If your shares are held by a broker, bank, or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank, or other nominee confirming (1) your beneficial ownership of the shares, (2) that the broker, bank, or other nominee is not voting the shares at the meeting, and (3) granting you a legal proxy to vote the shares in person or at the meeting. You will not be able to vote shares you hold in street name through a bank, broker or other nominee in person at the Annual Meeting unless you have a legal proxy from that bank, broker or other nominee issued in your name giving you the right to vote your shares. For information on how to obtain directions to the Annual Meeting, please contact our proxy solicitor: D.F. King & Co., Inc. (“D.F. King”), toll free at 800-431-9643, collect at 212-269-5550 or by email: rait@dfking.com.

Even if you plan to attend the meeting in person, we recommend that you also submit your WHITE proxy card or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting in person.

What does it mean if I receive more than one WHITE proxy card or voting instruction form?

You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple WHITE proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one WHITE proxy card. To ensure that all of your shares are voted, please vote using each WHITE proxy card or voting instruction form you receive or, if you vote by Internet or telephone, you will need to enter each of your Control Numbers. Remember, you may vote by telephone, Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided, or by voting by ballot at the Annual Meeting.

As previously noted, Highland Select, an affiliate of Highland and a member of the Highland Group, has provided us with a purported notice indicating that it intends to nominate five purported Trustee candidates for election as Trustees at the 2017 Annual Meeting. As a result, you may receive proxy cards from both RAIT and the Highland Group. To ensure that shareholders have RAIT’s latest proxy information and materials to vote, the Board may conduct multiple mailings prior to the date of the Annual Meeting, each of which will include a WHITE proxy card. The Board encourages you to vote each WHITE proxy card you receive.

THE BOARD STRONGLY URGES YOU TO REVOKE ANY PROXY CARD YOU MAY HAVE RETURNED WHICH YOU RECEIVED FROM THE HIGHLAND GROUP. Even a “WITHHOLD” vote with respect to the Highland Group’s purported Trustee candidates on their proxy card will cancel any previously submitted WHITE proxy card.

THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY [COLOR] PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM THE HIGHLAND GROUP, EVEN AS A PROTEST VOTE AGAINST THE HIGHLAND GROUP OR THE HIGHLAND GROUP’S PURPORTED TRUSTEE CANDIDATES.

How many votes do I have?

Each share that you own as of the close of business on [Date], 2017 entitles you to one vote on each matter voted upon at the meeting. As of the close of business on [Date], 2017, there were [number] Common Shares outstanding. Holders of Common Shares do not have cumulative voting rights.

Can I change my vote or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time before the vote at the meeting. If you are a record holder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•¡	Properly submitting a later dated proxy;
•¡	Notifying the Secretary of RAIT in writing before the meeting that you have revoked your proxy; or
•¡	Voting in person at the meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the question above entitled “May I vote at the meeting?.”

If you have previously signed a proxy card sent to you by the Highland Group, you may change your vote by marking, signing, dating and returning the WHITE proxy card or by voting by telephone, via the Internet or in person at the Annual Meeting. Only the latest dated, valid proxy that you submit will be counted. Submitting a proxy card sent to you by the Highland Group will revoke votes you have previously made via RAIT’s WHITE proxy card.

How are my shares voted if I submit a proxy but do not specify how I want to vote?

If you submit a properly executed WHITE proxy card and specify how you want to vote, the persons named on the proxy card (or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Trustees recommends, which is:

1.FOR the election of each of the nine nominees for Trustee named in this Proxy Statement (Michael J. Malter, Andrew Batinovich, Scott L.N. Davidson, Frank A. Farnesi, S. Kristin Kim, Jon C. Sarkisian, Andrew M. Silberstein, Murray Stempel, III and Thomas D. Wren), each to serve for a term expiring at RAIT’s 2018 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.FOR the approval of the selection of KPMG as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2017.

3.FOR the approval of the amendment and restatement of the 2012 IAP to the 2017 IAP as described in Proposal 3 below.

4.FOR the approval, on an advisory basis, of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related compensation tables and narrative discussion.

5.FOR the approval, on an advisory basis, of a preferred frequency of every year for an advisory vote on the executive compensation of the Named Executive Officers as set forth in this proxy statement.

With respect to the transaction of such other business as may properly come before the meeting and any adjournment, postponement, rescheduling or continuation thereof, subject to compliance with Rule 14a-4(c) of the Exchange Act, each proxy received will be voted in accordance with the best judgment of the persons named on the enclosed WHITE proxy card. At this time, except as otherwise disclosed in this proxy statement, the Board of Trustees knows of no such other business.  See “Proposal 6” below.

What is a broker non-vote?

If you are a beneficial owner whose shares of record are held by a broker, you may instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the New York Stock Exchange (“NYSE”), brokers have the discretion to vote on routine matters, but do not have discretion to vote on non-routine matters.  If the Annual Meeting is the subject of a contested solicitation, all proposals at the Annual Meeting are considered “non-routine” and therefore your bank, broker or other nominee does not have the authority to vote on a proposal at the Annual Meeting if you do not provide voting instructions with respect to such proposal. If the Annual Meeting becomes an uncontested solicitation, Proposal 2 below would be considered “routine” and therefore your bank, broker or other nominee would have the authority to vote on Proposal 2 at the Annual Meeting if you do not provide voting instructions with respect to Proposal 2.

A broker non-vote occurs when a broker has not received voting instructions from the beneficial owner of the shares and the broker cannot vote the shares because the matter is not considered a routine matter under NYSE rules. Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the WHITE voting instruction form you receive from your broker. Please return your WHITE voting instruction form to your broker and contact the person responsible for your account to ensure that a proxy is voted on your behalf.  If the Annual Meeting is the subject of a contested solicitation and if you do not provide timely instructions, your broker does not have the authority to vote on any proposals at the Annual Meeting.

What vote is required to elect Trustees in Proposal 1?

The number of votes required in order to be elected as a Trustee is dependent on whether an election is contested or uncontested. Our bylaws define an election as uncontested if no shareholder provides notice, which notice must be proper and timely, of an intention to nominate one or more candidates to compete with the Board’s nominees in a Trustee election, or if any such shareholders have withdrawn all such nominations at least five days prior to the mailing of notice of the meeting to shareholders.

If the Annual Meeting is the subject of a contested solicitation, our Bylaws provide that Trustees are elected by a plurality of votes cast at a meeting of shareholders duly called and at which a quorum is present, which means that the nine Trustee nominees for election who receive the highest number of “FOR” votes will be elected as Trustees.

If the Trustee election described in Proposal 1 below is an uncontested election at the time of the Annual Meeting, each Trustee is elected by a majority of the votes cast with respect to such Trustee nominee at a meeting of shareholders duly called and at which a quorum is present. A “majority of votes cast” means that the number of shares voted “for” a Trustee’s election exceeds 50% of the total number of votes cast with respect to that Trustee’s election. Votes “cast” includes votes “for”, votes to withhold authority and votes “against” and “no” votes, but excludes abstentions with respect to a Trustee’s election or with respect to the election of Trustees in general.

If the meeting is uncontested and an incumbent Trustee nominated for election as a Trustee receives a greater number of “withhold”, “against” or “no” votes for his or her election than votes “for” such election, or a majority against vote, then our bylaws require that Trustee, as a holdover Trustee under Maryland law, to tender an offer of his or her resignation to the Board for consideration promptly following certification of such vote. The nominating and governance committee (“the “Nominating Committee”), must promptly consider any resignation offer so tendered and a range of possible responses, based on any facts or circumstances they consider relevant, and make a recommendation to the Board as to the response to the resignation offer. If each member of the Nominating Committee received a majority against vote at the same election, then the independent Trustees (as defined in our declaration of trust) who did not receive a majority against vote will appoint a committee among themselves to consider the resignation offers and to recommend to the Board a response to the resignation offers. The Board of Trustees shall take action on the Nominating Committee’s recommendation (or committee of independent Trustees’ recommendation) within 90 days following certification of the shareholder vote. Any Trustee whose resignation is under consideration must abstain from participating in any Board or committee deliberations regarding the acceptance of his or her offer of resignation or the offer of resignation of any other Trustee tendered because that Trustee received a majority against vote. If an incumbent Trustee’s offer of resignation is accepted by the Board, then such Trustee shall cease to be a member of the Board upon the effective date of acceptance by the Board of the offer of resignation. If an incumbent Trustee’s offer of resignation is not accepted by the Board, then such Trustee shall continue to serve until the earlier of the next annual meeting and until his or her successor is duly elected and qualifies and his or her subsequent resignation or removal.

If any nominee for Trustee who is not an incumbent fails in an uncontested election to receive a majority of votes cast at a meeting of shareholders duly called and at which a quorum is present, such nominee shall not be elected and shall not take office. All of the Board’s nominees for election as a Trustee at the annual meeting are incumbents. If an incumbent Trustee’s offer of resignation is accepted by the Board, or if a non-incumbent nominee for Trustee is not elected, the Board may fill any resulting vacancy pursuant to our bylaws or may decrease the size of the Board pursuant to our declaration of trust.

If your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, the bank, broker or other nominee cannot vote such shares for the election of Trustees. If you do not vote for the election of Trustees because the authority to vote is withheld, because a proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. WHITE proxy cards signed and returned to RAIT unmarked will be voted FOR the Board’s nine highly qualified and very experienced nominees (Michael J. Malter, Andrew Batinovich, Scott L.N. Davidson, Frank A. Farnesi, S. Kristin Kim, Jon C. Sarkisian, Andrew M. Silberstein, Murray Stempel, III and Thomas D. Wren).

What vote is required to approve the appointment of KPMG as our independent registered public accounting firm in Proposal 2?

In order for the approval of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2017 to be approved, this proposal must receive the “FOR” vote of a majority of the votes cast on the matter. If your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on this proposal. Shares held in street name by banks, brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on this proposal will not be counted as votes FOR or AGAINST this Proposal and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on this proposal. If you vote to ABSTAIN on this proposal, your shares will not be voted FOR or AGAINST the proposal, will not be counted as votes cast or shares withheld on this proposal and, accordingly, abstentions will have no effect on this proposal.

Although shareholder approval of the appointment of KPMG as RAIT’s independent registered public accounting firm for the fiscal year ending December 31, 2017 is not required, we believe that it is advisable to give shareholders an opportunity to approve this appointment. If KPMG is not approved, the Audit Committee will consider whether it is appropriate to terminate KPMG’s engagement and select another independent registered public accounting firm. Even if KPMG is approved, the Audit Committee in its discretion may terminate KPMG’s engagement and select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of RAIT and our shareholders.

What vote is required for the amendment and restatement of the 2012 IAP to the 2017 IAP as described in Proposal 3?

The affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required to approve the amendment and restatement of the 2012 IAP to the 2017 IAP as described in Proposal 3 below. Broker non-votes will have no effect on the voting on this proposal. NYSE guidance impacts the effect of abstentions on this Proposal.  While, under Maryland law, abstentions are not considered to be votes cast on a proposal, the NYSE has taken the position that abstentions should be treated as votes cast with respect to those matters for which shareholder approval is a prerequisite to the listing of shares. Since the approval of Proposal 3 would require listing the increased number of Common Shares issuable under the 2017 IAP on the NYSE, for Proposal 3, abstentions shall be treated as votes cast and so will have the same effect as votes against Proposal 3. For the other proposals, consistent with Maryland law, abstentions will not be treated as votes cast.

What vote is required to approve the non-binding, advisory resolution to approve the compensation paid to our Named Executive Officers in Proposal 4?

This matter is being submitted to enable our shareholders to approve, on an advisory and non-binding basis, the compensation of our Named Executive Officers for the year ended December 31, 2016. In order to be approved on an advisory, non-binding basis, this proposal must receive the “FOR” vote of a majority of the votes cast on the matter. Abstentions will have no effect on the proposal. Broker non-votes will also have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. Although the advisory vote on the compensation of our Named Executive Officers is non-binding, our Compensation Committee values the opinions expressed by our shareholders in their vote on this proposal and will review the results of the vote and evaluate whether any actions are necessary to address such results.

What vote is required on the preferred frequency of an advisory vote on the executive compensation of the Named Executive Officers as set forth in this proxy statement in Proposal 5?

The vote on Proposal 5 is to determine, on an advisory basis, whether the preferred frequency of an advisory vote by RAIT’s shareholders on the executive compensation of the Named Executive Officers should be every year, every two years, or every three years.  Because there are three alternatives, it is possible that none of the three alternatives will receive a majority of the votes cast. However, shareholders will still be able to communicate their preference with respect to this vote by choosing from among the three alternatives. Abstentions will have no effect on the proposal. Broker non-votes will also have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Who will solicit proxies on behalf of the Board?

Proxies may be solicited on behalf of the Board, without additional compensation, by RAIT’s Trustees, Trustee nominees and certain executive officers and other employees of RAIT. Additionally, RAIT has retained D.F. King, a proxy solicitation firm, who may solicit proxies on the Board’s behalf.

The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, internet and personal solicitation by our Trustees, Trustee nominees and certain of our executive officers and other employees (who will receive no additional compensation for such solicitation activities), or by D.F. King. You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our website or other websites. Unless expressly indicated otherwise, information contained on our website is not part of this proxy statement. In addition, none of the information on the other websites listed in this proxy statement is part of this proxy statement. These website addresses are intended to be inactive textual references only.

What are the costs of soliciting the proxies?

The entire cost of soliciting proxies on behalf of the Board, including the costs of preparing, assembling, printing and mailing this proxy statement, the WHITE proxy card and any additional soliciting materials furnished to shareholders by or on behalf of RAIT, will be borne by RAIT. Copies of solicitation material will be furnished to banks, brokerage houses, dealers, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2016, to beneficial owners. In addition, if asked, RAIT will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

Due to the likelihood of a proxy contest, we have engaged D.F. King to solicit proxies from shareholders in connection with the Annual Meeting. D.F. King expects that approximately 75 of its employees will assist in the solicitation of proxies. We will pay D.F. King a fee of up to $[_______] plus costs and expenses. In addition, D.F. King and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

RAIT estimates that its additional out-of-pocket expenses beyond those normally associated with soliciting proxies for the Annual Meeting as a result of the potential proxy contest will be $[________] in the aggregate, of which approximately $[________] has been spent to date. Such additional solicitation costs are expected to include the fees incurred to retain D.F. King as RAIT’s proxy solicitor, as discussed above, fees of outside counsel, investment bankers and public relations advisors to advise RAIT in connection with a possible contested solicitation of proxies, increased mailing costs, such as the costs of additional mailings of solicitation materials to shareholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners, as described above, and the costs of retaining an independent inspector of election.

How can I find out the results of the voting at the meeting?

We will report the voting results in a filing with the SEC on a Current Report on Form 8-K within four business days following the conclusion of the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

Who can answer my questions?

Your vote at this year’s meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly or vote by Internet or telephone. If you have questions or require assistance in the voting of your shares, please call D.F. King, the firm assisting RAIT in its solicitation of proxies:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll free: 800-431-9643

Collect: 212-269-5550

Email: rait@dfking.com

How can I obtain additional copies of these materials or copies of other documents?

Complete copies of this proxy statement and the Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2016, are also available at [WEBSITE]. You may also contact D.F. King for additional copies.

IMPORTANT

The Highland Group may send you solicitation materials in an effort to solicit your vote to elect up to five of the Highland Group’s purported proposed Trustee candidates to the Board. THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM THE HIGHLAND GROUP OR ANY PERSON OTHER THAN RAIT, EVEN AS A PROTEST VOTE AGAINST THE HIGHLAND GROUP OR THE HIGHLAND GROUP’S PURPORTED TRUSTEE CANDIDATES. Any proxy you sign from the Highland Group for any reason could invalidate previous WHITE proxy cards sent by you to support the Board.

Your vote at this year’s Annual Meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly.

Only your latest dated, signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this proxy statement.

BACKGROUND OF THE POSSIBLE CONTESTED SOLICITATION

The following is a chronology of the material contacts and events in our relationship with the Highland Group leading up to the filing of this proxy statement:

•

On June 14, 2016, RAIT received a letter, dated June 13, 2016, from James D. Dondero, the Founder and President of Highland Capital Management, L.P., and Matt R. McGraner, a Managing Director and Chief Investment Officer – Real Estate of Highland, writing on behalf of Highland’s affiliate, NexPoint Real Estate Advisors, L.P. (“NexPoint”). The letter identified Highland as a RAIT shareholder and included an unsolicited and nonbinding proposal for a transaction that contemplated, among other aspects, an externalization of RAIT’s management, an agreement for NexPoint to serve as RAIT’s external advisor pursuant to an advisory agreement that would be negotiated, an investment in RAIT by NexPoint and an equity investment by NexPoint in RAIT of up to $30 million, subject to the receipt of a waiver from RAIT of its ownership limitations. The letter also included a discussion of some initiatives that Highland believed RAIT should consider pursuing.

•

On June 15, 2016, Scott F. Schaeffer, who was then the Chairman of the RAIT Board of Trustees (the “RAIT Board”) and RAIT’s Chief Executive Officer, met with the RAIT Board and discussed the letter dated June 13, 2016 that RAIT had received from Messrs. Dondero and McGraner.

•

On August 23, 2016, RAIT received via email a second letter, dated August 23, 2016, from Mr. Dondero, writing on behalf of NexPoint.  The letter provided more information regarding Highland’s and NexPoint’s unsolicited and nonbinding externalization of management proposal that was initially described in NexPoint’s June 13, 2016 letter to RAIT.  The letter also included a discussion of some initiatives that Highland believed RAIT should consider pursuing.

•

On September 8, 2016, Mr. Schaeffer and Murray Stempel, III, who was then the RAIT Board’s lead independent trustee, spoke via telephone with Mr. McGraner. During the course of this telephone call, Messrs. Schaeffer and Stempel communicated to Mr. McGraner that Highland’s unsolicited and nonbinding externalization of management proposal was not aligned with RAIT’s current objectives and, accordingly, RAIT was not interested in exploring Highland’s proposal further. Messrs. Schaeffer and Stempel advised Mr. McGraner that, in view of Highland’s equity investment in RAIT, the RAIT Board was amenable to having a discussion with Highland regarding RAIT’s current strategic initiatives for enhancing shareholder value if Highland was willing to sign a non-disclosure agreement that included a 24-month standstill provision.

•

On September 12, 2016, Mr. McGraner telephoned Mr. Schaeffer to inform him that Highland was not willing to sign a non-disclosure agreement and that, while Highland would suspend sending further correspondence to RAIT, as a large shareholder, Highland would continue to monitor RAIT’s results.

•	On September 19, 2016, Mr. Schaeffer reported to the RAIT Board on his telephonic conference with Mr. McGraner held on September 12, 2016.
•

On September 27, 2016, RAIT entered into a definitive agreement to sell its subsidiary, Independence Realty Advisors, LLC, the external advisor of Independence Realty Trust, Inc. (“IRT”), in a transaction to facilitate the ability of IRT to internalize its management and property management functions (the “IRT Management Internalization”). RAIT also announced on such date that, effective upon the closing of the IRT Management Internalization, Scott Davidson, who was then serving as RAIT’s President, would become the Chief Executive Officer of RAIT and would be appointed to the RAIT Board, and Mr. Schaeffer would become the full time Chairman and Chief Executive Officer of IRT.

•

On October 7, 2016, Highland and its affiliates filed an initial Schedule 13D with the SEC regarding their beneficial ownership of RAIT’s common stock (the “Highland Schedule 13D”) and disclosed that, as of October 6, 2016, Highland and its affiliates had invested approximately $17.6 million (inclusive of brokerage commissions) in the securities of RAIT and beneficially owned 5,807,747 shares of RAIT’s common stock or approximately 6.3% of RAIT’s outstanding common stock.

•

On October 13, 2016, Mr. McGraner emailed Mr. Stempel requesting the opportunity to speak with Mr. Stempel regarding the IRT Management Internalization, RAIT’s go-forward business plan and Highland’s ideas of how it believed it could help RAIT enhance shareholder value.

•

Effective October 18, 2016, the RAIT Board separated the roles of Chairman of the Board and Chief Executive Officer, both previously held by Mr. Schaeffer, and elected Michael J. Malter to succeed Mr. Schaeffer as Chairman.

•	On October 25, 2016, Mr. McGraner emailed Mr. Malter, noting that he was reaching out to Mr. Malter as RAIT’s new Chairman of the Board and requesting Mr. Malter’s availability for a call with him.
•

On October 27, 2016, Mr. Malter emailed Mr. McGraner and indicated that, as RAIT’s earnings call was the following week and that RAIT is currently in a black-out period, it is best that RAIT defer connecting with Highland until after the earnings call and requested some dates and times when Mr. McGraner was available.

•	On October 28, 2016, Mr. McGraner emailed Mr. Malter and proposed some dates and times that he was available to connect with Mr. Malter.
•

On November 3, 2016, Mr. Malter emailed Mr. McGraner and indicated that he was eager to speak with Mr. McGraner and learn more about Highland’s thoughts and views on RAIT and proposed having a call on November 8, 2016.

•

On November 8, 2016, Mr. McGraner and Mr. Malter had a telephone call in which they discussed various matters relating to RAIT’s business. In a follow-up email later that day, Mr. Malter indicated to Mr. McGraner that he intended to relay to the other members of the RAIT Board the dialogue that he had with Mr. McGraner.

•

On November 10, 2016, Highland filed Amendment No. 1 to the Highland Schedule 13D with the SEC and publicly disclosed in that filing a letter that NexPoint sent to the RAIT Board dated November 10, 2016 which letter discussed Highland’s unsolicited and nonbinding proposal that RAIT pursue an externalization of management transaction with NexPoint and enter into an advisory agreement with NexPoint.

•

On November 11, 2016, RAIT issued a press release commenting on Amendment No. 1 to the Highland Schedule 13D that had been filed with the SEC on November 10, 2016 by Highland.  In that press release, RAIT discussed the various actions it had taken to facilitate the ability of RAIT to transition to a more focused and simpler business model, deleverage and generate enhanced returns for its shareholders, including the IRT Management Internalization.

•

On December 5, 2016, Highland filed Amendment No. 2 to the Highland Schedule 13D and issued a letter to the RAIT Board dated December 5, 2016 which letter included, among other things, further discussion of Highland’s unsolicited and nonbinding externalization of management transaction proposal.

•	On December 8, 2016, Mr. Malter, on behalf of the RAIT Board, responded in writing to Highland’s December 5, 2016 letter to the RAIT Board.
•	On December 14, 2016, Mr. McGraner, on behalf of Highland, responded in writing to Mr. Malter’s December 8, 2016 letter to Highland.
•

On December 15, 2016, RAIT received a Rule 14a-8 shareholder proposal from Edward S. Friedman, a RAIT shareholder, which proposal purported to direct the RAIT Board to externalize RAIT’s management and cause RAIT to enter into an advisory agreement with an external advisor (the “Rule 14a-8 Externalization of Management  Proposal”).

•

On December 15, 2016, Mr. Malter, on behalf of the RAIT Board,  emailed Mr. McGraner responding to Mr. McGraner’s December 14, 2016 email to Mr. Malter.  In such email, Mr. Malter proposed an in-person meeting to be attended by Mr. McGraner and any other Highland representatives that Mr. McGraner wanted to invite, Mr. Malter and Scott Davidson.

•	On December 20, 2016, the IRT Management Internalization closed and Mr. Davidson became the Chief Executive Officer of RAIT and a member of the RAIT Board.

•

On December 22, 2016, Highland filed Amendment No. 3 to its Schedule 13D indicating, among other things, that a Highland affiliate had entered into an indemnity letter with Mr. Friedman in which the Highland affiliate agreed to indemnify Mr. Friedman in connection with any litigation relating to the Rule 14a-8 Externalization of Management Proposal.

•

On December 22, 2016, Mr. McGraner, on behalf of Highland, emailed Mr. Malter responding to Mr. Malter’s December 15, 2016 email to Mr. McGraner indicating, among other things, that he could meet with Messrs. Malter and Davidson on January 18, 2017.

•

On January 18, 2017, Messrs. Malter and Davidson met in-person with Mr. McGraner in New York, New York. Over the course of the meeting, the parties discussed, among other things, Highland’s unsolicited and nonbinding proposal for NexPoint to externalize the management of RAIT and serve as RAIT’s external advisor pursuant to an advisory agreement as well as certain background information about Highland and NexPoint. Messrs. Malter and Davidson presented Mr. McGraner with numerous questions about NexPoint’s proposal, many of which Mr. McGraner indicated he was not prepared to address at that time.

•	On January 20, 2017, Mr. McGraner, on behalf of Highland, emailed Mr. Malter and requested a private, follow-up telephonic discussion with Mr. Malter.
•

On January 24, 2017, RAIT submitted to the Staff of the SEC’s Division of Corporation Finance a no-action request letter (the “No-Action Request Letter”) seeking to exclude the Rule 14a-8 Externalization of Management Proposal submitted by Mr. Friedman on December 15, 2016 from the proxy statement for RAIT’s 2017 Annual Meeting.

•

On January 27, 2017, Mr. Malter spoke via telephone with Mr. McGraner.  Mr. McGraner indicated that Highland was willing to provide RAIT with more details regarding its unsolicited and nonbinding externalization of management transaction proposal.

•

On February 8, 2017, Highland filed Amendment No. 4 to the Highland Schedule 13D disclosing that on February 8, 2017, NexPoint sent a slide deck presentation to the RAIT Board discussing the unsolicited and nonbinding externalization of management transaction that Highland had proposed RAIT pursue with NexPoint. The slide deck presentation was publicly filed as an exhibit to Amendment No. 4 to the Highland Schedule 13D.  In Amendment No. 4 to the Highland Schedule 13D, Highland reported that it beneficially owned 5,479,277 shares of RAIT’s common stock or approximately 5.9% of RAIT’s outstanding common stock. Due to Highland’s sales of RAIT common stock, Highland’s beneficial ownership of RAIT common stock was 328,470 shares less than the number of shares of RAIT common stock reported in the initial Highland Schedule 13D filed on October 7, 2016.

•

On February 10, 2017, Mr. Malter, on behalf of the RAIT Board, sent a letter to Highland. In his letter, Mr. Malter indicated that, despite RAIT’s concerns with Highland’s past actions, RAIT remained open to learning more about Highland’s externalization of management proposal and providing Highland with a further opportunity to provide RAIT with more details regarding the proposal and to address the questions and concerns that RAIT has.

•

On February 10, 2017, Highland responded to RAIT’s February 10, 2017 letter and invited key RAIT personnel to Highland’s offices in Dallas, Texas for a day of meetings and presentations to further discuss Highland’s unsolicited and nonbinding externalization of management proposal.

•

On February 14, 2017, Mr. Malter, on behalf of the RAIT Board, sent a letter to Mr. McGraner responding to Mr. McGraner’s February 10, 2017 letter and indicating that Highland would need to provide RAIT with additional information if the RAIT Board was going to be in a position to thoughtfully consider Highland’s proposal.  Mr. Malter also noted that RAIT had asked its financial advisors at UBS Investment Bank to contact Mr. McGraner and provide Mr. McGraner with a list of the information they would be requesting from Highland, on behalf of RAIT, to further review Highland’s externalization of management proposal.

•

On February 15, 2017, Thomas D. Wren, a former banking executive and federal banking regulator with substantial financial, regulatory, capital markets and mortgage REIT expertise, was appointed to the RAIT Board as a new independent trustee. Mr. Wren was the third new Trustee to join the nine (9) member RAIT Board since November 2015.

•	On February 17, 2017, RAIT’s financial advisor, UBS Investment Bank, requested further information from Highland relating to Highland’s externalization of management proposal.
•

On February 21, 2017, Paul W. Kopsky, Jr., an accomplished executive with extensive financial and operational leadership expertise across a diverse range of industries, became RAIT’s new Chief Financial Officer and Treasurer.

•

On February 23, 2017, a Highland affiliate submitted the Highland Purported Nominating Notice to RAIT regarding its intention to nominate five (5) candidates, James D. Dondero, Mr. McGraner, Nancy Jo Kuenstner, John M. Pons, and Andrew C. Richardson, to stand for election to RAIT’s nine (9) member Board of Trustees at RAIT’s 2017 Annual Meeting and, thereby, seek to replace more than a majority of the members of the RAIT Board.

•

On February 24, 2017, Highland filed Amendment No. 5 to the Highland Schedule 13D indicating that it owned 5.9% of RAIT’s common stock, disclosing that it submitted to RAIT the Highland Purported Nominating Notice and adding Mr. Friedman, Ms. Kuenstner, Mr. Pons, and Mr. Richardson as parties to the Highland Schedule 13D.

•	On February 24, 2017, RAIT issued a press release confirming that it had received the Highland Purported Nominating Notice.
•	On February 27, 2017, Highland provided UBS Investment Bank with responses to some of the information requests made by UBS Investment Bank on February 17, 2017.
•

On February 28, 2017, RAIT’s Corporate Secretary sent Highland a letter acknowledging that RAIT had received the Highland Purported Nominating Notice and that RAIT was in the process of reviewing the Highland Purported Nominating Notice, in consultation with its advisors, to assess whether it was in compliance with the Bylaws and, accordingly, was unable to confirm that the Highland Purported Nominating Notice, as submitted, was in compliance with the Bylaws.

•

On March 8, 2017, representatives of UBS Investment Bank had a call with Highland to discuss Highland’s responses to some of the information requests and to request further clarification on a number of items.

•

On March 10, 2017, the SEC’s Division of Corporation Finance issued a letter to RAIT indicating that the SEC Staff would not recommend enforcement action to the SEC if RAIT omits the Rule 14a-8 Externalization of Management Proposal from its proxy materials in reliance on Rule 14a-8(b).

•

On March 22, 2017, the RAIT Board’s Nominating and Governance Committee held a meeting to consider, with the assistance of its legal advisors, whether the Highland Purported Nominating Notice, as submitted, was in compliance with the Bylaws. At this meeting, RAIT Board’s Nominating and Governance Committee made no final decision with respect to whether the Highland Purported Nominating Notice, as submitted, was in compliance with the Bylaws but authorized RAIT’s Corporate Secretary to communicate to Highland the concerns of the RAIT Board’s Nominating and Governance Committee with the multiple provisions of the Bylaws that RAIT believed Highland failed to comply with when it submitted the Highland Purported Nominating Notice and request that Highland provide RAIT with additional information addressing RAIT’s concerns.

•

On March 24, 2017, RAIT’s Corporate Secretary communicated to Highland in writing that, while neither the Nominating and Governance Committee nor the RAIT Board had made a final decision with respect to whether the Highland Purported Nominating Notice, as submitted, was in compliance with the Bylaws, the Nominating and Governance Committee believed that the Highland Purported Nominating Notice did not comply with the Bylaws, and that, accordingly, Highland had not submitted to RAIT a timely and proper advance notice of nomination in compliance with the Bylaws.  In the March 24, 2017 letter, RAIT detailed at length its concerns with the multiple provisions of the Bylaws that RAIT believed Highland failed to comply with when it submitted the Highland Purported Nominating Notice and requested that Highland provide RAIT with additional information addressing RAIT’s concerns.

•

On March 30, 2017, Mr. McGraner sent an email to a representative of UBS Investment Bank inquiring as to the status of RAIT’s review of Highland’s unsolicited and nonbinding externalization of management transaction proposal.

•

On April 4, 2017, Highland responded to RAIT’s March 24, 2017 letter regarding the Highland Purported Nominating Notice, but failed to address any of RAIT’s concerns with respect to the Highland Purported Nominating Notice’s deficiencies, failed to provide any of the information that RAIT requested in the March 24, 2017 letter regarding the Highland Purported Nominating Notice and failed to provide any new or additional information, facts or materials.

•

On April 4, 2017, UBS Investment Bank sent a letter to Highland requesting further information from Highland, including information that was previously requested by UBS Investment Bank on February 17, 2017 but which Highland had failed to make available to UBS Investment Bank.

•

On April 7, 2017, the RAIT Board’s Nominating and Governance Committee held a meeting to further consider, in consultation with its legal advisors, whether the Highland Purported Nominating Notice, as submitted, was in compliance with the Bylaws and, at this meeting, determined that the Highland Purported Nominating Notice did not comply with the Bylaws and that, accordingly, Highland had not submitted to RAIT a timely and proper advance notice of nomination in compliance with the Bylaws. The RAIT Board’s Nominating and Governance Committee further recommended that the RAIT Board accept its determination with respect to the Highland Purported Nominating Notice.

•

On April 7, 2017, Mr. McGraner, on behalf of Highland, responded to the follow-up information request received from UBS Investment Bank on April 4, 2017. Based on Highland’s response, it was RAIT’s belief that Highland had chosen not to be fully responsive to UBS Investment Bank’s information request.

•

On April 19, 2017, the RAIT Board held a meeting to consider, in consultation with its financial and legal advisors, Highland’s unsolicited and non-binding externalization of management transaction proposal and, at this meeting, the RAIT Board unanimously determined that pursuing Highland’s proposal was not in the best interests of RAIT’s shareholders.

•

On April 20, 2017, RAIT issued a press release announcing that the RAIT Board, consistent with its fiduciary duties, and in consultation with its financial and legal advisors, had carefully reviewed Highland’s unsolicited and non-binding externalization of management transaction proposal and unanimously determined that pursuing it was not in the best interests of RAIT’s shareholders.

•

On April 21, 2017, the RAIT Board held a meeting to consider the determination of the RAIT Board’s Nominating and Governance Committee that the Highland Purported Nominating Notice did not comply with the Bylaws and, at this meeting, the RAIT Board, acting upon the recommendation of the Nominating and Governance Committee, unanimously determined, in consultation with its legal advisors, that the Highland Purported Nominating Notice did not comply with the Bylaws and that, accordingly, Highland had not submitted to RAIT a timely and proper advance notice of nomination in compliance with the Bylaws.

•

On April 21, 2017, RAIT’s Corporate Secretary sent Highland a letter, which RAIT publicly filed as an exhibit to a Current Report on Form 8-K that it filed on the same date, indicating that on April 21, 2017, the RAIT Board, acting upon the recommendation of the RAIT Board’s Nominating and Governance Committee, determined that the Highland Purported Nominating Notice did not comply with the Bylaws and that, accordingly, Highland had not submitted to RAIT a timely and proper advance notice of nomination in compliance with the Bylaws. The letter also indicated that, given the RAIT Board’s determination with respect to the Highland Purported Nominating Notice, if Highland attempted to nominate its purported proposed candidates for election to the RAIT Board at the 2017 Annual Meeting, then, pursuant to the Bylaws, such purported proposed nominees would be disregarded and any ballots cast for such purported proposed nominees would be void.

•	On April 28, 2017, RAIT filed this preliminary proxy statement with the SEC.

 OUR BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM THE HIGHLAND GROUP, EVEN AS A PROTEST VOTE AGAINST THE HIGHLAND GROUP OR ANY OF THE HIGHLAND GROUP’S PURPORTED TRUSTEE CANDIDATES, AS DOING SO WILL INVALIDATE ANY PRIOR VOTE YOU SUBMITTED ON THE WHITE PROXY CARD IN SUPPORT OF RAIT’S TRUSTEE NOMINEES.

PROPOSAL 1. ELECTION OF TRUSTEES

Trustees

Our by-laws provide that the number of Trustees shall be fixed by resolution of the Board, provided that there shall be a minimum of three and a maximum of nine Trustees. The Board has fixed the number of Trustees at nine. All Trustees are elected for a term of one year or until their successors are duly elected and qualified. The Board, upon the recommendation of its Nominating Committee, has nominated Michael J. Malter, Andrew Batinovich, Scott L.N. Davidson, Frank A. Farnesi, S. Kristin Kim, Jon C. Sarkisian, Andrew M. Silberstein, Murray Stempel, III and Thomas D. Wren for election at the annual meeting for a term to expire at the 2018 annual meeting or until their successors are elected or appointed.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

The nominees recommended by the Board of Trustees have consented to serving as nominees for election to the Board, to being named in this proxy statement and to serving as members of the Board if elected by RAIT’s shareholders. As of the date of this proxy statement, RAIT has no reason to believe that any nominee will be unable or unwilling to serve if elected as a Trustee. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board upon the recommendation of its Nominating and Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If any substitute nominees are so designated, RAIT will file an amended proxy statement or additional soliciting material that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement or additional soliciting material and to serve as Trustees if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

As noted above, Highland Fund, an affiliate of Highland, purported to notify RAIT that it intends to nominate five candidates for election to our Board at the Annual Meeting, which, if elected, would represent more than a majority of the members of our Board. According to the Schedule 13D filed with the SEC by Highland and its affiliates on February 24, 2017, Highland and its affiliates beneficially own approximately 5.9% of our outstanding Common Shares. On February 23, 2017, Highland and its affiliates filed with the SEC soliciting material under Rule 14a-12 of the Exchange Act confirming their intention to file a preliminary proxy statement and an accompanying proxy card with the SEC to solicit votes for the election of its purported slate of five Trustee nominees to our Board at the Annual Meeting. We do not endorse the election of any of Highland’s purported candidates as Trustees.

On April 21, 2017, the RAIT Board held a meeting to consider the determination of the RAIT Board’s Nominating and Governance Committee that the Highland Purported Nominating Notice did not comply with the Bylaws and, at this meeting, the RAIT Board, acting upon the recommendation of the Nominating and Governance Committee, unanimously determined, in consultation with its legal advisors, that the Highland Purported Nominating Notice did not comply with the Bylaws and that, accordingly, Highland had not submitted to RAIT a timely and proper advance notice of nomination in compliance with the Bylaws. On April 21, 2017, RAIT’s Corporate Secretary sent Highland a letter, which RAIT publicly filed as an exhibit to a Current Report on Form 8-K that it filed on the same date, indicating that on April 21, 2017, the RAIT Board, acting upon the recommendation of the RAIT Board’s Nominating and Governance Committee, determined that the Highland Purported Nominating Notice did not comply with the Bylaws and that, accordingly, Highland had not submitted to RAIT a timely and proper advance notice of nomination in compliance with the Bylaws. The letter also indicated that, given the RAIT Board’s determination with respect to the Highland Purported Nominating Notice, if Highland attempted to nominate its purported proposed candidates for election to the RAIT Board at the 2017 Annual Meeting, then, pursuant to the Bylaws, such purported proposed nominees would be disregarded and any ballots cast for such purported proposed nominees would be void.

Notwithstanding the RAIT’s Board’s determination that the Highland Purported Nominating Notice does not comply with the Bylaws and that, accordingly, Highland has not submitted to RAIT a timely and proper advance notice of nomination in compliance with the Bylaws, you may receive proxy solicitation materials from Highland or other persons or entities affiliated with the Highland Group, including an opposition proxy statement and proxy card.

As discussed above, in a contested solicitation, the affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of Common Shares, voting in person or by proxy, at the Annual Meeting is required to elect each nominee as a Trustee. Accordingly, assuming that the Annual Meeting is contested, the nine nominees receiving the highest number of “FOR” votes will be elected. A withhold vote for a Trustee nominee and broker non-votes, if any, will be counted as present for purposes of determining the presence of a quorum at the meeting but will not be counted as a vote cast. Banks, brokers and other nominees holding shares in “street name” are not entitled to vote on the proposal unless instructed by the beneficial owner.

Our Board does not endorse any of the Highland Group’s purported nominees and urges you NOT to sign or return any [COLOR] proxy card that may be sent to you by the Highland Group. Voting to “WITHHOLD” with respect to any of the Highland Group’s purported Trustee candidates on its proxy card is not the same as voting for RAIT’s nominees because a vote to “WITHHOLD” with respect to any of the Highland Group’s nominees on its proxy card will revoke any WHITE proxy you previously submitted. If you have already voted using the Highland Group’s [COLOR] proxy card, you have every right to change your vote by using the WHITE proxy card or by voting over the Internet, by telephone or in person at the Annual Meeting. Only the latest dated, valid proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King toll free at 800-431-9643.

The enclosed WHITE proxy card will not be voted for more than nine candidates or for anyone other than the Board’s nominees or designated substitutes. Unless otherwise instructed, the persons named in the enclosed proxy will vote to elect Michael J. Malter, Andrew Batinovich, Scott L.N. Davidson, Frank A. Farnesi, S. Kristin Kim, Jon C. Sarkisian, Andrew M. Silberstein, Murray Stempel, III and Thomas D. Wren to the Board, unless, by marking the appropriate space on the WHITE proxy card, the shareholder instructs that he, she or it withholds authority from the proxy holder to vote with respect to a specified candidate(s).

2017 RAIT Governance Highlights

Changes in RAIT Leadership and Board

As discussed in the Annual Report and in “Compensation Discussion and Analysis” below, during 2016, we began a strategic transition to concentrate primarily on our commercial real estate (“CRE”) lending business.  A key accomplishment in 2016 towards implementing our strategic transition was our sale of our investment in our former subsidiary, Independence Realty Trust, Inc. (“IRT”), and our multifamily property business to IRT in connection with the internalization of management and separation from RAIT of IRT which is described in the Annual Report.  We sold the external advisor of IRT and our multifamily property management business to IRT for $43.0 million in aggregate gross proceeds and sold our IRT stock ownership position to IRT generating $62.2 million in aggregate gross proceeds.  We refer to the transactions comprising this internalization and separation as the “IRT Management Internalization.”  As part of that transition, RAIT implemented the following changes:

•

RAIT announced a new Board leadership structure and executive management changes to oversee and execute RAIT’s strategy and its transition to a more streamlined lending-focused, cost efficient and lower leveraged business model.  See “Compensation Discussion and Analysis-2016 RAIT Performance” below.

•	On October 24, 2016, RAIT announced that Michael J. Malter, who joined RAIT’s Board in November 2015, was elected by the Board to serve as its Independent Chairman.
•	Effective December 20, 2016, Scott Davidson, RAIT’s President and the former head of its lending business, was named RAIT’s Chief Executive Officer and, concurrently, was appointed to the Board.
•

On February 15, 2017, RAIT announced that Thomas D. Wren, a former banking executive and federal banking regulator, had joined the Board as a new independent trustee with substantial financial, regulatory, capital markets and mortgage REIT expertise, the third new Trustee to join RAIT’s nine-person Board since November 2015.

•

On February 21, 2017, RAIT announced that Paul W. Kopsky, Jr., an accomplished executive with extensive financial and operational leadership expertise across a diverse range of industries, was named to succeed James J. Sebra as RAIT’s Chief Financial Officer and Treasurer.

We believe that effective trust governance is critical to our ability to create long term value for our shareholders. The following highlights certain key aspects of our trust governance framework:

Ö  We Have An independent Board. Seven of our nine Trustee nominees are independent.

Ö  We Value Board Refreshment.  Three of our nine Trustee nominees have joined the Board since November 2015.

Ö  We Have an Independent Board Chairman. In October 2016, Michael J. Malter, who joined RAIT’s Board in November 2015, was elected by the Board to serve as its Independent Chairman.

Ö    Our Independent and Non-Management Trustees Meet Without Management.  Our independent and non-management Trustees hold regular executive sessions without management present.

Ö  We Seek Alignment with Our Shareholders. We require both our named executive officers and our Trustees to maintain a meaningful ownership stake at levels specified in our stock ownership guidelines.

Ö  Our Key Board Committees Are Fully Independent. We have fully independent Audit, Compensation, Nominating and Governance and Risk Management Committees.

Ö  We Measure Board Performance.  We conduct annual evaluations of our Board and Committees.

Ö  We have implemented Majority Voting for our Trustees in Uncontested Elections.  Our Bylaws provide that if, in an uncontested election, a nominee for election as a Trustee receives a greater number of “withhold”, “against” or “no” votes for his or her election than votes “for” such election, then that Trustee, must tender an offer of his or her resignation to the Board.

Ö We Do Not Have a Staggered Board. We hold annual elections for our Trustees.	Ö We Value Shareholder Input. We conduct regular and active shareholder engagement.

The Board believes that its Trustee nominees bring relevant skills, experience and expertise to the Board as a result of their other business activities and associations.

Core Qualifications and Experiences All of our Trustee Nominees Possess	Diversity of Skills and Experiences Represented on our Board

✓      Integrity

✓      Business judgment

✓      Commitment

✓      Demonstrated management ability

✓      Extensive experience in the public, private              and/or not-for-profit sectors

✓      Leadership and expertise in their respective fields

✓      Financial literacy

	✓ Financial industry ✓ Complex regulated industries ✓ Risk management ✓ Reputational considerations ✓ Governance ✓ Accounting & preparation of financial statements ✓ Compliance ✓ In-market experience	✓ Business ethics ✓ Strategy, creation and execution ✓ Operations ✓ Commercial Mortgage Expertise ✓ Knowledge of growth markets ✓ Credit evaluation

Information is set forth below regarding the principal occupation of each nominee.

Names of Trustees, Principal Occupations and Other Information

Michael J. Malter, age 59, has served as chairman of the Board of Trustees of RAIT since October 2016 and as a Trustee of RAIT since November 2015. He is a retired investment banker having served in a variety of senior management positions at JPMorgan Chase & Co., or JPM, a financial services firm, and its predecessor firms from 1988 until 2005. He retired as the Co-Head of the Global Financial Institutions Group of JPM in 2005. From 2003 to 2005, he was responsible for oversight of JPM’s banking and investment banking activities with banks and other financial institutions; oversaw mergers and acquisitions assignments, strategic advisory work, capital raising, hedging and derivatives assignments and lending; and was a member of the management committee of JPM’s investment banking division. From 2001 to 2003, he was responsible for JPM’s structured finance businesses in North America and the investment grade capital markets and origination business and was a member of the management committee of the North American Credit Markets Division. In the period from 1988 to 2001, he held a series of management positions with JPM’s predecessors responsible for commercial mortgage loan origination, securitization and trading, asset-backed securities and conduit lending. Mr. Malter currently serves as a director or member of the advisory committee of four investment vehicles that each use Varadero Capital, L.P., an SEC registered investment adviser, as their respective investment manager. Several of these investment vehicles use strategies that focus primarily on investing in asset-backed securities, including investment- and non-investment-grade residential and commercial mortgage-backed securities and collateralized debt obligations.

Andrew Batinovich, age 58, has served as a Trustee of RAIT since March 2013. Mr. Batinovich currently serves as President and Chief Executive Officer of Glenborough, LLC, a privately held full service real estate investment and management company focused on the acquisition, management and leasing of institutional quality commercial properties. Since August 2013, an affiliate of Glenborough, LLC has served as the advisor of Strategic Realty Trust, Inc., a public non-traded REIT that owns primarily grocery anchored shopping centers, and Mr. Batinovich has served as CEO and a director of Strategic Realty Trust. In 2010, Mr. Batinovich led a private investor group in acquiring Glenborough, LLC and related real estate assets that were originally part of Glenborough Realty Trust, a NYSE listed real estate investment trust, or REIT, which was sold to affiliates of Morgan Stanley in 2006. From December 2006 to October 2010, Mr. Batinovich served as President and Chief Executive Officer of Glenborough, LLC, a company formed by an affiliate of Morgan Stanley to acquire Glenborough Realty Trust. In connection with the 2006 transaction, Mr. Batinovich and the Glenborough Realty Trust senior management team were retained to operate the new private entity, and the team remains together in the newly re-acquired Glenborough, LLC. In 1996, Mr. Batinovich co-founded Glenborough Realty Trust and was President and Chief Executive Officer and a director at the time of the sale in 2006. Mr. Batinovich was appointed President of Glenborough Realty Trust in 1997 and Chief Executive Officer in 2003. He also served as Chief Operating Officer and Chief Financial Operator during his tenure at Glenborough Realty Trust. Prior to founding Glenborough Realty Trust, Mr. Batinovich served as Chief Operating Officer and Chief Financial Officer of Glenborough Corporation until 1996 when it was merged into Glenborough Realty Trust. Glenborough Corporation was a private real estate investment and management company that completed a number of private placements of office, industrial, residential and hotel properties. Prior to joining Glenborough Corporation in 1983, Mr. Batinovich was an officer of Security Pacific National Bank. Mr. Batinovich is a director of Sunstone Hotel Investors, Inc., a NYSE listed real estate investment trust focused on hotel properties. He also serves as a Trustee of the American University of Paris.

Scott L.N. Davidson, age 48, has served as RAIT’s chief executive officer since December 2016 and as RAIT’s president since January 2014 and served as a Managing Director of RAIT from April 2010 to January 2014. Prior to joining RAIT, Mr. Davidson served as a portfolio manager for Carlyle Blue Wave, an asset management firm, from January 2007 to June 2008. From September 2005 to November 2006, Mr. Davidson served as a portfolio manager for Amaranth LLC, an asset management firm. From 1993 to January 2005, Mr. Davidson served as Managing Director and Group Head at JPMorgan and its predecessors, where his responsibilities included running their commercial mortgage backed securities business, asset backed securities business and their respective risk and trading operations.

Frank A. Farnesi, age 70, has served as a Trustee of RAIT since December 2006 when he joined the Board in connection with our acquisition of Taberna Realty Finance Trust, or TRFT, in December 2006 (the “TRFT Acquisition”). He was a member of TRFT’s Board from April 2005 until the TRFT Acquisition in December 2006. He is a retired partner of the international accounting firm of KPMG LLP, where he worked from 1969 to 2001. Before retiring from KPMG, he was the Pennsylvania business unit partner in charge of tax. He also served as national partner in charge of tax compliance and worked with a wide variety of clients in the banking, real estate, technology and private equity fields. He currently serves as the non-executive chairman of the Board of directors of Beneficial Bancorp, Inc., a publicly held stock holding company for Beneficial Bank, a Pennsylvania chartered savings bank.  Mr. Farnesi is a Board Leadership Fellow of the National Association of Corporate Directors (NACD).  He also currently serves on the Board of Directors of the Faith in the Future Foundation, a not-for-profit organization.

S. Kristin Kim, age 54, has served as a Trustee of RAIT since October 2003. Ms. Kim is the founder of Sansori, which has provided innovative educational programs and offered strategic planning services for social ventures since 2009. Prior to Sansori, Ms. Kim was president of AllLearn, an online education venture among Oxford, Stanford, and Yale Universities from November 2002 until 2006, having joined AllLearn in January 2001 as its general counsel. From 1999 to 2001, Ms. Kim held several senior positions at Harvard University’s John F. Kennedy School of Government, including Director for New Initiatives. From 1989 to 1999, she was an attorney at the law firm of Simpson Thacher & Bartlett.

Jon C. Sarkisian, age 55, has served as a Trustee of RAIT since December 2011. Mr. Sarkisian has been an executive vice president of CBRE Group, Inc., or CBRE, a publicly traded commercial real estate services firm, since July 2003. Mr. Sarkisian joined CBRE when it acquired Insignia/ESG, or Insignia, a commercial real estate services firm, in July 2003. Mr. Sarkisian was an executive vice president at Insignia from June 1998 to July 2003. Mr. Sarkisian joined Insignia when it acquired Jackson-Cross Company, or Jackson-Cross, a commercial real estate services firm, in June 1998. Mr. Sarkisian was a senior vice president for Jackson-Cross from October 1988 to June 1998.

Andrew M. Silberstein, age 49, has served as a Trustee of RAIT since October 2012 when he was designated by ARS VI Investor I, LP (f/k/a ARS VI Investor I, LLC) (the “Investor”) to serve on our Board of Trustees pursuant to the securities purchase agreement, or the purchase agreement, dated as of October 1, 2012 among ourselves, designated subsidiaries of ours and the Investor. We refer to the transactions contemplated by the purchase agreement as the investor transactions. The investor is an affiliate of Almanac Realty Investors, LLC, or Almanac, a provider of capital to real estate companies. Mr. Silberstein is a partner of Almanac and joined the predecessor to Almanac, Rothschild Realty Managers, as a managing director in 2009. From 2004 to 2008, Mr. Silberstein served as the chief investment officer and chief operating officer for Stoltz Real Estate, a real estate company. Prior to that, Mr. Silberstein worked in real estate investment banking and private equity, first at Bear Stearns & Company from 1994 to 1998 as a vice president and then at Morgan Stanley from 1999 to 2004 as an executive director. Mr. Silberstein serves on boards of the following real estate companies: Westcore Properties, Westcore Properties II, Slate Asset Management and Claros REIT Holdings.

Murray Stempel, III, age 62, has served as a Trustee of RAIT since December 2006 and served as the Lead Trustee (defined below) of RAIT from January 2014 to October 2016.  Mr. Stempel joined the Board in connection with the TRFT Acquisition. He was a member of TRFT’s Board of Trustees from April 2005 until the TRFT Acquisition in December 2006. Mr. Stempel has served as a director of Royal Bancshares of Pennsylvania, Inc., or Royal Bancshares, a publicly traded bank holding company, since 2008, including service as the vice chairman of Royal Bancshares through 2012. From 2004 until 2008, he served as executive vice president and chief lending officer at Royal Bank America, a wholly-owned bank subsidiary of Royal Bancshares, responsible for the day-to-day management of the bank. From 2000 to 2004, he was a senior vice president at Royal Bank America.

Thomas D. Wren, age 65, has served as a Trustee of RAIT since February 2017.  Mr. Wren was a special advisor at Promontory Financial Group, a bank and financial services consulting firm, from March 2006 to October 2011.  Prior to that, Mr. Wren was group head and treasurer of MBNA Corporation, or MBNA, a publicly-held bank holding company, from July 1995 to January 2006. At MBNA, Mr. Wren was responsible for the daily management of the global money market and fixed income investment portfolios and the wholesale funding programs for the $140.0 billion total managed assets credit card bank. From May 1992 to June 1995, Mr. Wren served as executive vice president-chief investment and funding officer of Shawmut National Corporation, a publicly-held bank holding company. From June 1973 to April 1992, Mr. Wren served in numerous roles at the Office of the Comptroller of the Currency, or OCC, a federal banking regulatory agency, ending as manager large bank supervision in the OCC’s Washington D.C. office. Mr. Wren has served on the governing Boards of numerous financial institutions, including service as an independent director of each of ACM Financial Trust, Inc., a privately-held residential mortgage backed securities real estate investment trust, or REIT, since December 2005, and Hatteras Financial Corp., or Hatteras, a publicly-traded mortgage backed securities REIT, from November 2007 until Hatteras was acquired by Annaly Capital Management, Inc. in July 2016.

Our Nominating Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating Committee-recommended nominee. For a discussion of the methods the Nominating Committee uses for identifying and evaluating nominees for Trustee, see “Information Concerning Our Board of Trustees, Committees and Governance-Nominating and Governance Committee.” Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each person listed above should serve as a Trustee of RAIT:

Mr. Malter has significant investment banking and capital markets experience, including commercial real estate lending and financing, and has advised numerous public companies on matters of corporate finance, capital structure, and accessing public and private markets across the capital spectrum.

Mr. Davidson has served as an executive officer of RAIT since 2014 and currently serves as our CEO and President.  He has spent the past 25 years with RAIT and other businesses focused on investing in commercial real estate and securitized products, which gives him broad knowledge of, and experience addressing, the operational, financial and strategic issues and opportunities facing specialty finance companies like RAIT.

Mr. Batinovich has a significant real estate-related professional background and many years of real estate-related experience, including previously held senior-executive level positions, other public company Board experience, an extensive background and experience with REITs and in real estate and finance transactions.

Mr. Farnesi’s experience in leadership roles within KPMG, including his position as national partner in charge of tax compliance, and his years of experience providing advisory services to a wide variety of clients give him a significant financial, accounting and tax background.

Ms. Kim has significant experience founding, leading or having senior roles in organizations focused on leadership and education. She also has broad legal experience in the international capital markets.

Mr. Sarkisian has over 28 years’ experience in commercial real estate and plays a leading role in the Philadelphia region for a major commercial real estate company.

Mr. Silberstein has substantial experience in real estate and finance transactions. Mr. Silberstein was also designated by the Investor to serve on our Board of Trustees pursuant to the purchase agreement.

Mr. Stempel is a director, and previously served as a senior officer, of a publicly traded bank holding company with broad finance and operational experience, including real estate and real estate lending experience.

Mr. Wren has substantial senior leadership experience at large publicly-traded financial services companies and experience as a federal banking regulator, including extensive and relevant experience serving as an independent director at a publicly-traded mortgage-backed securities REIT.

Information Concerning Our Board of Trustees, Committees and Governance

Board Leadership Structure

Our Common Shares are listed on the NYSE under the symbol “RAS” and we are subject to the NYSE’s listing standards. We have adopted trust governance guidelines and charters for the audit, compensation and Nominating Committees of the Board intended to satisfy NYSE listing standards. On November 4, 2015, on the recommendation of the Nominating Committee, the Board amended its trust governance guidelines to establish a standing Risk Management Committee of the Board, or the Risk Management Committee, and adopted a charter for the Risk Management Committee. We have also adopted a code of business conduct and ethics (the “Code”) for our Trustees, officers and employees intended to satisfy NYSE listing standards and the definition of a “code of ethics” set forth in applicable SEC rules. Our trust governance guidelines, code and these charters are available on our website at http://www.rait.com.

Our trust governance guidelines provide that the Board has no policy in principle with respect to the separation of the offices of chairman and the chief executive officer and that this issue is part of the succession planning process within the scope of the Board’s authority to decide.  In 2016, the Board evaluated the Board’s leadership structure and executive management changes to oversee and execute RAIT’s strategy and its transition to a more streamlined lending-focused, cost efficient and lower leveraged business model described in the Annual Report.  In connection with the IRT Management Internalization, Scott F. Schaeffer resigned as our Chairman of the Board in October 2016 and as a Trustee serving on the Board and as our Chief Executive Officer (“CEO”) in December 2016 when the IRT Management Internalization was completed.  In October 2016, the Board determined to separate the offices of Chairman of the Board and CEO and elected Mr. Malter, who had served as an independent Trustee on the Board since November 2015, to serve as our independent Chairman of the Board.  In December 2016, the Board appointed Mr. Davidson to replace Mr. Schaeffer as CEO and elected Mr. Davidson to fill the vacancy on the Board caused by Mr. Schaeffer’s resignation when the IRT Management Internalization was completed. In connection with negotiations between RAIT and IRT regarding the IRT Management Internalization, the Board used a previously formed special committee (the “Special Committee”) comprised of three independent Trustees, Mr. Malter, as Chairman of the Special Committee, Mr. Farnesi and Mr. Sarkisian to, to represent RAIT’s interests.

The Board identified the following responsibilities of the Chairman of the Board when it appointed Mr. Malter to the office:  Board level responsibilities:

o	Organize and lead the Board.
o	Promote a defined “RAIT culture” at the Board level.
o	Review agenda of Board meetings to ensure all appropriate topics are covered.
o	Promote a learning environment by identifying and providing appropriate training at Board level.

•	Board Committee level responsibilities:
o

Attends the meetings of the following standing Committees of the Board: the Compensation Committee (the “Compensation Committee”), the Nominating Committee and the Risk Management Committee (the “Risk Management Committee”).  Attends meetings of the Audit Committee of the Board (the “Audit Committee”) when requested by the Audit Committee Chairman.

o	Works with Compensation Committee to determine executive officer compensation.
o	Participates with the Nominating Committee Chairman in evaluating performance of individual Trustees.
o	Reviews agendas of the standing Committees he attends to ensure appropriate topics are covered.

•	CEO level responsibilities
o	Guides CEO in determining strategy of RAIT:
▪	Reviews strategic plan and seeks to cause the Board to reach a consensus
o

With Nominating Committee Chairman and CEO, decides on skillsets needed for the Board, matches skillsets of current Trustees to those needed, makes changes as necessary and identifies and recruits new Trustees.

o	Assist CEO in describing RAIT’s vision to major shareholders.
o	Brief CEO on issues arising from Board executive sessions.
o	Serve as mentor to CEO.

•	Corporate Level Responsibilities
o	Work with Compensation Committee to review company-wide compensation.
o	Guide the Board in assessing performance versus strategy and circumstances.
o	Chair Annual Meetings of Shareholders and Board meetings.

RAIT’s Board has regularly reviewed and modified its Board governance to endeavor to maintain a structure that would best meet shareholders’ needs at the relevant time.  The Board believes that the trust governance guidelines provide it with appropriate flexibility to determine from time to time the leadership structure for RAIT that best enables it to pursue its business strategies and goals.  Since October 2016, the offices of Chairman of the Board and CEO have been separated with the Board led by an independent Chairman of the Board, Mr. Malter.  From December 2010 to October 2016, Mr. Schaeffer served as both Chairman of the Board and CEO. From December 2006 to December 2010, the offices were separated. Prior to December 2006, the offices were combined.  In January 2014, on the recommendation of our Nominating Committee, the Board modified its Board leadership structure by adopting a lead Trustee charter and (with Mr. Stempel abstaining) appointed Mr. Stempel to serve as the Lead Trustee of the Board (the “Lead Trustee”). The Board adopted a Lead Trustee charter which provides that if, at any time the Chairman of the Board is not an individual who is an independent Trustee serving on the Board within the meaning of the Trustee independence standards set forth in our trust governance guidelines, the Board considers it useful and appropriate to appoint an independent Trustee to have the responsibilities and authority set forth below and hold the title “Lead Trustee.” The Lead Trustee charter provides that the lead Trustee is appointed by and from the independent Trustees by vote of a majority of the independent Trustees for a term of one year and thereafter until the appointment of his or her successor or until such earlier time as the lead Trustee ceases to serve on the Board, resigns as lead Trustee, is no longer an independent Trustee or is replaced as lead Trustee by a majority of the independent Trustees or until such earlier time as the Board elects a Chairman that is an independent Trustee.   As a result, Mr. Stempel’s term as Lead Trustee ended upon the appointment of Mr. Malter as independent Chairman of the Board in October 2016 and there is currently no Lead Trustee.

At such times as there is a Lead Trustee, the specific responsibilities and authority of the Lead Trustee, when acting in such capacity principally include the following:

•	presides at all meetings of the Board at which the chairman is not present, including executive sessions of the independent Trustees and/or the non-management Trustees;
•	serves as liaison between the chairman and the independent Trustees and/or the non-management Trustees;
•	approves information sent to the Board;
•	approves meeting agendas for the Board;
•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent Trustees and/or the non-management Trustees;
•	if requested by major shareholders, ensures that he or she is available for consultation and direct communication; and
•	such other responsibilities and authority as may be granted to the lead Trustee by the Board at any time and from time to time.

As noted above, in 2016, the Board evaluated the Board’s leadership structure and executive management changes to oversee and execute changes in RAIT’s business strategy and its related transition.  The Board determined that having an independent Chairman of the Board was the best structure at this time to provide oversight.  In addition, in connection with Mr. Schaeffer’s resignation as Chairman of the Board and as CEO, the Board determined that the designation of an independent, non-executive Chairman is optimal for RAIT at the present time because it provides the Board with independent leadership and enhances the ability of Mr. Davidson, RAIT’s new CEO, to concentrate on RAIT’s implementation of its new strategy and business operations.

Our trust governance guidelines provide that, at all times, a majority of the Board must be comprised of persons who shall be independent within the meaning of RAIT’s Trustee independence standards, or the independence standards, set forth in our trust governance guidelines, which are available on our website at the address given above. Among the requirements in our independence standards is the requirement that the Trustee must meet all applicable requirements for independence under the listing standards of the primary exchange on which the Common Shares trade and that the Trustee must be an independent Trustee as that term is defined in our declaration of trust. The Board has determined that Mr. Malter, Mr. Batinovich, Mr. Farnesi, Ms. Kim, Mr. Sarkisian, Mr. Stempel and Mr. Wren each satisfy the independence standards, including the requirements for independence set out in Section 303A.02 of the rules of the NYSE, and that each of these Trustees has no material relationships with RAIT (other than being a Trustee and/or a shareholder of RAIT). Interested parties may communicate directly with the Chairman of the Board or with the non-employee or independent Trustees by sending their communications to our Secretary at RAIT’s address on the first page of this Proxy Statement. Shareholders may send communications to the Board by sending them to the Secretary as well. The Secretary will forward these communications to the Chairman of the Board, who will distribute them to the Board members to whom the communications are addressed.

As set forth in our trust governance guidelines and in accordance with NYSE listing standards, the non-employee Trustees meet in executive session quarterly without management and the independent Trustees meet in executive session at least annually. The Chairman of the Board, Mr. Malter, presides at these executive sessions.

The Board held a total of 16 meetings during 2016. The Board currently has a standing Audit Committee, Compensation Committee, Nominating Committee and Risk Management Committee. The Trustees who currently serve on these committees, the current chairman of these committees and the number of meetings these committees held during 2016 are set forth below and any changes in each committee’s chairman and membership since the beginning of 2016 are described in the footnotes to the chart below:

Board Member	Audit (1)	Compensation (2)	Nominating and Governance (3)	Risk Management (4)
Michael J.Malter		X		X
Andrew Batinovich	X	X
Edward S. Brown (5)
Scott L. N. Davidson (6)
Frank A. Farnesi	Chairman		X
S. Kristin Kim	X		X	Chairman
Jon C. Sarkisian		Chairman
Scott F. Schaeffer (6)
Andrew M. Silberstein
Murray Stempel, III			Chairman	X
Thomas D. Wren (7)
Meetings held in 2016	12	12	4	4

(1)

On January 1, 2016, the Audit Committee was comprised of Mr. Farnesi, as Chairman, Mr. Brown and Ms. Kim.  On December 1, 2016, the size of the Audit Committee was increased to four members and Mr. Batinovich was elected to fill the vacancy created by such increase.  On February 15, 2017, Mr. Brown resigned from the Board and as a member of all committees of the Board on which he served.

(2)

On January 1, 2016, the Compensation Committee was comprised of Mr. Brown, as Chairman, Mr. Batinovich, Mr. Sarkisian and Mr. Stempel.  On May 24, 2016, the Board accepted the offer of Mr. Stempel to cease serving on the Compensation Committee and appointed Mr. Malter to fill the vacancy on the Compensation Committee created by such action.  On December 1, 2016, the Board accepted the offer made by Mr. Brown, then the Chairman of the Compensation Committee, to resign as Chairman of the Compensation Committee while continuing to serve as a member of the Compensation Committee and elected Mr. Sarkisian to replace Mr. Brown as Chairman of the Compensation Committee. On February 15, 2017, Mr. Brown resigned from the Board and as a member of all committees of the Board on which he served.

(3)

On January 1, 2016, the Nominating Committee was comprised of Mr. Stempel, as Chairman, Ms. Kim and Mr. Sarkisian.  On December 1, 2016, the Board accepted the offer made by Mr. Sarkisian to resign from the Nominating and Governance Committee and elected Mr. Farnesi to replace Mr. Sarkisian as a member of the Nominating and Governance Committee.

(4)

On January 1, 2016, the Risk Management Committee was comprised of Ms. Kim, as Chairman, Mr. Farnesi and Mr. Stempel. On February 23, 2016, the Board increased the size of the Risk Management Committee to four and appointed Mr. Malter to serve on the Risk Management Committee.  On December 1, 2016, the Board accepted the offer made by Mr. Farnesi to resign from the Risk Management Committee.

(5)	On February 15, 2017, Mr. Brown resigned from the Board and as a member of all committees of the Board on which he served.

(6)

Effective October 18, 2016, Mr. Schaeffer resigned as Chairman of the Board while remaining a Trustee serving on the Board and the Board elected Mr. Malter as independent Chairman of the Board for a term ending at the quarterly Board meeting next following the anniversary of his appointment.  Upon the election of Mr. Malter as an independent Chairman of the Board, Mr. Stempel’s term as Lead Trustee ended.  Effective December 20, 2016, in connection with the IRT Management Internalization, Mr. Schaeffer resigned as CEO and as a Trustee serving on the Board and the Board appointed Mr. Davidson to replace Mr. Schaeffer as CEO and elected Mr. Davidson to fill the vacancy on the Board caused by Mr. Schaeffer’s resignation.

(7)	On February 15, 2017, the Board appointed Mr. Wren to serve as a trustee of RAIT. Mr. Wren filled the vacancy created on the Board as a result of Mr. Brown’s resignation.

During fiscal 2016, all incumbent Trustees attended at least 75% of the aggregate of:

•	the total number of meetings of the Board held during the period for which the Trustee had been a Trustee; and
•	the total number of meetings held by all committees of the Board on which the Trustee served during the periods that the Trustee served.

It is the policy of the Board that all Trustees attend the annual meeting of shareholders of RAIT, if practicable. All nine Trustees of RAIT serving at the time attended our 2016 annual meeting of shareholders.

Board Role in Risk Oversight

The Board oversees RAIT’s risk management process. At each regularly scheduled Board meeting, the Board receives reports related to risk management, including an update on credit risk and management’s risk mitigation efforts, where appropriate. These reports may come from management or from members of the Board committees described below on their activities. Risk management is a company-wide function that is responsible for an integrated effort to identify, assess and manage risks that may affect our ability to execute on our business strategy and fulfill our business objectives. The Board’s role is to oversee this function.

The Audit Committee enhances the Board’s oversight of risk management. The Audit Committee’s role is also one of oversight, recognizing that management is responsible for executing RAIT’s risk management policies. The Audit Committee’s responsibilities include discussing with management RAIT’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including RAIT’s risk assessment and risk management policies. The Audit Committee also discusses guidelines and policies to govern the process by which risk assessment and management is undertaken.

The Compensation Committee also enhances the Board’s oversight of risk management by considering the impact of RAIT’s compensation plans, and the incentives created by RAIT’s compensation plans, on RAIT’s risk profile. The CFO makes an annual presentation to the Compensation Committee regarding compensation risk.

The Risk Management Committee was appointed in November 2015 to further assist the Board and the Audit Committee in supervising the enterprise risk management activities of RAIT and its subsidiaries and advise the Board and the Audit Committee with respect to the enterprise risk management framework of RAIT. The Risk Management Committee’s function is one of oversight solely and its members do not provide any expert advice as to RAIT’s risk management. While the Risk Management Committee has these responsibilities, it is the job of RAIT’s chief executive officer and management to assess and manage RAIT’s exposure to risk. The charter for the Risk Management Committee provides that the Audit Committee retains any authority required under the requirements of the NYSE, including that the Audit Committee continues to review in a general manner the process by which risk assessment and management is undertaken and will take the primary role with respect to reviewing such process with respect to financial disclosure/accounting risk. The Risk Management Committee’s charter also provides that the Compensation Committee shall continue to take the primary role with respect to reviewing such process with respect to RAIT’s compensation policies and practices as they relate to RAIT’s risk management.

Audit Committee

The Audit Committee is appointed by the Board to assist Board oversight of:

•	the integrity of our financial statements,
•	our compliance with legal and regulatory requirements,
•	the independent registered public accounting firm’s qualifications and independence,
•	the performance of our internal audit function and of our independent registered public accounting firm, and
•	related party transactions (as defined in the trust governance guidelines).

For a discussion of the Audit Committee’s role in RAIT’s risk oversight, see “Board Role in Risk Oversight” above. For a discussion of the Audit Committee’s role serving as the conflicts committee in the oversight of related party transactions, see “Certain Relationships and Related Party Transactions” below. The Audit Committee also prepares the Audit Committee report required by the rules of the SEC to be included in our annual meeting proxy statement. The Audit Committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement.  The Audit Committee is comprised of Mr. Farnesi, as Chairman, Mr. Batinovich and Ms. Kim.  The Board has determined that Mr. Farnesi, Mr. Batinovich and Ms. Kim meet the independence standards, including the independence standards for Audit Committee members set forth in the listing standards of the NYSE and those set forth in Rule 10A-3(b)(1) of the Exchange Act and that Mr. Farnesi qualifies as an “audit committee financial expert” as that term is defined in applicable rules and regulations under the Exchange Act.

Audit Committee Report

In connection with the preparation and filing of RAIT Financial Trust’s (“RAIT”) annual report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”):

•	The Audit Committee of the Board of Trustees of RAIT (the “Audit Committee”), has reviewed and discussed the audited financial statements included in the annual report with RAIT’s management;
•

The Audit Committee has discussed with RAIT’s independent registered public accounting firm, KPMG LLP (“KPMG”) the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”);

•

The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG the independence of KPMG and satisfied itself as to KPMG’s independence; and

•	Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trustees of RAIT that the audited financial statements be included in the Annual Report.

The Audit Committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent RAIT specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Trustees:

Frank A. Farnesi, Chairman
Andrew Batinovich
S. Kristin Kim

Compensation Committee

The Compensation Committee is appointed by the Board and has direct responsibility for approving the compensation of our chief executive officer, our other executive officers and the non-employee Trustees of RAIT. The Compensation Committee also has direct responsibility for administering our equity-based compensation plans and reviewing any extraordinary compensatory payments to any of our employees. Pursuant to these responsibilities, in 2016, the Compensation Committee reviewed the compensation of four executive officers and grants to officers and other employees of equity compensation under the 2012 RAIT Financial Trust incentive award plan, or the incentive award plan. In addition, the chairman of the Compensation Committee reviewed grants to be proposed to the independent Compensation Committee of IRT to officers and other employees of equity compensation under IRT’s long term incentive plan. For a discussion of the Compensation Committee’s role in RAIT’s risk oversight, see “Board Role in Risk Oversight” above and “Compensation Discussion and Analysis-Implementing Our Objectives-Risk Management and RAIT’s Compensation Policies and Procedures” below

In 2016, our CEO set the compensation of anyone whose compensation was not set by the Compensation Committee based upon a discussion with the Compensation Committee of the amount of cash and equity awards that would constitute a pool for all employees and, if requested by the Compensation Committee, reported to the Compensation Committee on the basis for any unusually large individual compensation decision. Our Chief Financial Officer (“CFO”) included management’s estimate of bonus amounts in budgets for RAIT, and these estimates were reviewed by the CEO. These estimates of bonus amounts were necessary for budget purposes and therefore were established early in the year. In addition, with respect to officers whose compensation is set by the Compensation Committee, the committee determined the size of the bonus pool and the amount of the bonus it intended to give to the CEO in 2016. The CEO suggested bonus amounts to the Compensation Committee at year-end based on amounts then remaining in the bonus pool. Although these suggestions were advisory, they played a significant role in the Compensation Committee’s evaluation of individual performance. The Compensation Committee exercised final authority to determine all compensation decisions for which it was responsible, and was not restricted by these recommendations, estimates and suggestions. In 2016, the CEO and the other executive officers made recommendations to the Compensation Committee regarding the Compensation Committee’s implementation of short-term and long-term incentive compensation plans described below for three of RAIT’s executive officers, including proposing possible performance criteria. See “Compensation Discussion and Analysis.”

Under its charter, the Compensation Committee has authority to retain compensation consultants, outside counsel, and other advisors that the committee deems appropriate, in its sole discretion, to assist it in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants.

Since December 2014, the Compensation Committee has engaged FPL Associates L.P., or FPL, to serve as the Compensation Committee’s independent compensation consultant. FPL was engaged to assist the Compensation Committee to conduct market competitive compensation analysis across RAIT’s executive team in which the selection of peer group companies would be a key determinant, to review the structural design of RAIT’s existing compensation program relative to its peers and the broader public marketplace and recommend modifications and to recommend appropriate pay opportunities and mix among compensation elements for 2016. The Compensation Committee assessed the independence of FPL pursuant to the factors prescribed by the SEC and the NYSE and set forth in the Compensation Committee’s Charter and concluded that no conflict of interest existed in 2016 that would prevent FPL from serving as an independent consultant to the Compensation Committee. IRT’s Compensation Committee also engaged FPL as its compensation consultant in February 2016.

During 2016, the Compensation Committee engaged the law firm of Duane Morris LLP, or Duane Morris, to advise it regarding awards to be made under the incentive award plan. During 2017, the Compensation Committee engaged the law firm of Ballard Spahr LLP, or Ballard Spahr, to serve as its independent legal counsel. The Compensation Committee has reviewed disclosures provided by Duane Morris in 2016 and by Ballard Spahr in 2017 and the factors set forth in NYSE standards for Compensation Committee consultants mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and set forth in the Compensation Committee’s Charter. The Compensation Committee considered the attorneys at Duane Morris who previously represented the Compensation Committee to have been independent from our management and independent under these standards and considers the attorneys at Ballard Spahr who currently represent the Compensation Committee to be independent from our management and independent under these standards.

All of the members of the Compensation Committee have been determined by the Board to be independent under our independence standards, including applicable NYSE listing standards. The Compensation Committee is comprised of Mr. Sarkisian, as Chairman, Mr. Batinovich and Mr. Malter.

Nominating and Governance Committee

The Nominating Committee is appointed by the Board to:

•

assist the Board in maintaining an effective and knowledgeable Board, including by identifying individuals qualified to become Trustees and recommending to the Board the Trustee nominees for the next annual meeting of shareholders and the Trustees to be appointed to the Audit, Compensation, Nominating and Risk Committees, and

•	develop and recommend for the Board’s consideration governance guidelines for RAIT.

The Nominating Committee uses a variety of methods for identifying and evaluating nominees for Trustee. In recommending Trustee nominees to the Board, the Nominating Committee solicits candidate recommendations from its own members, other Trustees and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential Trustee nominees. The Nominating Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating Committee considers whether to fill those vacancies and, if applicable, considers various potential Trustee candidates. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. The Nominating Committee seeks to make its recommendations for Trustee nominees for each annual meeting to the Board at its first meeting held each year.

The Nominating Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating Committee-recommended nominee. The Nominating Committee seeks to ensure that the membership of the Board and each committee of the Board satisfies all relevant listing standard requirements of the NYSE and applicable laws and regulations and all requirements of our governance documents, as well as to provide Trustees who have a mixture of skills relevant to our business. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the Nominating Committee may look for in any particular Trustee nominee depends on the qualifications, qualities, experience and skills of the rest of the Trustees at the time of any vacancy on the Board. The Nominating Committee does not have a formal policy regarding the consideration of diversity in identifying Trustee nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a Trustee of RAIT as a result of their sex, race, religion, creed, sexual orientation or disability. Our trust governance guidelines provide that no Trustee may be nominated to a new term if he or she would be age 75 or older on the date of the election.

The Nominating Committee will consider candidates for nomination as a Trustee recommended by shareholders, Trustees, officers, third party search firms and other sources. In evaluating candidates, the Nominating Committee considers the attributes of the candidate and the needs of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating Committee will consider individuals recommended by shareholders for nomination as a Trustee in accordance with the procedures described under “Shareholder Proposals and Nominations.”

All of the members of the Nominating Committee have been determined by the Board to be independent under the independence standards, including applicable NYSE listing standards. The Nominating Committee is comprised of Mr. Stempel, as Chairman, Ms. Kim and Mr. Farnesi.

Risk Management Committee

The Risk Management Committee is appointed by the Board to assist the Board and the Audit Committee in supervising the enterprise risk management activities of RAIT and its subsidiaries and advise the Board and the Audit Committee with respect to the enterprise risk management framework of RAIT. The charter for the Risk Management Committee sets forth the following duties and responsibilities to serve as a guide with the understanding that the Risk Management Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions:

•

monitor enterprise-wide risk assessments and advise the Board and the Audit Committee regarding RAIT’s risk exposure, including strategic risk, investment risk, funding risk, operating risk, financial disclosure/accounting risk and regulatory compliance/legal risk.

•

oversee and direct, to the extent practicable, on an annual basis, (i) a review of the Code and other materials regarding RAIT’s compliance with applicable laws and regulations, or compliance materials, to determine whether the Code or the compliance materials require revision, (ii) a review of RAIT’s compliance with the Code and applicable laws and regulations, (iii) the submission to the Board of an oral and/or written report on the Code and compliance materials and any needed supplements or amendments thereto, and (iv) the submission to the Board of an oral and/or written report on RAIT’s compliance with the Code and applicable laws and regulations;

•	review benchmarks for and major financial risk exposures from such risks;
•	review, approve and monitor RAIT’s risk appetite and supporting risk tolerance levels and oversee management of significant and complex risks;
•

establish a methodology for evaluating risk and approve the form and content of the reports the Risk Management Committee receives from RAIT management and RAIT’s and the Risk Management Committee’s advisors, as part of the Risk Management Committee’s oversight, with a goal of enhancing transparency of the risk management oversight process;

•

evaluate, monitor and oversee the adequacy and effectiveness of RAIT’s risk management framework to ensure appropriate risk identification, measurement, aggregation and reporting and determine if there is a robust process in place for identifying, managing and monitoring critical risks and to enhance transparency of the oversight process;

•

review and discuss management’s assessment of asset quality and asset quality trends, credit quality administration and underwriting standards, and the effectiveness of portfolio credit risk management systems and processes to enable management to monitor and control risk;

•	engage management in ongoing risk management dialogue and provide timely input to executive management on critical risk issues;
•	review and monitor circumstances that potentially pose significant reputational risk to RAIT and oversee management’s identification of and responses to those matters;
•	review and approve the adequacy of significant insurance coverage for RAIT; and
•	perform such other duties and responsibilities as may be directed by the Board or required by applicable laws, rules or regulations.

For a discussion of the Risk Management Committee’s role in RAIT’s risk oversight, including a discussion of the allocation of risk management responsibilities among the Audit Committee, Compensation Committee and the Risk Management Committee, see “Board Role in Risk Oversight” above.

All of the members of the Risk Management Committee have been determined by the Board to be independent under the independence standards, including applicable NYSE listing standards. The Risk Management Committee is comprised of Ms. Kim, as Chairman, Mr. Malter and Mr. Stempel.

Risk Management Committee Report

The Risk Management Committee met quarterly to carry out the duties and responsibilities set forth in its charter. The Risk Management Committee and the management set objectives to review and monitor RAIT Financial Trust's (“RAIT”) enterprise risk management, or ERM, both from the systems perspective and cultural perspective. The committee also engaged an advisor and solicited its advice on improving the existing ERM framework for RAIT and its processes for identifying current and emerging risks. The Risk Management Committee oversaw management’s ERM which involved, among other activities, identifying current and emerging risks; assessing and prioritizing potential risks; linking migrating controls to the risks identified; developing methodologies, such as reports and metrics, with respect to significant risks identified; engaging in ongoing monitoring of the risks identified; and reviewing RAIT’s compliance with internal guidelines as well as laws and regulations. At each meeting, the committee reviewed reports provided by management which included, without limitation, a description of current significant risks identified by management and changes from prior reports, the identification of management primarily responsible to monitor each risk, the current status and trends relevant to each risk, risk mitigation activities and pending action items, issues or trends, risk metrics analysis, and sustaining an environment sensitive to and supportive of ERM. As part of its oversight of management, the Risk Management Committee made recommendations to management on the information provided in these reports.

This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent RAIT specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Risk Management Committee of the Board of Trustees: S. Kristin Kim, Chairman
Michael J. Malter

Murray Stempel, III

PROPOSAL 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Approval of KPMG

We are asking our shareholders to approve the selection of KPMG as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2017. Although approval is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for approval as a matter of good corporate practice. The Audit Committee and KPMG are party to an engagement letter providing for KPMG to continue to provide services subject to either party’s right to terminate the engagement and provides that KPMG’s fees to audit our financial statements for the fiscal year ending December 31, 2017 will be subject to negotiation and approval by the Audit Committee. If KPMG is not approved, the Audit Committee will consider whether it is appropriate to terminate KPMG’s engagement and select another independent registered public accounting firm. Even if KPMG is approved, the Audit Committee in its discretion may terminate KPMG’s engagement and select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of RAIT and our shareholders.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE SELECTION OF KPMG TO AUDIT THE FINANCIAL STATEMENTS OF RAIT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

We expect that representatives of KPMG will be present at the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The following table presents the aggregate fees billed by KPMG for each of the services listed below for each of our last two fiscal years.

	2016	2015
Audit Fees(1)	$1,605,000	$1,780,000
Audit-Related Fees(2)	164,450	310,050
Tax Fees(3)	278,000	250,000
All Other Fees(4)	-	-
Total (5)	$2,047,450	$2,340,050

(1)

Audit fees consist of the aggregate fees billed for professional services rendered by KPMG in connection with its audit of our consolidated financial statements, audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, and reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years. Audit fees for 2016 and 2015 include fees of $150,000 and $335,000, respectively, associated with the registration and/or issuance of our securities during those years.

(2)

Audit-related fees consisted of the aggregate fees billed for assurance and related services rendered by KPMG that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not disclosed under “Audit Fees” above. These services consisted primarily of carrying out securitization agreed upon procedures.

(3)

Tax fees consist of the aggregate fees billed for professional services rendered by KPMG for tax, compliance, tax advice, and planning.  Tax fees for 2016 include $135,000 associated with our separation from and the internalization of Independence Realty Trust, Inc.

(4)

All other fees would consist of the aggregate fees billed for products and services provided by KPMG other than the services described under audit fees, audit-related fees and tax fees; however, no such products and services were provided in the relevant periods.

(5)	The total for 2016 and 2015 exclude $739,336 and $887,500, respectively, of fees paid by Independence Realty Trust, Inc. to KPMG.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the Audit Committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. All of the audit and audit- related services described above were pre-approved by the Audit Committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule. The Audit Committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement.

PROPOSAL 3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
RAIT’S 2012 INCENTIVE AWARD PLAN

In April 2017, the Compensation Committee adopted, subject to shareholder approval at the annual meeting, an amendment and restatement of RAIT’s 2012 Incentive Award Plan that would include the following changes:

•	The name of the incentive award plan would be changed from the “RAIT Financial Trust 2012 Incentive Award Plan” to the “RAIT Financial Trust 2017 Incentive Award Plan.”
•

The total number of Common Shares authorized for issuance under the incentive award plan would be increased from 4,000,000 Common Shares (of which 130,548 Common Shares remain available for issuance) to [_________] Common Shares, an increase of [_________] Common Shares.

•	The term of the incentive award plan would be extended so that the incentive award plan would terminate on [Date], 2027, as opposed to May 22, 2022.
•

The definition of “Change of Control” for purposes of the incentive award plan would be amended to eliminate the discretion of the Compensation Committee to provide for alternative definitions of the term.

•	The individual award limits would be increased for each type of award granted under the plan.
•	The discretion of the Compensation Committee to allow option awards to be exercised before they would otherwise be exercisable would be eliminated.
•	The ability to reload option grants in the event that Common Shares are used to exercise such options would be eliminated.
•	Dividends on share awards and dividend equivalents would accrue but not be payable until such time as any restrictions applicable to such share award shall have lapsed.
•	The ability of the Compensation Committee to reprice options or SARs without shareholder approval in the event of an extraordinary transaction would be eliminated.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE INCENTIVE AWARD PLAN IN PROPOSAL 3.

Shareholder approval is being sought (i) so that the compensation attributable to grants under the incentive award plan (including cash awards) may qualify for the exemption from the $1 million deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), (see discussion of section 162(m) under the section entitled “Federal Income Tax Consequences” below), (ii) in order for incentive stock options to meet the requirements of section 422 of the IRC, and (iii) in order to meet the NYSE listing standards.

The material features of the incentive award plan, as proposed to be amended and restated, are summarized below. A copy of the full text of the incentive award plan, as proposed to be amended and restated, is attached to this Proxy Statement as Appendix B. This summary of the incentive award plan is not intended to be a complete description of the incentive award plan and is qualified in its entirety by the actual text of the incentive award plan in Appendix B.

The board has directed that the proposal to approve the amendment and restatement of the incentive award plan, which includes the increase in the number of Common Shares that may be issued under the incentive award plan, be submitted to RAIT’s shareholders for their approval at the annual meeting. The board and Compensation Committee believe that the approval of the proposed amendment and restatement of the incentive award plan by the shareholders will further RAIT’s ability to attract, retain and motivate top quality management, employees, non-employee trustees and consultants. The board and Compensation Committee believe RAIT’s compensation structure and overall compensation strategy, including the ability of RAIT’s employees, non-employee trustees and consultants to acquire or increase their equity stake in RAIT, are material to RAIT’s success, and the board and Compensation Committee have concluded that these would be enhanced by the proposed amendment and restatement of the incentive award plan. The board and Compensation Committee believe that the Common Shares remaining available for issuance under the incentive award plan are not sufficient to maintain an appropriate mix of equity-based incentives and that the Compensation Committee will need to consider alternative cash-settled instruments if this proposal is not approved by shareholders.

MATERIAL FEATURES OF THE PLAN

General. The proposed amendment and restatement of the incentive award plan would change the name of the incentive award plan from the “RAIT Financial Trust 2012 Incentive Award Plan” to the “RAIT Financial Trust 2017 Incentive Award Plan.” The incentive award plan currently provides for the grant of nonqualified options, incentive stock options, share appreciation rights, or SARs, units, share awards, dividend equivalents, cash awards and other share-based awards.

The proposed amendment and restatement of the incentive award plan would increase the total number of Common Shares authorized for issuance under the incentive award plan from 4,000,000 Common Shares (of which 130,548 Common Shares remain available for issuance) to [_________] Common Shares, an increase of [_________] Common Shares. This number is subject to adjustment in certain circumstances as described below. The Common Shares may be authorized but unissued Common Shares or reacquired Common Shares, including Common Shares purchased by RAIT on the open market for purposes of the incentive award plan. Grants paid in cash shall not count against the foregoing common share limit. Exercised SARs settled in whole or in part in Common Shares shall count against the foregoing common share limit only to the extent of the number of Common Shares issued upon the exercise of the SARs, not the number of SARs exercised.

For administrative purposes, when the Compensation Committee makes a grant payable in whole or in part in Common Shares, the Compensation Committee shall reserve Common Shares equal to the maximum number of Common Shares that may be payable under the grant. With respect to SARs, no reservation is required until the Compensation Committee determines to settle the SARs in whole or in part in Common Shares; and any such reservation may be limited to the number of Common Shares the Compensation Committee determines to be issuable upon any exercise of the SARs. Any reservation of Common Shares by the Compensation Committee may be adjusted by the Compensation Committee at any time and from time to time in its discretion. To the extent that any grants are paid in cash, and not in Common Shares, any Common Shares previously reserved for issuance or transfer pursuant to such grants will again be available for issuance or transfer under the incentive award plan. If and to the extent options or SARs granted under the incentive award plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any share awards, units, dividend equivalents or other share-based awards are forfeited or terminated, or otherwise not paid in full, or if the Compensation Committee otherwise reduces the number of Common Shares reserved for any grants, the Common Shares subject to such grants which have not been issued will again be available for purposes of the incentive award plan. Common shares surrendered in payment of the option price of an option or withheld for purposes of satisfying RAIT’s tax withholding obligations with respect to grants under the plan will be available for re-issuance or transfer under the plan.

The proposed amendment and restatement of the incentive award plan would increase the maximum aggregate number of Common Shares with respect to which all grants, other than dividend equivalents and cash awards, may be made under the incentive award plan to any individual during any calendar year from 1,000,000 Common Shares to [_________] Common Shares, subject to adjustment as described below. It would also increase the maximum aggregate number of Common Shares with respect to which all grants, other than options, SARs, dividend equivalents and cash awards, that may be made under the incentive award plan to any individual in any calendar year from 500,000 Common Shares to [_________] Common Shares, subject to adjustment as described below. As amended and restated, a grantee may not accrue dividend equivalents during any calendar year in excess of $[_________], an increase from $2,500,000 under the 2012 IAP. The maximum cash award that an employee may be paid under the amended and restated incentive award plan in any twelve month period is $[_________], an increase from $2,500,000 under the 2012 IAP. These individual limits apply without regard to whether the grants are to be paid in Common Shares or in cash. All cash payments (other than dividend equivalents and cash awards) will equal the fair market value of the Common Shares to which the cash payment relates.

The proposed amendment and restatement of the incentive award plan would extend the term of the incentive award plan so that the incentive award plan would terminate on [Date], 2027, as opposed to May 22, 2022. If approved by the shareholders, the incentive award plan, as amended and restated, will become effective on [Date], 2017.

Administration. The incentive award plan is administered and interpreted by the Compensation Committee. Ministerial functions relating to the incentive award plan may be performed by employees designated with such authority by the Compensation Committee. The Compensation Committee has the authority to (a) designate the employees, non-employee trustees and consultants who are eligible to participate in the incentive award plan; (b) make grants provided in the incentive award plan in such form and amount as the Compensation Committee determines; (c) impose such limitations, restrictions and conditions upon any such grant as the Compensation Committee deems appropriate; and (d) interpret the incentive award plan and any grant under the incentive award plan, adopt, amend and rescind rules and regulations relating to the incentive award plan and any grant under the incentive award plan, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the incentive award plan. No member of the Compensation Committee will be liable for any action taken or decision made in good faith relating to the incentive award plan or any grant thereunder.

Eligibility for Participation. All of the employees (including officers and employees who are trustees) of RAIT or its subsidiaries and affiliates will be eligible for grants under the incentive award plan. In addition, non-employee trustees and consultants and advisors who have contributed to the success of RAIT or its subsidiaries and affiliates will be eligible to participate in the incentive award plan. As of [_______], 2017, all of RAIT’s [______] employees and eight non-employee trustees would be eligible to receive grants under the incentive award plan. It is not possible to specify in advance the number of advisors and consultants who may be eligible for grants.

TYPES OF AWARDS

Stock Options

The Compensation Committee may grant options intended to qualify as incentive stock options, or ISOs, within the meaning of Section 422 of the IRC, “nonqualified stock options,” or NQSOs, or any combination of ISOs and NQSOs. Anyone eligible to participate in the incentive award plan may receive a grant of NQSOs. Only employees of RAIT and certain of its subsidiaries may receive a grant of ISOs.

The Compensation Committee fixes the exercise price per share for options on the date of grant. The exercise price of any option granted under the incentive award plan may not be less than the fair market value of the underlying Common Shares on the date of grant. However, if the grantee of an ISO is a person who holds more than ten percent of the total combined voting power of all classes of outstanding shares of beneficial interest of RAIT, the ISO exercise price per share must be at least 110% of the fair market value of a common share on the date of grant. To the extent that the aggregate fair market value of Common Shares, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Compensation Committee determines the term of each option; provided, however, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding shares of beneficial interest of RAIT, may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Compensation Committee, in its sole discretion, which is specified in the grant agreement. The Compensation Committee may accelerate the exercisability of options at any time for any reason. The amended and restated compensation plan eliminates the ability of the Compensation Committee to provide that options will become exercisable before the date they become vested. The Compensation Committee will also determine the period, if any, after a grantee terminates employment or service during which vested options will remain exercisable. A grantee may exercise an option by delivering notice of exercise to RAIT or its designated agent. The grantee must pay the exercise price and any withholding taxes for the option: (a) in cash or by certified check, (b) with the approval of the Compensation Committee, by delivering Common Shares already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or attestation to ownership of such shares, (c) with the approval of the Compensation Committee, in cash, on the settlement date that occurs after the exercise date specified in the notice of exercise, provided that the grantee exercises the option through an irrevocable agreement with a registered broker and the payment is made in accordance with the procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (d) by such other method as the Compensation Committee may approve, to the extent permitted by applicable law. The amended and restated incentive award plan eliminates the Compensation Committee’s discretion to provide that if a grantee uses Common Shares to exercise an option, the grantee will receive an additional option to purchase a number of Common Shares equal to the number of Common Shares used to exercise the option and withheld to pay any taxes.

SARs

The Compensation Committee may grant SARs, which may be granted in connection with, or independently of, any option granted under the incentive award plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the Common Shares on the date of exercise over the base amount set forth in the grant agreement. Such payment to the grantee will be in cash, in Common Shares, or in a combination of cash and Common Shares, as determined by the Compensation Committee. The Compensation Committee will determine the period when SARs vest and become exercisable, the base amount for SARs (which will not be less than the fair market value of the corresponding Common Shares on the date of grant) and whether SARs will be granted in connection with, or independently of, any options. The Compensation Committee determines the terms and conditions of SARs and may grant SARs separately from or in tandem with any option (for all or a portion of the applicable option); provided, however, that the term of any SAR may not exceed ten years from the date of grant. The Compensation Committee may grant SARs to anyone eligible to participate in the incentive award plan.

Units

The Compensation Committee may grant units to anyone eligible to participate in the incentive award plan. Each unit provides the grantee with the right to receive a common share or an amount based on the value of a common share at a future redemption date. The Compensation Committee determines the number of units that will be granted, whether units will become redeemable if specified performance goals or other conditions are met, or under other circumstances, and the other terms and conditions applicable to the units. Units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a unit becomes redeemable, it will be paid to the grantee in cash, in Common Shares, or in a combination of cash and Common Shares, as determined by the Compensation Committee. The Compensation Committee may determine that a grantee’s entitlement to dividends or other distributions with respect to share awards will be subject to the achievement of performance goals or other conditions.

Share Awards

The Compensation Committee may grant share awards to anyone eligible to participate in the incentive award plan. Share awards are an award of Common Shares, subject to certain terms and conditions specified by the Compensation Committee. The Compensation Committee may require that grantees pay consideration for the share awards and may impose restrictions on the share awards. If restrictions are imposed on share awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria as the Compensation Committee determines appropriate. The Compensation Committee determines the number of Common Shares subject to the grant of share awards and the other terms and conditions of the grant. The amended and restated compensation plan eliminates the Compensation Committee’s discretion to determine to what extent and under what conditions grantees will have the right to vote Common Shares and to receive dividends or other distributions paid on such shares during the restriction period. During the restriction period, dividends may accrue, but grantees will not have the right to vote Common Shares or receive dividends or other distributions on such shares until the shares have vested and any underlying restrictions have lapsed or applicable performance goals have been met.

Dividend Equivalents

The Compensation Committee may grant dividend equivalents to anyone eligible to participate in the incentive award plan. Dividend equivalents are the right to receive an amount equal to the value of dividends paid on the Common Shares, as if the grant under the incentive award plan were Common Shares at the time of the dividend. Dividend equivalents may be granted separately from any other grants. In addition, when the Compensation Committee makes a grant under the incentive award plan, the Compensation Committee may grant dividend equivalents in connection with such grants, under such terms and conditions as the Compensation Committee deems appropriate; provided, however, that the Compensation Committee may not grant dividend equivalents in connection with grants of options or SARs. Dividend equivalents are payable in cash or Common Shares and may be paid currently or accrued as contingent obligations. The terms and conditions of dividend equivalents are determined by the Compensation Committee. The Compensation Committee may provide that dividend equivalents will be subject to restrictions or payable based on the achievement of specific performance goals. Under the amended and restated incentive award plan, dividend equivalents may accrue but will vest and be paid only (i) upon the lapse of any applicable restrictions, (ii) the achievement of specific performance goals or (iii) to the extent the underlying grant vests and is paid.

Other Share-Based Awards

The Compensation Committee may grant other share-based awards, which are awards that are based on, measured by or payable in Common Shares to any grantee, on such terms and conditions as the Compensation Committee will determine. Other share-based awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Common Shares or any combination of the foregoing, as the Compensation Committee will determine in the grant agreement. Common shares needed to satisfy RAIT’s obligations under the existing RAIT Investment Trust Phantom Share Plan, or the phantom share plan, to grantees in the phantom share plan, will be issued under the incentive award plan as an “other share-based award.” The rights of phantom shares granted under the phantom share plan may be substantially similar to the rights of units granted pursuant to the incentive award plan. The Compensation Committee may determine, in its discretion, whether to grant phantom shares under the phantom share plan or units under the incentive award plan in the event the Compensation Committee determines to grant such rights to any eligible person.

Cash Awards

The Compensation Committee may grant cash awards under the incentive award plan to any employee who is eligible to receive a grant under the incentive award plan. The terms, conditions and restriction of any such cash awards will be determined by the Compensation Committee. Cash awards granted under the incentive award plan will be awarded subject to achievement of performance goals, as determined by the Compensation Committee and set forth in the employee’s grant agreement.

Qualified Performance-Based Compensation. The incentive award plan provides that the Compensation Committee may determine that units, share awards, dividend equivalents, other share-based awards and cash awards granted to an employee will constitute “qualified performance-based compensation” under Section 162(m) of the IRC. See “Federal Income Tax Consequences” below for a discussion of Section 162(m) of the IRC.

When units, share awards, dividend equivalents, other share-based awards or cash awards that constitute “qualified performance-based compensation” are granted, the Compensation Committee establishes (a) the objective performance goals that must be met, (b) the period during which performance will be measured, (c) the maximum amounts that may be paid if the performance goals are met, and (d) any other conditions that the Compensation Committee deems appropriate and consistent with the incentive award plan and the requirements of Section 162(m) of the IRC for “qualified performance-based compensation.” The performance goals established by the Compensation Committee for this purpose will be intended to satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Compensation Committee will not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Compensation Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

The Compensation Committee must use objectively determinable performance goals based on one or more of the following criteria: cash available for distribution (“CAD”), CAD per Common Share, Common Share price, earnings per Common Share, net earnings, operating earnings, total fees generated, assets under management, economic book value, REIT taxable income, optimization of general and administrative functions, capital gains, capital losses, funds from operations, adjusted funds from operations, enterprise value, market capitalization (of the Common Shares, any series of RAIT’s preferred shares or any combination of any or all classes or series of RAIT’s equity securities), return on capital, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, including the sale of real property, goals relating to management of expenses, including general and administrative expenses, goals relating to management of the capital structure, including reduction of the RAIT’s debt and/or preferred equity, or goals relating to the amount of equity capital raised, including through sales of Common Shares and/or any series of RAIT’s preferred shares.  The performance goals may relate to the grantee’s business unit or the performance of RAIT, a subsidiary or affiliate of RAIT, an entity sponsored by RAIT, or RAIT and its subsidiaries and affiliates as a whole, or any combination of the foregoing. For purposes of measuring the performance goals, the goals may exclude any or all of the following, as determined by the Compensation Committee at the time of establishing the performance goals: capital gains, capital losses, amounts resulting from accounting changes, merger, acquisition or divestiture-related amounts, non-recurring or special items, costs of shareholder activism and amounts resulting from restructuring, or any combination of the foregoing. Performance goals need not be uniform as among grantees. Performance goals may be measured against prior year, any other time period, an absolute goal and/or relative to a peer group or market index.

Deferrals. The Compensation Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of Common Shares that would otherwise be due to the grantee in connection with a grant under the incentive award plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals in accordance with Section 409A of the IRC.

Adjustment Provisions. In the event of any change in the number or kind of outstanding Common Shares by reason of a share dividend, spinoff, recapitalization, stock split or combination or exchange of Common Shares; a merger, reorganization or consolidation; a reclassification or change in par value; or any other extraordinary or unusual event affecting outstanding Common Shares as a class without RAIT’s receipt of consideration, the Compensation Committee will equitably adjust, in such manner as the Compensation Committee deems appropriate, the maximum number of Common Shares which may be issued under the incentive award plan, the maximum number of Common Shares for which any individual may receive pursuant to grants (other than dividend equivalents and cash awards) in any year, the kind and number of Common Shares subject to outstanding grants, the kind and number of shares issued or to be issued under the incentive award plan, and the price per common share or the applicable market value of such grants, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Common Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the incentive award plan and such outstanding grants. Any adjustments determined by the Compensation Committee will be final, binding and conclusive.

Change of Control. The incentive award plan provides that if a change of control occurs where RAIT is not the surviving entity (or survives only as a subsidiary of another entity), unless the Compensation Committee determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights, by the surviving entity (or a parent or subsidiary of the surviving entity), and other grants that remain outstanding will be converted to similar grants of the surviving entity (or a parent or subsidiary of the surviving entity).

In the event of a change of control, the Compensation Committee may also take any of the following actions with respect to outstanding grants: (a) determine that outstanding options and SARs will accelerate and become exercisable, in whole or in part, upon the change of control or upon such other event as the Compensation Committee determines, (b) determine that the restrictions and conditions on outstanding share awards will lapse, in whole or in part, upon the change of control or upon such other event as the

Compensation Committee determines, (c) determine that grantees holding units will receive a redemption in settlement of such units and that dividend equivalents and other share-based awards will become fully payable in cash or Common Shares in amounts determined by the Compensation Committee, (d) require that grantees surrender their outstanding options and SARs in exchange for a payment by RAIT, in cash or Common Shares as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the Common Shares subject to the grantee’s unexercised options and SARs exceeds the option price of the options or the base amount of SARs, as applicable, or (e) after giving grantees an opportunity to exercise their outstanding options and SARs, terminate any or all unexercised options and SARs at such time as the Compensation Committee deems appropriate.

Foreign Grantees. If any individual who receives a grant under the incentive award plan is subject to taxation in countries other than the United States, the Compensation Committee may make grants to such individuals on such terms and conditions as the Compensation Committee determines appropriate to comply with the laws of the applicable country.

No Repricing without Shareholder Approval. Notwithstanding anything in the incentive award plan to the contrary, the Compensation Committee may not reprice Options or SARs, nor may the Compensation Committee amend the incentive award plan to permit repricing of Options or SARs, unless the shareholders of RAIT provide prior approval for such repricing. The amended and restated incentive award plan eliminates the ability to reprice Options or SARs in the event of an extraordinary transaction. “Repricing” subject to this approval requirement includes (a) amending the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) canceling outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs or (c) buyouts or exchanges of outstanding Options or SARs for cash or other Grants at a time when the exercise price of such Options or SARs is higher than the Fair Market Value of the Common Shares.

Transferability. The Compensation Committee may permit the transferability of NQSOs in limited circumstances.

Amendment and Termination of the Incentive Award Plan. The Compensation Committee may amend or terminate the incentive award plan at any time; provided, however, that the Compensation Committee will not amend the incentive award plan without shareholder approval if such approval is required in order to comply with the IRC or applicable laws, to comply with applicable stock exchange requirements or to approve repricing of options or SARs as described above. The Compensation Committee may also condition or modify grants under the incentive award plan in response to changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to the incentive award plan or to comply with the rules or requirements of any stock exchange on which the Common Shares are listed or quoted. The Compensation Committee may at any time and from time to time terminate or modify or amend the incentive award plan in any respect, except that without shareholder approval the Compensation Committee may not (i) increase the maximum number of Common Shares which may be issued under the incentive award plan, (ii) extend the maximum period during which any grant may be granted or exercised, or (iii) extend the term of the incentive award plan. The termination or any modification or amendment of the incentive award plan, except as provided above, will not, without the consent of a participant, adversely affect his or her rights under a grant previously awarded to him or her. If the proposed amendment and restatement of the incentive award plan is approved, no grants may be issued under the incentive award plan after [____], 2027.

RAIT Policies. All grants under the incentive award plan will be subject to the applicable provisions of RAIT’s clawback policy and any other applicable recoupment policy, share trading policies and other policies that may be approved by the board or the Compensation Committee, as such policies may be in effect from time to time.

Current Incentive Award Plan Information. The maximum number of Common Shares that may be issued under the incentive award plan currently is 4,000,000 Common Shares. As of April 26, 2017, an aggregate of 130,548 Common Shares remain available for issuance under the incentive award plan.  Common Shares available for issuance were reduced by 32,966 currently reserved for issuance with respect to outstanding SARs. Common Shares available for issuance are not reduced by the 2017 PSUs granted to Mr. Davidson, the vesting of which is also subject to RAIT’s shareholders approving a sufficient increase in the number of Common Shares available for issuance under RAIT’s 2012 IAP (including the 2017 IAP, successor plan thereto or any alternative plan) to allow for satisfying any such vesting with Common Shares as of the date of such approval.  If the proposed amendment and restatement of the incentive award plan is approved by shareholders at the annual meeting, the total number of Common Shares that may be issued under the incentive award plan will be [_________] Common Shares, with [_________] Common Shares available for new grants.

Grants Under the Incentive Award Plan. RAIT cannot currently determine the number of Common Shares that will be granted or who will receive any grants under the incentive award plan after the annual meeting to its Named Executive Officers, current executive officers as a group, current Trustees who are not executive officers as a group and all employees, including all current officers who are not executive officers, as a group, except for the following:

Proposed RAIT Financial Trust 2017 Incentive Award Plan

Name and Position	Dollar Value ($)	Number of Units
Scott L.N. Davidson, CEO	$1,125,000 (1)	366,449 (1)
Non-Executive Trustee Group	$550,000 (2)	(2)
(1)

Due to the current limited availability of Common Shares under the 2012 IAP, the vesting of Mr. Davidson’s 2017 PSUs is also subject to RAIT’s shareholders approving a sufficient increase in the number of Common Shares available for issuance under RAIT’s 2012 IAP (including the 2017 IAP, successor plan thereto or any alternative plan) to allow for satisfying any such vesting with Common Shares as of the date of such approval.  The dollar value was determined by using the maximum payout of 150% of the target value for Mr. Davidson’s 2017 PSUs.  The number of 2017 PSUs issued was determined by dividing the relevant dollar value by the closing price of a Common Share on the New York Stock Exchange on April 26, 2017, the date of grant.

(2)

This is the aggregate dollar value of Common Shares expected to be awarded to RAIT’s non-management Trustees in 2017.  See “Trustee Compensation” below.  The number of Common Shares issued will be determined by dividing the relevant dollar value by the closing price of a Common Share on the New York Stock Exchange on the date of grant.

The last sales price of RAIT’s Common Shares on [date], 2017, was $[number] per share.

FEDERAL INCOME TAX CONSEQUENCES

The Federal income tax consequences arising with respect to awards granted under the incentive award plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the incentive award plan. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to grantees in the incentive award plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual Common Shares. Future appreciation on Common Shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the Common Shares are sold. RAIT, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and RAIT will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (a) if Common Shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and RAIT’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (b) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and RAIT will not be entitled to any tax deduction, if Common Shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (c) RAIT will not be entitled to a tax deduction for compensation attributable to awards granted to its chief executive officer and certain other of its executive officers, if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m) of the IRC, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1,000,000, and (d) an award may be taxable to the recipient at 20 percentage points above ordinary income tax rates, plus interest, at the time it becomes vested, if the award constitutes “deferred compensation” under Section 409A of the IRC and the requirements of Section 409A of the IRC are not satisfied. Under clause (d), the increased tax rate will apply prior to the delivery of cash or shares in settlement of an award.

Section 162(m) of the IRC generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer and the next three highest paid executive officers (excluding the chief financial officer) in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the company that pays it. Options and SARs generally qualify if they are granted at fair market value and there is an individual limit under the incentive award plan. Share awards, units, dividend equivalents, other share-based awards and cash awards will generally qualify for the performance-based exception under section 162(m) of the IRC if such grants are contingent on the attainment of one or more objective performance goals. However, there is no requirement that these awards meet these requirements if they are granted under the incentive award plan. If they do not meet these requirements, the value of such awards will count toward the $1,000,000 limit for the affected individual. As a real estate investment trust, or REIT, the consequences of Section 162(m) of the IRC for RAIT are limited. One requirement that must be met in order to qualify as a REIT is that, generally, a

REIT must distribute at least 90% of the sum of its taxable income. To the extent that a REIT retains income, it must pay tax on such income. As a result, to the extent executive compensation is not deductible for a REIT under Section 162(m) of the IRC, such compensation shall be included in the calculation of a REIT’s taxable income subject to distribution. Further, the REIT cannot deduct such compensation from undistributed income subject to taxation. Options and SARs granted under the incentive award plan are generally intended to meet the requirements of Section 162(m) of the IRC. Share awards, units, dividend equivalents and other share-based awards granted under the incentive award plan will only qualify as “performance-based compensation” when the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the IRC as described above.

The incentive award plan provides that RAIT has the right to require the grantee of any award under the incentive award plan to pay to the grantee’s employer an amount necessary for such employer to satisfy its federal, state or local tax withholding obligations with respect to such grants. RAIT may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. The Compensation Committee may permit a grantee to satisfy RAIT’s withholding obligation by having shares acquired pursuant to the grant withheld at the time such grant becomes taxable. In addition, the Compensation Committee may allow participants to elect to have such share withholding applied to particular grants.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding RAIT’s equity compensation plans as of December 31, 2016.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		(b) Weighted Average Exercise Price of Outstanding Options Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	1,977,406	(1)	$6.82	1,028,734	(2)
Equity compensation plans not approved by security holders	-		n/a	-
Total	1,977,406			1,028,734

(1)

Includes 340,286 and 813,370 PSUs issued in 2015 and 2016, respectively, which remained subject to forfeiture at December 31, 2016. The terms of the PSUs are described above under “Compensation Discussion and Analysis.” The weighted average exercise price in column (b) does not take the PSUs into account. The number of PSUs reflects the maximum number of Common Shares to be awarded if the maximum criteria is achieved. Also includes 823,750 SARs awarded February 22, 2016 whose exercise price of $2.38 was less than the NYSE closing price on December 31, 2016 of $3.36 per Common Share, assuming all of these SARs were vested and the Compensation Committee determined to settle all of these SARs exercises with Common Shares.   All other outstanding SARs have been excluded since the exercise price of all other outstanding SARs is above the NYSE closing price on December 31, 2016 of $3.36 per Common Share. The excluded outstanding SARs are comprised of (a) 756,000 SARs awarded January 24, 2012 with an exercise price of $5.68; (b) 832,334 SARs awarded January 29, 2013 with an exercise price of $6.89; (c) 673,750 SARs awarded January 29, 2014 with an exercise price of $8.29; and (d) 965,150 SARs awarded February 10, 2015 with an exercise price of $7.23. The Compensation Committee has elected to settle vested outstanding SARs in Common Shares to the extent Common Shares are available under the incentive award plan and not reserved for issuance under other grants under the incentive award plan and evaluates whether to settle any SARs that are vesting in cash or Common Shares as needed. The Compensation Committee will settle SARs in cash to the extent Common Shares are not available under the incentive award plan and so the maximum number of Common Shares issuable under these SARs will not exceed the number of Common Shares then available for issuance under the incentive award plan and not reserved for issuance under other grants under the incentive award plan. Excludes 1,079,193 restricted Common Share awards that remained subject to forfeiture at December 31, 2016 because they are neither to be issued upon exercise of outstanding options, warrants and rights nor available for future issuance.

(2)

Assumes the reduction of the number of Common Shares remaining issuable under the incentive award plan at December 31, 2016 by a number of the Common Shares reported in column (a). The Compensation Committee periodically establishes a reserve for the number of Common Shares issuable with respect to the vested outstanding SARs based on the number of vested SARs at the relevant time and estimated market prices and the number of Common Shares issuable under the incentive award plan is reduced only by the reserves established by the Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding RAIT’s equity compensation plans as of April 26, 2017.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		(b) Weighted Average Exercise Price of Outstanding Options Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	2,188,736	(1)	$6.82	130,548	(2)
Equity compensation plans not approved by security holders	-		n/a	-
Total	2,188,736			130,548

(1)

Includes 340,286, 813,370, and 301,708 PSUs issued in 2015, 2016, and 2017, respectively, which remained subject to forfeiture at April 26, 2017. The terms of the PSUs are described above under “Compensation Discussion and Analysis.” The weighted average exercise price in column (b) does not take the PSUs into account. The number of PSUs reflects the maximum number of Common Shares to be awarded if the maximum criteria is achieved. Also includes 733,372 SARs awarded February 22, 2016 whose exercise price of $2.38 was less than the NYSE closing price on April 26, 2017 of $3.07 per Common Share, assuming all of these SARs were vested and the Compensation Committee determined to settle all of these SARs exercises with Common Shares.   All other outstanding SARs have been excluded since the exercise price of all other outstanding SARs is above the NYSE closing price on April 26, 2017 of $3.07 per Common Share. The excluded outstanding SARs are comprised of (a) 715,500 SARs awarded January 24, 2012 with an exercise price of $5.68; (b) 768,584 SARs awarded January 29, 2013 with an exercise price of $6.89; (c) 627,250 SARs awarded January 29, 2014 with an exercise price of $8.29; (d) 930,150 SARs awarded February 10, 2015 with an exercise price of $7.23; and (e) 831,250 SARs awarded February 14, 2017 with an exercise price of $3.78. The Compensation Committee has elected to settle vested outstanding SARs in Common Shares to the extent Common Shares are available under the incentive award plan and not reserved for issuance under other grants under the incentive award plan and evaluates whether to settle any SARs that are vesting in cash or Common Shares as needed. The Compensation Committee will settle SARs in cash to the extent Common Shares are not available under the incentive award plan and so the maximum number of Common Shares issuable under these SARs will not exceed the number of Common Shares then available for issuance under the incentive award plan and not reserved for issuance under other grants under the incentive award plan. Excludes 1,309,642 restricted Common Share awards that remained subject to forfeiture at April 26, 2017 because they are neither to be issued upon exercise of outstanding options, warrants and rights nor available for future issuance.

(2)

Assumes the reduction of the number of Common Shares remaining issuable under the incentive award plan at April 26, 2017 by a number of the Common Shares reported in column (a). The Compensation Committee periodically establishes a reserve for the number of Common Shares issuable with respect to the vested outstanding SARs based on the number of vested SARs at the relevant time and estimated market prices and the number of Common Shares issuable under the incentive award plan is reduced only by the reserves established by the Compensation Committee.

PROPOSAL 4. ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis” below, we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on RAIT, our board or the compensation committee. If there is any significant vote against our named executive compensation as disclosed in this proxy statement, the compensation committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that RAIT’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in RAIT’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related compensation tables and narrative discussion.”

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5. ADVISORY VOTE ON THE FREQUENCY OF
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal 5, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

The Board of Trustees has determined that holding a say-on-pay vote every year is the most appropriate alternative for RAIT. In recommending an annual advisory vote on executive compensation, the Board of Trustees concluded that an annual vote provides the highest level of accountability by allowing our shareholders to provide us with timely feedback on our compensation policies and practices as disclosed in the proxy statement every year. Additionally, an annual say-on-pay vote is consistent with our general policy of seeking regular input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation policies and practices.

Because this proposal is advisory, it will not be binding on RAIT, and the Board of Trustees may determine to hold an advisory vote on executive compensation more or less frequently than the option selected by our shareholders. However, the Board of Trustees values our shareholders’ opinions and the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below.

“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Named Executive Officers as set forth in RAIT’s proxy statement should be every year, every two years, or every three years.”

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of trustees.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF ONCE EVERY YEAR AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 6. OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present and has not been informed that any other person intends to present any other matters for action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the annual meeting, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Except as set forth in this section, all Common Shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage owned by each person who, to the knowledge of RAIT as of March 31, 2017, is the beneficial owner of more than 5% of the outstanding Common Shares. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common Shares issuable pursuant to warrants or convertible notes are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Shares	ARS VI Investor I, LP	9,931,000 (1)	10.7%
Common Shares	BlackRock, Inc.	7,296,839 (2)	7.9%
Common Shares	The Vanguard Group, Inc.	11,137,031 (3)	12.0%
Common Shares	Vanguard Specialized Funds-Vanguard REIT Index Fund	7,030,743 (4)	7.6%
Common Shares	FMR LLC	5,990,960 (5)	6.5%
Common Shares	Tiptree Financial Inc.	6,622,380 (6)	7.1%
Common Shares	The Highland Group, including James D. Dondero	5,773,242 (7)	6.2%

(1)

Information obtained from the Schedule 13D/A filed with the SEC on March 28, 2014 by Almanac Realty Securities VI, L.P. (the “Fund”), Almanac Realty Partners VI, LLC, the general partner of the fund (the “General Partner”), the Investor, a wholly-owned subsidiary of the Fund, ARS VI Investor I GP, LLC, a wholly-owned subsidiary of the fund and the general partner of the investor (the “Investor GP”), and Matthew W. Kaplan, an individual and a managing member of the general partner, who we collectively refer to as the “Investor Reporting Parties.” The Schedule 13D/A reports that each of the Investor Reporting Parties is the beneficial owner of 9,931,000 Common Shares, that the Fund, General Partner, the Investor and the Investor GP have shared voting and dispositive power with respect to these shares and that Mr. Kaplan has sole voting and dispositive power with respect to these shares. These Common Shares are issuable pursuant to warrants (the “Investor Warrants”) issued by RAIT to the Investor. As reported in the RAIT’s annual report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”), or the annual report, the number of Common Shares issuable pursuant to the investor warrants has adjusted in accordance with its terms to 11,035,875 Common Shares. The investor warrants provide that we are not obligated to issue in excess of 9,931,000 Common Shares, in the aggregate, upon exercise of the investor warrants unless we elect to seek, and obtain, shareholder approval for the issuance of such excess Common Shares in accordance with NYSE listing requirements. We will pay cash or issue a 180 day unsecured promissory note, or a combination of the foregoing, equal to the market value of any Common Shares we cannot issue as a result of this limit. To assist us in maintaining our qualification as a real estate investment trust, or REIT, our declaration of trust generally prohibits any shareholder from directly or indirectly owning more than 8.5% of our outstanding Common Shares, or the ownership limit, unless our Board approves a waiver of the ownership limit. In connection with the investor transactions, our Board granted a waiver of the ownership limit to the investor. The principal business address of the investor reporting persons is c/o Almanac Realty Investors, 1140 Avenue of the Americas, 17th Floor, New York, NY, 10036.

(2)

Information obtained from the Schedule 13G/A filed by BlackRock, Inc. on behalf of itself and BlackRock (Netherlands) B.V., Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC with the SEC on January 25, 2017. BlackRock, Inc. reports having sole voting power with respect to 7,133,639 Common Shares and sole dispositive power with respect to 7,269,839 Common Shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

Information obtained from the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 13, 2017. Vanguard reports having sole voting power as to 109,946 Common Shares, shared voting power as to 30,764 Common Shares, sole dispositive power as to 11,001,457 Common Shares and shared dispositive power as to 135,574 Common Shares and that the aggregate amount beneficially owned by each reporting person as set forth in the next sentence is 11,137,031 Common Shares. This Schedule 13G/A identifies Vanguard Fiduciary Trust Company (“VFTC”) and Vanguard Investments Australia, Ltd. (“VIA”) as Vanguard’s wholly owned subsidiaries which acquired the securities being reported on by the parent holding company. VFTC is the beneficial owner of 104,810 Common Shares as a result of its serving as investment manager of collective trust accounts. VIA is the beneficial owner of 35,900 Common Shares as a result of its serving as investment manager of Australian investment offerings. We believe Vanguard reports this share ownership as the investment manager for Vanguard mutual funds and other Vanguard investment accounts. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Information obtained from the Schedule 13G/A filed by Vanguard Specialized Funds-Vanguard REIT Index Fund (“Vanguard REIT”) with the SEC on February 13, 2017. Vanguard REIT reports having sole voting power with respect to 7,030,743 Common Shares. The principal business address of Vanguard REIT is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Information obtained from the Schedule 13G/A filed by FMR LLC (“FMR”) with the SEC on February 14, 2017. FMR reports having sole voting power with respect to 11,200 Common Shares and sole dispositive power with respect to 5,990,960 Common Shares. This Schedule 13G identifies FIAM LLC and FMR Co., Inc. as the entities that beneficially own shares of the security class being reported and reports that FMR Co., Inc. beneficially owns 5% or greater of the outstanding Common Shares. This Schedule 13G reports that Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.  Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.  The principal business address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

(6)

Information obtained from the Schedule  13D/A filed by Tiptree Financial Inc., or Tiptree, with the SEC on February 16, 2016. Tiptree reports having sole voting power and sole dispositive power with respect to 6,622,380 Common Shares. The principal business address of Tiptree is 780 Third Avenue, 21st Floor, New York, NY 10017.

(7)     Information obtained from the Schedule 13D/A filed by the Highland Group with the SEC on February 26, 2017.  This Schedule 13D/A identifies the reporting persons (the “Highland Reporting Persons”) as  (1) Highland Global Allocation Fund, a series of Highland Funds II (the “Global Fund”), (2) Highland Small-Cap Equity Fund, a series of Highland Funds II (the “Small-Cap Fund”), (3) Highland Capital Management Fund Advisors, L.P. (“Highland Fund Advisors”), (4) Strand Advisors XVI, Inc., (“Strand XVI”), (5) NexPoint Real Estate Strategies Fund (“NRESF”), (6) NexPoint Advisors, L.P. (“NexPoint Advisors”), (7) NexPoint Advisors GP, LLC (“NexPoint Advisors GP”), (8) Highland Select Equity Master Fund, L.P. (“Select Fund”), (9) Highland Select Equity Fund GP, L.P. (“Select GP”), (10) Highland Select Equity GP, LLC (“Select LLC”), (11) Highland Capital Management, L.P. (“Highland Capital”), (12) Strand Advisors, Inc. (“Strand”), (13) NexPoint Real Estate Advisors, L.P. (“NRE Advisors”), (14) NexPoint Real Estate Advisors GP, LLC (“NRE Advisors GP”), (15) James D. Dondero, (16) Matt McGraner, (17) Nancy Jo Kuenstner, (18) John M. Pons, (19) Andrew C. Richardson and (20) Edward S. Friedman The address of the principal business office of Ms. Kuenstner is 317 Madison Avenue, Spring Lake, New Jersey 07762. The address of the principal business office of Mr. Pons is 11811 N. Tatum Blvd., Suite P-177,  Phoenix, Arizona 85028. The address of the principal business office of Mr. Friedman is 705 Edgehill Road, Wilmington, Delaware 19807.  The address of the principal business office for each other Highland Reporting Person is 300 Crescent Court, Suite 700, Dallas, Texas 75201.  This Schedule 13D/a states that it reports beneficial ownership of an aggregate of 5,773,242 Common Shares and reports the following beneficial ownership of Common Shares for the Highland Reporting Persons:

Highland Reporting Person	Sole power to vote or direct vote this number of Common Shares	Shared power to vote or direct vote this number of Common Shares	Sole power to dispose or direct the disposition this number of Common Shares	Shared power to dispose or direct the disposition: this number of Common Shares	Disclosed Relationship with other Highland Reporting Parties
Global Fund	-	2,219,361	-	2,219,361
Small-Cap Fund	-	428,889	-	428,889
Highland Fund Advisors	-	2,648,250	-	2,648,250	Highland Fund Advisors is the investment advisor to Global Fund and Small-Cap Fund.
Strand XVI	-	2,648,250	-	2,648,250	Strand XVI is the general partner of Highland Fund Advisors and the investment advisor to Global Fund and Small-Cap Fund
NRESF	-	98,040	-	98,040
NexPoint Advisors	-	98,040	-	98,040	NexPoint Advisors is the investment advisor to NRESF
NexPoint Advisors GP	-	98,040	-	98,040	NexPoint Advisors GP is the general partner of NexPoint Advisors
Select Fund	-	2,677,087	-	2,677,087
Select GP	-	2,677,087	-	2,677,087	Select GP is the general partner of the Select Fund
Select LLC	-	2,677,087	-	2,677,087	Select LLC is the general partner of the Select GP
Highland Capital	-	2,677,087	-	2,677,087	Highland Capital is the sole member of Select LLC
Strand	-	2,677,087	-	2,677,087	Strand is the general partner of Highland Capital
Mr. Dondero	-	5,423,377	-	5,423,377	Mr. Dondero is the president of NexPoint Advisors GP and Strand and ultimately controls Strand XVI and NexPoint Advisors GP
NRE Advisors, NRE Advisors GP, Ms. Kuenstner, Mr. Pons and Mr. Richardson	-	-	-	-
Mr. McGraner	3,000	-	3,000	-
Mr. Friedman	346,865	-	346,865	-

The following tables set forth the number and percentage owned as of March 31, 2017 by each of our present Trustees, each of our present Named Executive Officers, as defined in “Executive Officer Compensation” below, and all of our present executive officers (whether or not deemed to be Named Executive Officers) and Trustees as a group of:

•	Common Shares;
•	7.75% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series A preferred shares;
•	8.375% Series B cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series B preferred shares;
•	8.875% Series C cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series C preferred shares; or
•	Series D cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series D preferred shares.

This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common Shares issuable pursuant to vested options, warrants or share appreciation rights, or SARs, are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. With respect to vested SARs, the number of net Common Shares issuable is based on the closing price of our Common Shares on March 31, 2017 of $3.20. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Trustees:
	Michael J. Malter	31,097		*
	Andrew Batinovich	44,043		*
	Scott L.N. Davidson	687,005	(1)	*
	Frank A. Farnesi	91,722		*
	S. Kristin Kim	76,073		*
	Jon C. Sarkisian	59,882		*
	Andrew M. Silberstein	40,621	(2)	*
	Murray Stempel III	87,820	(3)	*
	Thomas D. Wren	-		*

	Non-Trustee Executive Officers:
	Scott F. Schaeffer (former CEO)	483,917	(4)	*
	James J. Sebra (former CFO)	81,214	(5)	*
	John J. Reyle	50,620	(6)	*

	All trustees and executive officers as a group:
	(14 persons)	1,798,658		1.9%
*	Does not exceed 1%
(1)

Includes 103,879 common shares directly held by Mr. Davidson and 586,875 unvested restricted common shares. Excludes vested SARs and SARs that may vest within 60 days of March 31, 2017 since the exercise price of such SARs is above the closing price of our common shares on March 28, 2017 of $3.20. Excludes 528,180 unvested 2015 PSUs and 2016 PSUs.

(2)

Excludes Common Shares beneficially owned by the investor and reported above. The investor does not report Mr. Silberstein as a beneficial owner of the investor’s Common Shares and Mr. Silberstein disclaims beneficial ownership of these Common Shares.

(3)	Includes 1,796 Common Shares held in a trust for the benefit of Mr. Stempel’s spouse.
(4)

Includes 373,419 common shares directly held by Mr. Schaeffer, 3,666 common shares held in a RAIT 401(k) plan account for the benefit of Mr. Schaeffer, and 106,832 unvested restricted common shares. Excludes vested SARs and SARs that may vest within 60 days of March 31, 2017 since the exercise price of such SARs is above the closing price of our common shares on March 28, 2017 of $3.20. Excludes 555,980 unvested 2015 PSUs and 2016 PSUs.
(5)

Includes 57,289 common shares directly held by Mr. Sebra, and 23,925 unvested restricted common shares. Excludes vested SARs and SARs that may vest within 60 days of March 31, 2017 since the exercise price of such SARs is above the closing price of our common shares on March 31, 2017 of $3.20. Excludes 69,497 unvested 2015 PSUs and 2016 PSUs.

(6)

Includes 13,037 common shares directly held by Mr. Reyle, 27,333 unvested restricted common shares, and 7,875 net shares of our common stock issuable pursuant to vested SARs based on the closing price of shares of our common stock on March 31, 2017 of $3.20 (excludes any vested SARs with an exercise price that exceeds this price).

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Series A Preferred Shares	Trustees:
	Michael J. Malter	2,000		*
	Andrew Batinovich	-		-
	Scott L.N. Davidson	5,861		*
	Frank A. Farnesi	-		-
	S. Kristin Kim	-	(1)	-
	Jon C. Sarkisian	-		-
	Andrew M. Silberstein	-		-
	Murray Stempel III	-		-
	Thomas D. Wren	-		-

	Non-Trustee Executive Officers:
	Scott F. Schaeffer (Former CEO)	10,000		*
	James J. Sebra (Former CFO)	250		*
	John J. Reyle	-		-

	All trustees and executive officers as a group:
	(14 persons)	16,111		*

*	Does not exceed 1%
(1)	Excludes 2,000 Series A preferred shares held by Ms. Kim’s mother. Ms. Kim disclaims beneficial ownership of these Series A preferred shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series B Preferred Shares	Trustees:
	Michael J. Malter	2,500	*
	Andrew Batinovich	-	-
	Scott L.N. Davidson	-	-
	Frank A. Farnesi	-	-
	S. Kristin Kim	-	-
	Jon C. Sarkisian	-	-
	Andrew M. Silberstein	-	-
	Murray Stempel III	-	-
	Thomas D. Wren	-	-

Non-Trustee Executive Officers:
	Scott F. Schaeffer (Former CEO)	-	-
	James J. Sebra (Former CFO)	-	-
	John J. Reyle	-	-

All trustees and executive officers as a group:
	(14 persons)	-	*

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series C Preferred Shares	Trustees:
	Michael J. Malter	-	-
	Andrew Batinovich	-	-
	Scott L.N. Davidson	-	-
	Frank A. Farnesi	-	-
	S. Kristin Kim	-	-
	Jon C. Sarkisian	-	-
	Andrew M. Silberstein	-	-
	Murray Stempel III	-	-
	Thomas D. Wren	-	-

Non-Trustee Executive Officers:
	Scott F. Schaeffer (Former CEO)	-	-
	James J. Sebra (Former CFO)	-	-
	John J. Reyle	-	-

All trustees and executive officers as a group:
	(14 persons)	-	-

*	Does not exceed 1%

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Series D Preferred Shares	Trustees:
	Michael J. Malter	-		-
	Andrew Batinovich	-		-
	Scott L.N. Davidson	-		-
	Frank A. Farnesi	-		-
	S. Kristin Kim	-		-
	Jon C. Sarkisian	-		-
	Andrew M. Silberstein	-	(1)	-
	Murray Stempel III	-		-
	Thomas D. Wren	-		-

Non-Trustee Executive Officers:
	Scott F. Schaeffer (Former CEO)	-		-
	James J. Sebra (Former CFO)	-		-
	John J. Reyle	-		-

All trustees and executive officers as a group:
	(14 persons)	-		-

(1)

Excludes 3,536,000 Series D preferred shares owned directly by the investor, which represents 100% of the Series D preferred shares outstanding. Mr. Silberstein is an officer of the investor, indirectly holds an equity interest in the investor and is the investor’s designee to serve on the Board pursuant to the investor’s rights under the purchase agreement to which we and the investor are party. Mr. Silberstein disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. The Board granted a waiver to the investor with respect to the 9.8% ownership limitation applicable to each series of preferred shares in our declaration of trust.

NON-TRUSTEE EXECUTIVE OFFICERS

Information is set forth below regarding the background of each of our executive officers who is not also a Trustee. For our executive officer who is also a Trustee, Scott L.N. Davidson, this information can be found above under “Proposal 1. Election of Trustees—Names of Trustees, Principal Occupations and Other Information.”

Paul W. Kopsky, Jr., age 52, joined RAIT in February 2017 and has served as RAIT’s CFO and Treasurer since March 2017.  Prior to joining RAIT, Mr. Kopsky was executive vice president and chief operating officer for Hunt Companies, Inc., or Hunt, a diversified financial services holding company, from August 2013 to November 2016.  While at Hunt, Mr. Kopsky served as a director and officer of Hunt Investment Management Company, a Hunt affiliate and an SEC registered investment advisor, from September 2013 to November 2016.  From March 2011 to September 2013, Mr. Kopsky was Managing Director- Investment Banking and Project Finance of Jefferies & Company, Inc., a global investment banking company and broker-dealer. In the period from October 1997 to August 2010, Mr. Kopsky  served in various executive finance/accounting leadership roles for companies including Capmark Financial Group, Inc., a publicly listed commercial mortgage company, Reinsurance Group of America, Incorporated, a publicly traded life reinsurance company, Nationwide Insurance Group, a diversified insurance and financial services company, Lincoln Financial Group, a publicly-traded life insurance company, and Conning Corporation, an asset manager, and its majority owners – MetLife, an insurance company, and Swiss Re, a reinsurance company.  From June 1986 to October 1997, Mr. Kopsky worked for KPMG LLP, a public accounting firm where, in his last role, he served as a senior manager.  Mr. Kopsky is a certified public accountant and has the Series 7, 24, 63, and 79 Financial Industry Regulatory Authority securities license designations.

Glenn Riis, age 53, has served as our Senior Managing Director-Chief Credit Risk Officer since January 2015 and joined RAIT in June 2013.  Since joining RAIT, Mr. Riis has been primarily responsible for credit and risk management, in addition to alternative investment and lending opportunities.  He began his CMBS career in 1995 at Merrill Lynch and was initially responsible for credit analysis, trading desk risk management and primary issuance deal structuring.  During his tenure at Merrill Lynch, he was a senior CMBS trader, with responsibility for trading and managing risk related to credit products for the commercial real estate business.  In 1999, he moved to a similar role at Chase Bank, and following the Chase merger with JPMorgan in September 2000, he also acted as a senior member of the businesses’ various credit committees.  Until 2009, Mr. Riis was responsible for trading, risk management, loan pricing/structuring and new issue distribution at JPMorgan Chase.  Subsequently, he worked as a CMBS portfolio manager at Treesdale Partners and as head of CMBS Trading at Gleacher & Co.

John J. Reyle, age 38, has served as our General Counsel since February 2017, served as our senior managing director—chief legal officer from January 2015 to February 2017, as our senior vice president—corporate counsel from January 2014 to December 2014, as our vice president—corporate counsel from May 2012 to December 2013 and as our corporate counsel from August 2009 to May 2012. Prior to joining RAIT, Mr. Reyle was an associate in the real estate legal departments of Ledgewood, P.C., a law firm, from October 2005 to February 2009, and Cozen O’Conner, P.C., a law firm, from August 2004 to October 2005. During that time, Mr. Reyle concentrated his practice in the area of commercial real estate representing a variety of clients in connection with real estate-based financing, acquisitions and dispositions of commercial real estate, commercial leasing matters, real estate development and basic corporate transactions related to the foregoing.

EXECUTIVE OFFICER AND TRUSTEE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Discussion and Analysis explains the objectives of our executive compensation programs, outlines the elements of executive officer compensation and describes the factors considered by the compensation committee to determine the amounts of compensation for our Named Executive Officers for 2016 performance.  During 2016, we began a strategic transition to concentrate primarily on our CRE lending business.  This is a strategic transition to a more cost efficient, lower leveraged and focused business model from being a multi-strategy REIT which also owned and managed CRE assets throughout the United States and managed our interest in IRT.  As described below and in the Annual Report, our key accomplishments in 2016 towards implementing our strategic transition included completing the IRT Management Internalization and changes in RAIT’s leadership and Board.  As part of these accomplishments, the Compensation Committee had to consider the importance to RAIT of successfully implementing the succession of a new CEO, Mr. Davidson, and CFO, Mr. Kopsky, for RAIT as Mr. Schaeffer, the former CEO, and Mr. Sebra, the former CFO, each resigned from RAIT to remain with IRT as part of the IRT Management Internalization.  Because Mr. Kopsky became CFO and Mr. Riis was determined to be an executive officer in 2017, they are not included in the Named Executive Officers for 2016.  Our Named Executive Officers and their principal offices during 2016 were:

•	Mr. Davidson, our CEO;
•	Mr. Schaeffer, our former CEO;
•	Mr. Sebra, our former CFO; and
•	Mr. Reyle, our General Counsel.

During 2016 and 2017 in this transformative period for RAIT, the Compensation Committee sought to implement compensation arrangements that would both appropriately incentivize RAIT’s new executive management team, recognize achievements by RAIT’s executive team for achievements implementing RAIT’s strategic transition and establish severance arrangements that would ensure a smooth transition with respect to RAIT’s departing executives.  In applying our compensation policies to the Named Executive Officers in 2016, the Compensation Committee sought to recognize the executive management’s accomplishments in 2016 described below relating to implementation of our strategic plan that we believe will enhance shareholder value, and respond to changes in RAIT’s executive management team while continuing to maintain significant portion of executive compensation at risk based on our performance and also provide for measuring our success across both short-term and long-term performance periods.  2016 compensation decisions are described in greater detail below.  See “2016 Compensation decisions-Impact of the Leadership Transition on 2016 Compensation” below.

In 2016, the Compensation Committee relied on short-term and long-term incentive compensation plans for Messr. Davidson, Schaeffer and Sebra (the “2016 Eligible Officers”) that (i) provide clear objectives and targets, (ii) improve alignment with measurable company performance and shareholder returns, and (iii) recognize and adjust for individual contributions to our success. The Compensation Committee approved 2016 award opportunities pursuant to RAIT’s 2015 Annual Incentive Compensation Plan (the “Annual Cash Bonus Plan”) and RAIT’s 2015 Long Term Incentive Plan (the “Long Term Equity Plan”) for the 2016 Eligible Officers. The Compensation Committee had previously adopted the Annual Cash Bonus Plan and the Long Term Equity Plan as sub-plans of the 2012 IAP, which was previously approved by the shareholders of RAIT. The terms of the awards (the “2016 Target Cash Bonus Awards”) under the Annual Cash Bonus Plan and the awards (the “2016 Long Term Equity Awards”) under the Long Term Equity Plan are described below.  See “2016 Compensation Decisions” below for further description of these incentive plans and the compensation paid thereunder.

The role of our Compensation Committee, its use of an independent compensation consultant and the participation of executive officers in the compensation process are discussed above in “Information Concerning Our Board of Trustees, Committees and Governance-Compensation Committee.”

2016 RAIT Performance.

During 2016, we began to implement our strategy to focus on our core CRE lending business line.  We also managed our own real estate owned (“REO”) portfolio, managed third-party properties and assets and, prior to the IRT Management Internalization, owned the external advisor of IRT, a REIT which owns a portfolio of multifamily properties, and owned approximately 15.5% of the outstanding IRT common stock.   We believe we made significant progress executing our strategy to return to our focus on CRE lending, including the following key accomplishments:

•	Sale of Our Investment in IRT and Our Multifamily Property Management Business through the IRT Management Internalization.
o	RAIT sold the external advisor of IRT and RAIT’s multifamily property management business to IRT for $43.0 million in aggregate gross proceeds.
o	RAIT sold its IRT stock ownership position to IRT, generating $62.2 million in aggregate gross proceeds.
o	RAIT deconsolidated IRT from its financial statements.

•	Property Sales
o	RAIT sold 18 properties which generated aggregate gross proceeds of $337.9 million.
o	After repayment of debt, RAIT received aggregate net proceeds of approximately $35 million.

•	Reductions in Compensation & General and Administrative (“G&A”)Expenses
o

RAIT’s compensation and G&A expenses were $49.0 million for the year ended December 31, 2015 ($18.9 million of which was related to discontinued operations and Urban Retail) and would have been $56.2 million for the year ended December 31, 2016 ($24.5 million of which was related to discontinued operations and Urban Retail).  As a result of 2016 strategic initiatives, RAIT’s compensation and G&A expenses declined to $31.7 million for the year ended December 31, 2016.

o	Reduced our number of employees by approximately 460 employees, from approximately 700 employees to 240 employees.

•	Debt Reductions
o

RAIT’s indebtedness, based on principal amount, declined by $664.6 million, or 27.1%, during the year ended December 31, 2016.  Total recourse debt, excluding RAIT’s secured warehouse facilities, declined by $56.7 million, or 13.6%, during the year ended December 31, 2016.

•	Total Shareholder Return
o

RAIT’s total shareholder return (stock price appreciation plus aggregate dividends) to investors during 2016 was just over 40%, which largely outperformed our closest peers in the mortgage REIT industry as well as that of the broader U.S. public REIT industry.

During 2016, we generated GAAP net income (loss) allocable to Common Shares of $(9.8) million, or $(0.11) per Common Share-diluted, as compared to $7.2 million, or $0.08 per Common Share-diluted, during 2015. During 2016, our cash available for distribution (“CAD”) decreased to $40.6 million, or $0.45 per Common Share, from $66.1 million, or $0.77 per Common Share for 2015.  CAD is a non-GAAP financial measure.  For management’s definitions and discussion of the usefulness of CAD to investors and management and a reconciliation of our reported net income (loss) to our CAD, see “Non-GAAP Financial Measures” in our Annual Report. For 2016, our CRE lending business originated $157 million of loans and completed its 6th floating rate loan securitization in November 2016 (“RAIT FL6”).  RAIT FL6 was a $258 million floating rate loan securitization and issued $217 million of investment grade bonds with a weighted average interest cost of LIBOR plus 2%.

2016 Compensation Highlights The following summarizes key aspects of our compensation policies and programs:
What We Do:		What We Don’t Do:

Ö

We Align with Shareholders and Pay for Performance: A substantial portion of our compensation is not guaranteed but rather linked to the achievement of key financial metrics that are disclosed to our shareholders.

c

No Automatic Salary Increases or Uncapped Bonuses: We do not guarantee annual salary increases or allow uncapped bonuses; none of the employment agreements with our named executive officers contain such provisions.

Ö

We Balance Short‑Term and Long‑Term Incentives: Our incentive programs provide a balance of annual and longer‑term incentives, including a variety of performance metrics that measure both absolute and relative performance.

c

We Do Not Pay Dividends or Dividend Equivalents on Unvested Performance‑Based Restricted Stock Units: Holders of performance‑based restricted stock units do not receive dividends or dividend equivalents until the shares are vested.

Ö

We Maintain Stock Ownership Guidelines: Our RAIT has established the following minimum share ownership requirements: CEO – four times base salary; other Section 16b officers – two times base salary, all other designated officers - one times base salary, and outside Trustees – five times the annual cash retainer then in effect.

c

We Do Not Allow Hedging of Securities: We prohibit RAIT’s Trustees and executive officers from entering into hedging transactions with respect to RAIT’s securities and from holding RAIT’s securities in margin accounts or otherwise pledging such securities as collateral for loans.

Ö

We Can Claw Back Compensation: Our independent Trustees have the ability to recoup incentive compensation paid to our named executive officers if RAIT’s financial results are restated or materially misstated due in whole or in part to intentional fraud or misconduct by one or more of such officers.

		c	We Do Not Have Tax Gross‑Ups: We do not provide tax gross‑ups on any severance, change‑in‑control or other payments.
Ö

We Retain an Independent Compensation Consultant: Our Compensation Committee engages an independent consultant, which specializes in the REIT industry, to provide guidance on a variety of compensation matters.

		c	We Do Not Provide Excessive Perquisites: Our named executive officers receive limited perquisites and benefits.
Ö	We Retain Independent Compensation Legal Counsel: Our Compensation Committee engages independent legal counsel to advise it on compensation matters.

Objectives of Our Compensation Policies

Our compensation policies for our Named Executive Officers have the following objectives:

We seek to appropriately incentivize RAIT’s new executive team and assure a smooth transition from RAIT’s former executives as RAIT’s leadership changes to encourage the implementation of RAIT’s strategic plan.  As discussed above in “Executive Summary,” the Compensation Committee needed to address the transition of RAIT’s executive management team throughout the year by modifying compensation arrangements to respond to changing circumstances.  Similarly, the IRT Management Internalization was not contemplated at the time the Compensation Committee set the quantitative metrics for the 2016 Target Cash Bonus Awards and the Compensation Committee felt those metrics did not sufficiently reflect the benefits to RAIT from the IRT Management Internalization to adequately reward the 2016 Eligible Officers for their efforts on the IRT Management Internalization and so approved an additional discretionary bonus (the “Executive Transaction Bonus”) to each 2016 Eligible Officer relating to the contributions of the 2016 Eligible Officers to completing the IRT Management Internalization.

We seek to attract and retain key executives, including the Named Executive Officers, by motivating them to achieve superior performance and rewarding them for that performance. Key elements of compensation may include one or more of the following:

•	a base salary that is determined in part by the named executive’s history of performance and prior compensation;
•

quantitative criteria-based bonus programs, discretionary bonuses, other forms of cash awards or some combination of these alternatives, that would be based on the Compensation Committee’s assessment of the named executive’s duties and performance within the context of the performance of RAIT or some designated portion of RAIT and whether quantitative criteria can be set that relate to the executive’s duties and performance and the performance of RAIT or some designated portion of RAIT; and

•

equity-based compensation in amounts that are based on the executive’s role and strategic impact with respect to long term objectives, the value of which is contingent upon the performance of RAIT’s Common Share price, and subject to vesting schedules that require continued service with RAIT.  The illustrations below show the mix of compensation provided to our NEOs, in which a substantial portion is at-risk in the form of incentive pay and/or tied to shareholder interests.

We seek to align the interests of our Named Executive Officers with our shareholders through long-term incentives in the form of equity-based compensation. As discussed above in “Executive Summary,” the Compensation Committee believes equity-based compensation is important to align the interests of our Named Executive Officers with our shareholders. The Compensation Committee accordingly has made the 2016 Long Term Equity Awards to Messrs. Davidson, Schaeffer and Sebra and awards of SARs and restricted Common Shares to Mr. Reyle as described below.

The Elements of Our Compensation

The Named Executive Officers’ 2016 compensation consisted of three principal components:

•	Base salary;
•	Short‑term incentive program (annual cash bonus); and
•	Long‑term incentive program (equity‑based compensation).

Link to Program Objectives	Type of Compensation	Important Features

Base Salary

•Fixed level of cash compensation to support attraction and retention of key executives in a competitive marketplace

•Preserves an employee’s commitment during downturns in the REIT industry and/or in equity markets

Cash

•Determined based on evaluation of individual’s experience, current performance, and internal pay equity and a comparison to peers

•Each executive officer’s employment agreement sets the executive’s base salary and provides that base salary may be increased but not decreased during the term of the agreement.

Annual Cash Bonus

•Target cash incentive opportunity (set as a percentage of base salary) that encourages executives to achieve annual RAIT financial goals

•Assists in retaining, attracting and motivating employees in the short-term

Cash

•70% of funding for performance year 2016 tied to the performance measures of CAD per share, property sales, and recourse debt reduction

•30% based on individual performance

•Additional Executive Transaction Bonuses discussed above made to reward achievements advancing RAIT’s transformative strategic plan.

Long-Term Incentives Program: Restricted shares

•Focuses executives on achievement of long-term RAIT financial and strategic goals and total shareholder return, thereby creating long-term shareholder value (pay-for-performance)

•Assists in maintaining a stable, continuous management team in a competitive market

•Maintains shareholder-management alignment

•Easy to understand and track performance

•Limits dilution to existing shareholders relative to utilizing options or stock appreciation rights

Long-Term Equity

•25% of 2016 annual long-term incentive award

•Provides upside incentive in up market, with some down market protection

•Vest in four annual increments

•Retention and Severance Awards Made to manage Executive Team Transition

Long-Term Incentives Program: PSUs	Long-Term Equity

•75% of 2016 annual long-term incentive award

•Three-year performance period in which the 2016-2018 awards were entirely based on future total shareholder return requirements

•Provides some upside in up- or down-market based on balance of absolute and relative performance

Other Compensation

RAIT provides certain other limited forms of compensation and benefits to the Named Executive Officers, including limited perquisites and 401(k) matching contributions, as discussed below. The Compensation Committee has reviewed these other components of compensation in relation to the total compensation of the Named Executive Officers and determined that they are reasonable and appropriate. As discussed above, the Compensation Committee reviewed any proposed compensation directly from IRT to our Named Executive Officers. In 2015, two of our Named Executive Officers received compensation directly from IRT for the Named Executive Officers’ service to IRT. The Compensation Committee considers such service, and any compensation from IRT for such service, in determining each named executive’s compensation from RAIT.

Perquisites. Mr. Schaeffer received a car allowance of $9,590 and we paid his membership dues of $8,554 for his membership in an organization in 2016. None of our other Named Executive Officers received perquisites equal to or greater than $10,000 in 2016. In general, we do not emphasize perquisites as part of the compensation packages we offer and seek to emphasize other elements.

401(k) Plan. The RAIT 401(k) plan offers eligible employees the opportunity on the same terms and conditions to make long-term investments on a regular basis through salary contributions, which are supplemented by our matching cash contributions and potential profit sharing payments. RAIT currently provides a cash match equal to each employee’s contributions to the extent the contributions do not exceed 4% of the employee’s compensation and may provide an additional cash match of 2% of eligible compensation as discretionary cash profit sharing payments. No discretionary profit sharing payments were made in 2016. Any matching contribution made by RAIT pursuant to the RAIT 401(k) plan vests immediately. All of the Named Executive Officers participated in the RAIT Financial Trust 401(k) Plan in 2016. RAIT contributed employer matches on behalf of the Named Executive Officers as set forth in footnote 4 in the Summary Compensation Table.

Post-Termination Compensation. We have employment agreements or other severance arrangements with our Named Executive Officers. Each of our agreements with 2016 Eligible Officers provides for payments and other benefits if the executive’s employment terminates under specified circumstances. See “Executive Compensation—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table in 2015—Employment Agreements” and “Executive Compensation—Potential Payments on Termination or Change in Control” for a description of these severance benefits with the Named Executive Officers.   In 2016, as described above, the Compensation Committee approved the SD MOU, the SD Employment Agreement, the SS MOU, the SS Separation Agreement, the SS Consulting Agreement, the JS MOU and the JS Separation Agreement to address the transition of RAIT’s executive management team and, in the case of Messrs. Schaeffer and Sebra, to provide for appropriate severance.  The Compensation Committee believes generally that these severance and change in control arrangements can be an important part of overall compensation for RAIT’s executive officers because they help to secure the continued employment and dedication of these executive officers, notwithstanding any concern that they might have regarding their own continued employment in general and prior to or following a change in control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have customarily had similar agreements in place for their senior employees.

The executive employment agreements also contain provisions that prohibit the executive from disclosing RAIT’s confidential information and prohibit the executive from engaging in certain competitive activities or soliciting any of our employees or customers following termination of their employment with RAIT. An executive will forfeit his right to receive post-termination compensation if he breaches these or other restrictive covenants in the employment agreements. We believe that these provisions help ensure the long-term success of RAIT.

2016 Compensation Decisions

Impact of the Leadership Transition on 2016 Compensation

As discussed above in “Executive Summary,” during 2016, we began a strategic transition to concentrate primarily on our CRE lending business and the Compensation Committee had to consider the importance to RAIT of successfully implementing the succession of a new CEO, Mr. Davidson, and CFO, Mr. Kopsky, for RAIT as Mr. Schaeffer, the former CEO, and Mr. Sebra, the former CFO, each resigned from RAIT to remain with IRT as part of the IRT Management Internalization.   In addition, as discussed above in “Executive Summary, the Compensation Committee sought to implement compensation arrangements that would both appropriately incentivize RAIT’s new executive management team, recognize achievements by RAIT’s executive team for achievements implementing RAIT’s strategic transition and establish severance arrangements that would ensure a smooth transition with respect to RAIT’s departing executives.

In applying our compensation policies to the Named Executive Officers in 2016, the Compensation Committee sought to recognize the executive management’s accomplishments in 2016 described below relating to implementation of our strategic plan that we believe will enhance shareholder value, and respond to changes in RAIT’s executive management team while continuing to maintain significant portion of executive compensation at risk based on our performance and also provide for measuring our success across both short-term and long-term performance periods.  The steps taken by the Compensation Committee to address these objectives included those described below.

Incentivize Successful Implementation of RAIT’s Strategic Plan

•

The Compensation Committee rewarded steps accomplished to implement RAIT’s strategic plan by approving amounts payable under the 2016 Target Cash Bonus Awards and approving the Executive Transaction Bonus for each of the 2016 Eligible Officers for completing the IRT Management Internalization.  See “Annual Incentives and Long-Term Incentives-2016 Incentive Awards” below for a discussion of the 2016 Target Cash Bonus Awards.   The Executive Transaction Bonus amounts paid to Messrs. Davidson, Schaeffer and Sebra were $430,000, $325,000 and $95,000, respectively and were made to compensate the recipients for their significant contributions towards accomplishing the IRT Management Internalization which the Compensation Committee determined was key to executing on RAIT’s transformative strategy and beneficial to RAIT’s shareholders.

•

The Compensation Committee sought to establish continuing incentives to implement RAIT’s strategic plan by approving the 2017 Target Cash Bonus Awards and 2017 Long Term Equity Awards (defined below) for the 2017 Eligible Officers. See “Annual Incentives and Long-Term Incentives-2017 Incentive Awards” below.

Create Appropriate Compensation Arrangements for RAIT’s New Executive Team

•

The Compensation Committee sought to address Mr. Davidson’s importance to RAIT’s CEO succession planning and establish appropriate compensation arrangements when he was identified to replace Mr. Schaeffer as RAIT’s new CEO by approving a retention award for Mr. Davidson (the “SD Retention Award”), Memorandum of Understanding (the “SD MOU”) and an amended and restated employment agreement (the “SD Employment Agreement”).

•

In 2017, the Compensation Committee approved an offer letter (the “PK Offer Letter”) and an employment agreement (the “PK Employment Agreement”) described below for Mr. Kopsky to plan for his succession as RAIT’s new CFO.

•

In 2017, the Compensation Committee approved new employments agreements for Messrs.  Reyle and Riis in recognition of their increased responsibilities in light of the leadership transition and included them in the 2017 Eligible Officers.

Ensure a Smooth Transition by Establishing Appropriate Severance Arrangements for RAIT’s Departing Executives

•

The Compensation Committee approved a Memorandum of Understanding (the “SS MOU”), Separation Agreement (the “SS Separation Agreement”) and a Consulting Agreement for Mr. Schaeffer to plan for the transition when Mr. Schaeffer was to resign from his RAIT positions.

•

The Compensation Committee approved a Memorandum of Understanding (the “JS MOU”) and Separation Agreement (the “JS Separation Agreement”) for Mr. Sebra to plan for the transition when Mr. Sebra was to resign from his RAIT positions.

Annual Base Salary

The base salary of each of our executive officers is based on the review of the Compensation Committee described above and the following:

•	any requirements of the named executive’s employment agreement;
•	an assessment of the scope of the executive officer’s responsibilities and leadership;
•	the executive officer’s expertise and experience within the industry;
•	RAIT’s overall financial and business performance; and
•	the executive officer’s contributions to RAIT.

This determination is not formulaic and is not based on specific RAIT or individual performance targets objectives, but rather is subjective and made in light of our compensation philosophy and objectives described above. Mr. Davidson’s base salary was increased from $650,000 to $850,000 upon his appointment as CEO.  Mr. Schaeffer’s, Mr. Sebra’s and Mr. Reyle’s base salary remained the same during 2016.

Annual Incentives and Long-Term Incentives

2016 Incentive Awards

As described above, effective April 22, 2016, the Compensation Committee approved 2016 award opportunities pursuant to the “Annual Cash Bonus Plan and the Long Term Equity Plan for the 2016 2016 Eligible Officers. The terms of the 2016 Target Cash Bonus Awards under the Annual Cash Bonus Plan and the 2016 Long Term Equity Awards under the Long Term Equity Plan are described below.

2016 Target Cash Bonus Awards

•	The 2016 Target Cash Bonus Awards were composed of two components, as described below.
•

“Quantitative Bonus Award” — the Quantitative Bonus Award component of the 2016 Target Cash Bonus Award that may be earned by each 2016 Eligible Officer was equal to 70% of the 2016 Target Cash Bonus Award for each participant, to be determined by RAIT’s performance relative to specified objective performance criteria established by the Compensation Committee as described below. The actual Quantitative Bonus Award earned by a participant could range from 0% and 150% of target based on actual performance for the year.

•

“Qualitative Bonus Award” – the Qualitative Bonus Award component of the 2016 Target Cash Bonus Award that may be earned by each 2016 Eligible Officer was equal to 30% of the 2016 Target Cash Bonus Award for each participant, to be determined based on the Compensation Committee’s subjective evaluation of such participant’s performance relative to specified individual and/or collaborative criteria established by the Compensation Committee for each 2016 Eligible Officer, as described below. The actual Qualitative Bonus Award earned by a participant could range from 0% and 150% of target based on actual performance for the year.

2016 Target Cash Bonus Award Levels

The 2016 Target Cash Bonus Award levels set by the Compensation Committee for each of RAIT’s 2016 Eligible Officers based on 2016 performance were as follows:

2016 Eligible Officer	2016 Quantitative Bonus Target	2016 Qualtitative Bonus Target	Total 2016 Target Cash Bonus Award
Scott F. Schaeffer,	$840,000	$360,000	$1,200,000
Chief Executive Officer

Scott L. N. Davidson,	$805,000	$345,000	$1,150,000
President

James J. Sebra,	$245,000	$105,000	$350,000
Chief Financial Officer and Treasurer

2016 Quantitative Bonus Award Criteria

The Compensation Committee established the following objective performance metrics to be utilized in determining any payout with respect to the Quantitative Bonus Award portion of the 2016 Target Cash Bonus Award weighted based on these performance measurements:

•

Cash Available for Distribution (“CAD”) per share, calculated as that term has been used by RAIT in its public reporting, subject to a limitation that no CAD that results from the gain or loss on the sale of RAIT owned real property may be included in calculating CAD for purposes of performance pursuant to this plan.

•	Property sales, and
•

Recourse debt reduction, other than CMBS Facilities. Recourse debt and CMBS Facilities are defined as those terms have been defined by RAIT in its public reporting. The term “CMBS Facilities” includes RAIT’s fixed rate and floating rate warehouse lines of credit.

The actual Quantitative Bonus Award payment realized by a 2016 Eligible Officer for 2016 with respect to each applicable metric would depend on RAIT’s achievement of at least a “Threshold” level of performance established by the Compensation Committee with respect to that metric. There would be no Quantitative Bonus Award payable for that metric in the event RAIT achieved less than the Threshold level for the applicable annual performance period. RAIT’s achievement of the Threshold level for a designated metric would result in a payout of 50% of the proportion of the Quantitative Bonus Award allocated to that metric; the achievement of the Target level for a designated metric would result in a payout of 100% of the proportion of the Quantitative Bonus Award allocated to that metric; and the achievement of the Maximum level for a designated metric would result in a payout of 150% of the proportion of the Quantitative Bonus Award allocated to that metric. If the calculated percentage was between Threshold and Target or between Target and Maximum for an annual performance period, then the earned percentage would be prorated. The number of shares used for any per share metric was the weighted average number of shares outstanding for the relevant period. The achievement of these levels and allocated payments are illustrated by the following table:

Quantitative Metric	Weighting	Range	Resulting Cash Payout*
CAD per share	25%	Threshold	50%
		Target	100%
		Maximum	150%
Property sales	20%	Threshold	50%
		Target	100%
		Maximum	150%
Recourse debt reduction	25%	Threshold	50%
		Target	100%
		Maximum	150%

2016 Qualitative Bonus Award Criteria

The Qualitative Bonus Award portion of each 2016 Eligible Officer’s 2016 Target Cash Bonus, which was the remaining 30% of the overall target cash bonus, was based on the Compensation Committee’s subjective evaluation of the 2016 Eligible Officer’s performance relative to achieving specified individual criteria established for 2016 for each participant, which the Compensation Committee determined were also important elements of each 2016 Eligible Officer’s contribution to the creation of overall shareholder value.

2016 Target Cash Bonus Award Payments

•

All 2016 Target Cash Bonus Award payments were to be made in the year following the completion of the annual performance period to which the 2016 Target Cash Bonus Award payment relates. The actual payment to each 2016 Eligible Officer was to be made as soon as practical after final certification of the underlying performance results and approval of such payment by the Compensation Committee; provided, however, that, in order to comply with certain rules concerning the regulation of deferred compensation under the IRC, in no event was any such payment to be made later than March 15 of such year.

•

Should a 2016 Eligible Officer terminate employment with RAIT prior to the conclusion of the applicable performance period, their 2016 Target Cash Bonus Award payment was to be determined by the terms of such 2016 Eligible Officer’s employment agreement. These employment agreements generally provide that if defined conditions are met, in the event of the 2016 Eligible Officer’s death, disability, termination without cause, resignation for good reason or, under two 2016 Eligible Officers’ employment agreements, a change of control followed by termination in defined circumstances, the 2016 Eligible Officer would receive a lump sum cash payment equal to a pro rata portion of such 2016 Eligible Officer’s target annual cash bonus for and applicable to the fiscal year of his termination.

•

An individual who became a 2016 Eligible Officer, pursuant to SEC rules, after the beginning of an applicable annual incentive period, could be considered for a pro-rated bonus payment under the Annual Cash Bonus Plan at the discretion of the Compensation Committee.

2016 Target Cash Bonus Awards Payments and Performance Metrics and Discretionary Bonus

In March 2017, the Compensation Committee certified payments under the 2016 Target Cash Bonus Awards to each of the eligible officers.

The threshold, target and maximum values, the actual performance and the resulting payout percentage for each performance metric for the quantitative bonus award portion of the 2016 Target Cash Bonus Awards were as follows:

(in 000s, except per share)	Threshold	Target	Maximum	Actual	Payout %
Payout percentage	50%	100%	150%
CAD per share	$0.47	$0.55	$0.64	$0.45	0.0%
Property Sales	$130,000	$155,000	$185,000	$337,867	150.0%
Debt Reductions	$25,000	$50,000	$75,000	$56,716	113.6%

The Compensation Committee set the qualitative bonus earned under the 2016 Target Cash Awards between the target and the threshold level at 135.0% for each of Mr. Schaeffer and Mr. Sebra and, as required by the SD MOU, at the 150.0% maximum level for Mr. Davidson.   In determining the appropriate level of the qualitative bonuses, the Compensation Committee used its discretion to identify and analyze the factors to consider. As described above, the Compensation Committee also exercised its discretion to make a separate discretionary Executive Transaction Award to each 2016 Eligible Officer.

As a result, the 2016 Target Cash Bonus Award and Executive Transaction Award for each of the 2016 Eligible Officers, were as follows:

	Target Bonus	Payout %	Bonus
Scott F. Schaeffer
CAD per share	$300,000	0.0%	$-
Property Sales	$240,000	150.0%	$360,000
Debt Reductions	$300,000	113.6%	$340,883
Qualitative	$360,000	135.0%	$486,000
Executive transaction bonus			$325,000
Total	$1,200,000		$1,511,883

Scott L.N. Davidson
CAD per share	$287,500	0.0%	$-
Property Sales	$230,000	150.0%	$345,000
Debt Reductions	$287,500	113.6%	$326,680
Qualitative	$345,000	150.0%	$517,500
Executive transaction bonus			$430,000
Total	$1,150,000		$1,619,180

James J. Sebra
CAD per share	$87,500	0.0%	$-
Property Sales	$70,000	150.0%	$105,000
Debt Reductions	$87,500	113.6%	$99,424
Qualitative	$105,000	135.0%	$141,750
Executive transaction bonus			$95,000
Total	$350,000		$441,174
Long Term Equity Awards

The 2016 Long Term Equity Awards for the 2016 Eligible Officers consist of the following two components:

•

“2016 Performance Share Unit Awards” — 75% of the target value of each 2016 Eligible Officer’s annual 2016 Long Term Equity Award consist of Performance Share Unit Awards (the “2016 PSUs”) authorized by the Compensation Committee under the Long Term Equity Plan adopted pursuant to the 2012 IAP, with the number of RAIT Common Shares of beneficial interest (“Common Shares”) issued or their equivalent value in cash paid, at the Compensation Committee’s option, at the conclusion of the relevant performance period. The number of 2016 PSUs earned will be determined 100% by RAIT’s performance for the three year period commencing January 1, 2016 and ending December 31, 2018 relative to three long term performance metrics established by the Compensation Committee, as described in greater detail below. The Compensation Committee did not allocate any portion of the 2016 PSUs to subjective factors.

The actual number of 2016 PSUs earned by a participant may range from 0% to 150% of target based on actual performance for the performance period. The performance based awards vest 50% at December 31, 2018 based on performance for 2016-2018, and the 50% balance, consisting of the same number of shares that were awarded at December 31, 2018, become time vesting and vest one year thereafter, subject to forfeiture in such year only in the event RAIT has terminated the 2016 Eligible Officer’s employment for cause or the 2016 Eligible Officer has resigned without good reason as determined, in each situation, under such 2016 Eligible Officer’s employment agreement. The Compensation Committee currently intends to redeem any vested 2016 PSUs with Common Shares, subject to the availability of Common Shares under the 2012 IAP at the time of vesting.

•

“Annual Restricted Share Awards” – 25% of the target value of each 2016 Eligible Officer’s 2016 Long Term Equity Awards consists of a grant of time-vesting Restricted Shares determined by dividing the dollar value of that portion of the annual 2016 Long Term Equity Award allocated to such Restricted Shares by the closing price of a Common Share on the New York Stock Exchange on the date of grant.

Structure of 2016 PSUs

•

The number of 2016 PSUs was determined by dividing the maximum dollar value of that portion of the annual 2016 Long Term Equity Award allocated to such 2016 PSUs by the closing price of a Common Share on the New York Stock Exchange on the date of grant.

•

The number of Common Shares issued, or their equivalent value in cash paid, at the Compensation Committee’s option, to a 2016 Eligible Officer upon the maturity of a Performance Share Unit Award at the end of the relevant performance period will depend on RAIT’s achievement of at least a “Threshold” level of three metrics: (1) Total Shareholder Return or “TSR” (stock price appreciation plus aggregate dividends) as compared to a peer group of public companies (the “TSR Performance Peers”) over the same time period, using the relative percentile ranking approach for such comparison, (2) TSR as compared to the TSR for the FTSE NAREIT Mortgage REIT Index (the “NAREIT Mortgage Index”), and (3) TSR for holders of Common Shares on an absolute basis.

The “Threshold,” “Target,” and “Maximum” benchmarks to be established for the TSR achieved by RAIT over each relevant three-year performance period in comparison to the performance metrics listed below and the resulting impact on the number of shares earned by each 2016 Eligible Officer upon the maturity of Performance Share Units at the conclusion of each three-year performance period, is summarized in the following table:

Metric	Weighting	Threshold 0.5x Payout	Target 1x Payout	Maximum 1.5x Payout
Relative 3-Year TSR vs. TSR Performance Peers	40%	50th Percentile	65th Percentile	90th Percentile

Relative 3-Year TSR vs. NAREIT Mortgage Index	30%	50th Percentile	65th Percentile	90th Percentile

Absolute 3-Year TSR	30%	52.09%	64.30%	90.66%

No awards will be earned if below threshold performance is achieved for a particular metric. If performance falls between Threshold and Target or Target and Maximum for any performance period, then the number of Performance Share Units earned will be prorated.

Structure of Annual Restricted Share Awards

•	At the initial date of grant, 25% of the target value of each 2016 Eligible Officer’s 2016 Long Term Equity Awards were allocated to an Annual Restricted Share Award.
•

The number of shares issued with respect to the time-vesting Annual Restricted Share component of each 2016 Long Term Equity Award will be determined by dividing the dollar value of that portion of the annual 2016 Long Term Equity Award allocated to such Restricted Shares by the closing price of a Common Share on the New York Stock Exchange on the date of grant.

•	Common Shares subject to the Annual Restricted Share Awards will vest 25% per annum on the first four anniversaries from the date of grant.

Grant of 2016 Long Term Equity Awards

Effective as of April 22, 2016, each of the 2016 Eligible Officers was granted a 2016 Long Term Equity Award, consisting of both a 2016 PSU, having the target value shown in the table below for the 2016–2018 performance period, and an Annual Restricted Share Award having the target value shown in the table below for fiscal year 2016:

2016 Eligible Officer	Target Value of Initial Long Term Equity Award	Target Value of Performance Share Units Award	Number of Performance Share Units Issued (1)	Target Value of Annual Restricted Award	Number of Shares Issued for Annual Restricted Share Award (2)
Scott F. Schaeffer,	$1,000,000	$750,000	$391,986	$250,000	$87,108
Chief Executive Officer

Scott L. N. Davidson,	$950,000	$712,500	$372,386	$237,500	$82,752
President

James J. Sebra,	$125,000	$93,750	$48,998	$31,250	$10,888
Chief Financial Officer and Treasurer
(1)

The number of Performance Share Units granted in relation to the target value of each Performance Share Unit Award was determined by multiplying such value by the maximum payout ratio of 1.5 and dividing the result by the closing price of a Common Share on the New York Stock Exchange on the date of grant, $2.87.

(2)

The number of Common Shares issued in relation to each Annual Restricted Share Award was determined by dividing the dollar value of that portion of the annual 2016 Long Term Equity Award allocated to such Restricted Shares by the closing price of a Common Share on the New York Stock Exchange on the date of grant, $2.87.

Additional Terms of the 2016 Long Term Equity Awards

Dividends will be paid with respect to outstanding Restricted Share Awards, subject to forfeiture prior to vesting. Dividend Equivalents will not be paid on the 50% of the Performance Share Unit Awards that have met the 3 year performance based criteria and have vested, but Dividend Equivalents will be paid on the remaining 50% of the Performance Share Unit Awards only for the year during which they time vest, subject to forfeiture prior to vesting. No Dividend Equivalents will be paid while the Performance Share Unit Awards are subject to performance criteria. Dividend Equivalents will accrue only on the portion of the Performance Share Unit Awards which have met the performance criteria and remain subject only to time vesting.

The Restricted Share Awards will have voting rights and the Performance Share Unit Awards will not have any voting rights.

Any 2016 Eligible Officer whose employment is terminated will forfeit any unvested long term equity awards except with respect to Performance Share Units in the event of a Qualified Termination or Retirement as described below and except where such 2016 Eligible Officer’s employment agreement with RAIT provides for accelerated vesting in defined circumstances upon a change of control of RAIT.

If a 2016 Eligible Officer’s employment is terminated due to death or disability and other than voluntarily or for cause (as defined in the relevant employment agreement for each 2016 Eligible Officer) (a “Qualified Termination”) prior to the conclusion of the 3-year performance period applicable to such 2016 Eligible Officer’s Performance Share Units, then such performance period will be shortened to conclude on the date of such Qualified Termination (a “Shortened Performance Period”). In such event, the Compensation Committee will determine within three months after the date of such Qualified Termination the number of Performance Share Units earned by such 2016 Eligible Officer, if any, for such Shortened Performance Period in accordance with the performance criteria established for such award. The 2016 Eligible Officer’s earned Performance Share Units, if any, will vest as of the date that the Compensation Committee determines the achievement of such performance criteria and will not be subject to the additional time based vesting period. The number of Performance Share Units eligible to be earned shall be determined on a pro rata basis by multiplying the number of Performance Share Units issued to such 2016 Eligible Officer by a fraction, the numerator is the number of days in the Shortened Performance Period and the denominator of which is the number of days in the original 3-year Performance Period. With respect to earned Performance Share Units held by the Officer for which the Performance Period is complete but for which the additional time-based vesting period is incomplete prior to the 2016 Eligible Officer’s Qualified Termination, any restrictions on such earned awards shall lapse and such earned awards shall automatically become fully vested as of the date of such Qualified Termination.

In the event of a 2016 Eligible Officer’s “Retirement” (as defined below), the 2016 PSUs will vest in the following manner. If such Retirement occurs during the performance period, the number of 2016 PSUs vested will be determined on a pro rata basis by multiplying the 2016 PSUs earned in the performance period by a fraction, the numerator is the number of days from the beginning of the performance period to the date of such Retirement and the denominator of which is the total number of days in the 3-year performance period. If a 2016 Eligible Officer’s Retirement occurs after the performance period, 100% of the 2016 PSUs earned in the performance period will vest upon Retirement. The above notwithstanding in no event will any 2016 PSUs vest if the performance targets are not met. “Retirement” is defined in the 2016 PSUs as the 2016 Eligible Officer’s voluntary separation of employment following satisfaction of the “Rule of 70.” The Rule of 70 will be satisfied upon (1) completion of at least fifteen (15) years of service with RAIT or its related entities; (2) attainment of age 55 and (3) such 2016 Eligible Officer’s combined age and service equals at least 70. A 2016 Eligible Officer may separate upon Retirement subject to providing at least six (6) months’ advance notice to RAIT and entering into a separate three-year non-competition and non-solicitation agreement if requested. In the event the 2016 PSUs vest due to Retirement, 50% of the vested 2016 PSUs will be redeemable as of the relevant determination date and the remaining 50% will be redeemable on the first anniversary of the last day of the performance period.

On April 22, 2016, the Compensation Committee adopted amendments to the performance share units granted to the 2016 Eligible Officers in March 2015 to provide for vesting upon a defined retirement on the same terms as those described above for the 2016 PSUs.

Clawback Policy

Awards made under the Annual Cash Bonus Plan and the Long Term Incentive Program for the 2016 Eligible Officers are subject to a clawback policy which will allow RAIT to recover amounts paid to such officer pursuant to such awards to the extent that the Compensation Committee, following an appropriate investigation and consideration of all relevant circumstances, determines that such officer has engaged in fraud or willful misconduct that caused the requirement for a material accounting restatement of RAIT’s financial statements due to material noncompliance with any financial reporting requirement (excluding any restatement due solely to a change in accounting rules).

Hypothetical 2015 PSUs and 2016 PSUs Performance

The actual three-year performance period applicable to the PSUs (the “2015 PSUs”) issued to the 2016 Eligible Officers in March 2015 runs from 2015 through 2017 and the actual three-year performance period applicable to the 2016 PSUs issued to the 2016 Eligible Officers in April 2016 runs from 2016 through 2018.  The tables below illustrate the manner in which these PSUs serve to align the economic interests of such officers with those of RAIT’s shareholders.  The 2015 PSUs table utilize a hypothetical performance period of 2015 and 2016 only and does not include any Common Shares attributable to the subjective portion of such 2015 PSUs. The 2016 PSUs table utilize a hypothetical performance period of 2016 only and those 2016 PSUs did not have a subjective portion.

2015 PSUs

Based on a comparison of our TSR to that of the three TSR metrics described above for the two year period as set forth below, if the 2015 PSUs granted to the 2016 Eligible Officers had been paid out as of December 31, 2016, based on our relative TSR performance over such hypothetical two year period, they would have had no value and there would have been no additional Common Shares issued to the 2016 Eligible Officers in connection with the payout of such awards.

Hypothetical 2-Year Performance Period	RAIT TSR relative to Peer Group TSR	RAIT TSR relative to NAREIT Mortgage Index TSR	Absolute RAIT TSR
2015-2016	Below 30th Percentile	Below 30th Percentile	Below 26%

2016 PSUs

Based on a comparison of our TSR to that of the three TSR metrics described above for the one year period as set forth below, if the 2016 PSUs granted to the 2016 Eligible Officers last year had been paid out as of December 31, 2016, based on our relative TSR performance over such hypothetical one year period, they would have had a total value of $2,656,401 based on our December 31, 2016 stock price of $3.36 per share and there would have been 790,596 additional Common Shares issued to the 2016 Eligible Officers in connection with the payout of such awards:

Hypothetical 1-Year Performance Period	RAIT TSR relative to Peer Group TSR	RAIT TSR relative to NAREIT Mortgage Index TSR	Absolute RAIT TSR
2016	Above 90th percentile	83rd percentile	41%

2017 Incentive Awards

On April 26, 2017, the Compensation Committee approved 2017 award opportunities pursuant to the Annual Cash Bonus Plan and Long Term Equity Plan for RAIT’s four current executive officers (the “2017 Eligible Officers”):  Mr. Davidson, Mr. Kopsky, Mr. Reyle and Mr. Riis.  The terms of the awards (the “2017 Target Cash Bonus Awards”) under the Annual Cash Bonus Plan and the awards (the “2017 Long Term Equity Awards”) under the Long Term Equity Plan for the two 2017 Eligible Officers who are Named Executive Officers, Mr. Davidson and Mr. Reyle, are described below.

2017 Target Cash Bonus Awards

•	The 2017 Target Cash Bonus Awards are composed of two components, as described below.
•

“Quantitative Bonus Award” — the Quantitative Bonus Award component of the 2017 Target Cash Bonus Award that may be earned by each 2017 Eligible Officer will be equal to 75% of the 2017 Target Cash Bonus Award for each participant, to be determined by RAIT’s performance relative to specified objective performance criteria established by the Compensation Committee as described below. The actual Quantitative Bonus Award earned by a participant may range from 0% and 200% of target based on actual performance for the year.

•

“Qualitative Bonus Award” – the Qualitative Bonus Award component of the 2017 Target Cash Bonus Award that may be earned by each 2017 Eligible Officer will be equal to 25% of the 2017 Target Cash Bonus Award for each participant, to be determined based on the Compensation Committee’s subjective evaluation of such participant’s performance relative to specified individual and/or collaborative criteria established by the Compensation Committee for each 2017 Eligible Officer, as described below. The actual Qualitative Bonus Award earned by a participant may range from 0% and 200% of target based on actual performance for the year.

2017 Target Cash Bonus Award Levels

The 2017 Target Cash Bonus Award levels set by the Compensation Committee for each of RAIT’s 2017 Eligible Officers who are Named Executive Officers based on 2017 performance are as follows:

2017 Eligible Officer	2017 Quantitative Bonus Target	2017 Qualitative Bonus Target	Total 2017 Target Cash Bonus Award
Mr. Davidson	$900,000	$300,000	$1,200,000
Mr. Reyle	$225,000	$75,000	$300,000

2017 Quantitative Bonus Award Criteria

The Compensation Committee established the following objective performance metrics to be utilized in determining the payout with respect to the Quantitative Bonus Award portion of the 2017 Target Cash Bonus Award weighted based on all of these performance measurements for Mr. Davidson and all of these performance measurements except Equity Raises for Mr. Reyle:

•	Cash Available for Distribution (“CAD”) per share for 2017.
•	Property Sales means the sale during 2017 of RAIT’s investments in real estate identified as “held for disposition” at December 31, 2016 with an aggregate gross cost measured at December 31, 2016.
•

G&A Management means RAIT’s general and administrative expenses for 2017 do not exceed a specified amount.  The calculation of G&A expenses will assume compensation expense relating to the 2017 Target Cash Bonus Awards and 2017 Long Term Equity Awards will not exceed Target levels.

•	Debt & Preferred Reduction means an amount by which the sum of the following are reduced during 2017:
o	the aggregate outstanding amount of the RAIT’s recourse indebtedness, based on principal amount, excluding the CMBS Facilities or similar facilities identified in the Annual Report; and
o	the aggregate outstanding liquidation preference of any series of RAIT preferred shares.
•	Equity Raises means the aggregate amount of proceeds RAIT receives from sales of its Common Shares for cash, after underwriting discounts and commissions and before expenses.

All of these criteria shall be calculated in a manner consistent with the manner used by RAIT in its public reporting, subject to the adjustments noted above, provided that the Compensation Committee will retain discretion to adjust the calculation of these metrics, to pay additional discretionary amounts, or to reduce amounts derived from such calculations if the Compensation Committee believes that such adjustment, payment or reduction would enhance incentivizing or rewarding actions in the best interests of RAIT’s shareholders.

2017 Qualitative Bonus Award Criteria

The Qualitative Bonus Award portion of each 2017 Eligible Officer’s 2017 Target Cash Bonus, which will be the remaining 25% of the overall target cash bonus, will be based on the Compensation Committee’s subjective evaluation of each 2017 Eligible Officer’s performance in 2017.

The actual 2017 Target Cash Bonus Award payment realized by a 2017 Eligible Officer for 2017 with respect to each applicable metric will depend on RAIT’s achievement of at least a “Threshold” level of performance established by the Compensation Committee with respect to that metric. There will be no 2017 Target Cash Bonus Award payable for that metric in the event RAIT achieves less than the Threshold level for the applicable annual performance period.  RAIT’s achievement of the Threshold, Target, Superior or Maximum level for a designated metric will result in a payout of set forth below opposite such level.  If the calculated percentage is between Threshold and Target, Target and Superior or Superior and Maximum for an annual performance period, then the earned percentage will be prorated.

Level	Resulting Cash Payout
Threshold	50%
Target	100%
Superior	150%
Maximum	200%

The portion of the Total 2017 Target Cash Bonus Award allocated to each of the Quantitative Metrics and the Qualitative Metric for the 2017 Target Cash Bonus Award are as follows:

Metric	Mr. Davidson Weighting	Mr. Reyle Weighting
CAD per share	10%	10%
Property Sales	20%	25%
G&A Management	15%	20%
Debt & Preferred Reduction	15%	20%
Equity Raises	15%	Not Applicable
Qualitative	25%	25%

2017 Target Cash Bonus Award Payments

•

All 2017 Target Cash Bonus Award payments will be made in the year following the completion of the annual performance period to which the 2017 Target Cash Bonus Award payment relates. The actual payment to each 2017 Eligible Officer will be made as soon as practical after final certification of the underlying performance results and approval of such payment by the Compensation Committee; provided, however, that, in order to comply with certain rules concerning the regulation of deferred compensation under the Internal Revenue Code of 1986, as amended, in no event will any such payment be made later than March 15 of such year.

•

Should a 2017 Eligible Officer terminate employment with RAIT prior to the conclusion of the applicable performance period, their 2017 Target Cash Bonus Award payment will be determined by the terms of such 2017 Eligible Officer’s employment agreement. These employment agreements generally provide that if defined conditions are met, in the event of the 2017 Eligible Officer’s death, disability, termination without cause, resignation for good reason or, under the SD Employment Agreement, a change of control followed by termination in defined circumstances, the 2017 Eligible Officer would receive a lump sum cash payment equal to a pro rata portion of such 2017 Eligible Officer’s target annual cash bonus for and applicable to the fiscal year of his termination.

Long Term Equity Awards

The 2017 Long Term Equity Award levels set by the Compensation Committee for each of RAIT’s 2017 Eligible Officers who are Named Executive Officers based on 2017 performance are as follows:

2017 Eligible Officer	Target Value of 2017 Long Term Equity Award
Mr. Davidson	$1,000,000
Mr. Reyle	$100,000

The 2017 Long Term Equity Awards for the 2017 Eligible Officers consist of the following two components:

•

“2017 Performance Share Unit Awards” — 75%, in the case of Mr. Davidson, and 65%, in the case of Mr. Reyle,  of the target value of each 2017 Eligible Officer’s annual 2017 Long Term Equity Award consist of Performance Share Unit Awards (the “2017 PSUs”) authorized by the Compensation Committee under the Long Term Equity Plan adopted pursuant to the 2012 IAP, with the number of RAIT common shares of beneficial interest (“Common Shares”) issued or their equivalent value in cash paid, at the Compensation Committee’s option, at the conclusion of the relevant performance period. The number of 2017 PSUs earned will be determined 100% by RAIT’s performance for the three- year period commencing January 1, 2017 and ending December 31, 2019 relative to three long term performance metrics established by the Compensation Committee, as described in greater detail below. The Compensation Committee did not allocate any portion of the 2017 PSUs to subjective factors.

The actual number of 2017 PSUs earned by a participant may range from 0% to 150% of target based on actual performance for the performance period. The performance based awards vest 50% at December 31, 2019 based on performance for 2017-2019, and the 50% balance, consisting of the same number of shares that were awarded at December 31, 2019, become time vesting and vest one year thereafter, subject to forfeiture in such year only in the event RAIT has terminated the 2017 Eligible Officer’s employment for cause or the 2017 Eligible Officer has resigned without good reason as determined, in each situation, under such 2017 Eligible Officer’s employment agreement. The Compensation Committee currently intends to redeem any vested 2017 PSUs with Common Shares, subject to the availability of Common Shares under the 2012 IAP (or the 2017 IAP, if approved by RAIT’s shareholders) at the time of vesting.

•

“Annual Restricted Share Awards” – 25%, in the case of Mr. Davidson, and 35%, in the case of Mr. Reyle, of the target value of each 2017 Eligible Officer’s 2017 Long Term Equity Awards consists of a grant of time-vesting Restricted Shares determined by dividing the dollar value of that portion of the annual 2017 Long Term Equity Award allocated to such Restricted Shares by the closing price of a Common Share on the New York Stock Exchange on the date of grant.

Structure of 2017 PSUs

•

The number of 2017 PSUs was determined by dividing the maximum dollar value of that portion of the annual 2017 Long Term Equity Award allocated to such 2017 PSUs by the closing price of a Common Share on the New York Stock Exchange on the date of grant.

•

The number of Common Shares issued, or their equivalent value in cash paid, at the Compensation Committee’s option, to a 2017 Eligible Officer upon the maturity of a 2017 PSU at the end of the relevant performance period will depend on RAIT’s achievement of at least a “Threshold” level of two metrics: (1) Total Shareholder Return or “TSR” (stock price appreciation plus aggregate dividends) as compared to the TSR for the FTSE NAREIT Mortgage REIT Index (the “NAREIT Mortgage Index”), and (2) TSR for holders of Common Shares on an absolute basis.

The “Threshold,” “Target,” and “Maximum” benchmarks to be established for the TSR achieved by RAIT over each relevant three-year performance period in comparison to the performance metrics listed below and the resulting impact on the number of shares earned by each 2017 Eligible Officer upon the maturity of Performance Share Units at the conclusion of each three-year performance period, is summarized in the following table:

Metric	Weighting	Threshold 0.5x Payout	Target 1x Payout	Maximum 1.5x Payout

Relative 3-Year TSR vs. NAREIT Mortgage Index	50%	35th Percentile	55th Percentile	85th Percentile

Absolute 3-Year TSR	50%	33%	42%	58%

No awards will be earned if below threshold performance is achieved for a particular metric. If performance falls between Threshold and Target or Target and Maximum for any performance period, then the number of 2017 PSUs earned will be prorated.

Structure of Annual Restricted Share Awards

•

At the initial date of grant, 25%, in the case of Mr. Davidson, and 35%, in the case of Mr. Reyle, of the target value of each 2017 Eligible Officer’s 2017 Long Term Equity Awards will be allocated to an Annual Restricted Share Award.

•

The number of shares issued with respect to the time-vesting Annual Restricted Share component of each 2017 Long Term Equity Award will be determined by dividing the dollar value of that portion of the annual 2017 Long Term Equity Award allocated to such Restricted Shares by the closing price of a Common Share on the New York Stock Exchange on the date of grant.

•	Common Shares subject to the Annual Restricted Share Awards will vest 25% per annum on the first four anniversaries from the date of grant.

Grant of 2017 Long Term Equity Awards

Effective as of April 26, 2017, each of the 2017 Eligible Officers was granted a 2017 Long Term Equity Award, consisting of both a 2017 PSU, having the target value shown in the table below for the 2017–2019 performance period, and an Annual Restricted Share Award having the target value shown in the table below for fiscal year 2017:

2017 Eligible Officer	Target Value of 2017 Long Term Equity Award	Target Value of Performance Share Units Award	Number of Performance Share Units Issued (1)	Target Value of Annual Restricted Award	Number of Shares Issued for Annual Restricted Share Award(2)
Mr. Davidson	$1,000,000	$750,000	366,449	$250,000	81,433
Mr. Reyle	$100,000	$65,000	31,758	$35,000	11,400

(1)

The number of 2017 PSUs granted in relation to the target value of each 2017 PSU was determined by multiplying such value by the maximum payout ratio of 1.5 and dividing the result by the closing price of a Common Share on the New York Stock Exchange on the date of grant, $3.07.

(2)

The number of Common Shares issued in relation to each Annual Restricted Share Award was determined by dividing the dollar value of that portion of the annual 2017 Long Term Equity Award allocated to such Restricted Shares by the closing price of a Common Share on the New York Stock Exchange on the date of grant, $3.07.

Additional Terms of the 2017 Long Term Equity Awards

Due to the current limited availability of Common Shares under the 2012 IAP, the vesting of Mr. Davidson’s 2017 PSUs is also subject to RAIT’s shareholders approving a sufficient increase in the number of Common Shares available for issuance under RAIT’s 2012 IAP (including the 2017 IAP, successor plan thereto or any alternative plan) to allow for satisfying any such vesting with Common Shares as of the date of such approval.

Dividends will be paid with respect to outstanding Restricted Share Awards, subject to forfeiture prior to vesting. Dividend Equivalents will not be paid on the 50% of the 2017 PSUs that have met the 3 year performance based criteria and have vested, but Dividend Equivalents will be paid on the remaining 50 % of the 2017 PSUs only for the year during which they time vest, subject to forfeiture prior to vesting. No Dividend Equivalents will be paid while the 2017 PSUs are subject to performance criteria. Dividend Equivalents will accrue only on the portion of the 2017 PSUs which have met the performance criteria and remain subject only to time vesting.

The Restricted Share Awards will have voting rights and the 2017 PSUs will not have any voting rights.

Any 2017 Eligible Officer whose employment is terminated will forfeit any unvested long term equity awards except with respect to Performance Share Units in the event of a Qualified Termination or Retirement and except where the JR Employment Agreement with RAIT provides for accelerated vesting in defined circumstances.

Awards made under the Annual Cash Bonus Plan and the Long Term Incentive Program for the 2017 Eligible Officers are subject to the same clawback policy as the 2016 PSUs.

Implementing Our Objectives

Impact of Shareholder Advisory Votes

Say on Pay Vote

RAIT held its first shareholder advisory vote on executive officer compensation as required under the federal securities laws at its 2011 annual meeting of shareholders held on May 17, 2011. More than 85% of the votes cast on such proposal were in favor of the compensation of the Named Executive Officers. RAIT held its second shareholder advisory vote on executive officer compensation as required under the federal securities laws at its 2014 annual meeting of shareholders held on May 13, 2014. More than 82% of the votes cast on such proposal were in favor of the compensation of the Named Executive Officers. The Compensation Committee considered these voting results as supportive of the Compensation Committee’s general executive compensation practices. The Compensation Committee will also carefully consider the shareholder votes on Proposal 4 at the 2017 annual meeting, along with other expressions of shareholder views it receives on specific policies and desirable actions.

Say-on-Pay-Frequency Vote

At our 2011 annual meeting of shareholders, our shareholders who cast votes on this proposal recommended by a majority of the votes cast that we hold an advisory shareholder vote on the compensation of our Named Executive Officers every three years. Under SEC rules, we are required to include an advisory vote every six years on whether the frequency of advisory shareholder vote on the compensation of our Named Executive Officers should be every year, every two years or every three years and so we have included Proposal 4 in this Proxy Statement.  We have examined current recommended practices on this matter and have determined to recommend to our shareholders to vote to change the frequency of our advisory shareholder votes on the compensation of our Named Executive Officers to every year.

The Compensation Committee will continue to take into account future shareholder advisory votes on executive compensation in order to determine whether any subsequent changes to RAIT’s executive compensation programs and policies would be warranted to reflect any shareholder concerns reflected in those advisory votes.

Peer Groups

As part of its consideration of changes to RAIT’s compensation programs described above, the Compensation Committee, with the assistance of its independent compensation consultant FPL, analyzed the following peer group of companies in relation to setting the amount of future compensation potential (salary, cash bonus and equity) for RAIT’s executive officers since 2015:

•	Arbor Realty Trust, Inc.
•	Colony Financial, Inc.
•	Gramercy Property Trust Inc.
•	iStar Financial Inc.
•	Lexington Realty Trust
•	Ladder Capital Corp.
•	Resource America Inc.
•	Redwood Trust, Inc.

These companies were included in this peer group because they may compete with us for business and/or talent. Some of our direct peers are not included in this peer group (though are used in the peer group that we use to measure our TSR performance, further discussed below) because they are externally managed and access to their compensation information is limited.

The companies comprising the peer group, or the TSR performance peers, for the three year performance measure comparing RAIT’s TSR relative to TSR of peers described above are:

•	Apollo Commercial Real Estate Finance, Inc.
•	Ares Capital Corporation
•	Arbor Realty Trust, Inc.
•	Colony Financial, Inc.
•	Ladder Capital Corp.

•	iStar Financial Inc.

•	Newcastle Investment Corp.
•	Redwood Trust, Inc.
•	Resource Capital Corp.
•	Starwood Property Trust, Inc.

See discussion above for the criteria used to select this peer group. We do not target our executives compensation to a specified percentile of a peer group.

Allocation Between Equity Compensation and Cash Payments. The Compensation Committee strives to achieve an appropriate mix between base salary, cash bonuses and equity incentive awards in order to meet RAIT’s compensation objectives. However, any pay mix objective is not applied rigidly and does not control the Compensation Committee’s compensation decisions; it serves as another tool to assess an executive’s total pay opportunities and whether appropriate incentives have been provided in order to accomplish our compensation objectives. The Compensation Committee also seeks to balance compensation elements that are based on individual contributions toward achieving RAIT’s financial, operational and strategic goals with others that are based on the performance of our Common Shares and our dividend record.

Allocation Among Types of Equity Compensation. From RAIT’s initial public offering in 1998 until 2004, the Compensation Committee granted stock options under the incentive award plan to RAIT’s executive officers and employees. From 2005 until 2010, the Compensation Committee granted phantom units to RAIT’s executive officers and employees under the incentive award plan. The Compensation Committee made this change because it viewed phantom units with dividend equivalents as a tangible and more effective compensation award. In 2012 the Compensation Committee made equity compensation awards comprised of SARs to the Named Executive Officers. Because of the limited number of Common Shares remaining issuable under the incentive award plan, the Compensation Committee made this change to utilize an available equity-based compensation that could be settled in cash or Common Shares. Since RAIT’s shareholders approved increasing the number of Common Shares issuable under the incentive award plan in May 2012, the Compensation Committee made awards comprised of SARs and restricted Common Shares. A SAR is the right to payment, in cash or in Common Shares in the discretion of the Compensation Committee, of the amount of the appreciation on a Common Share during the period beginning on the date of grant and ending on the date of exercise of the SAR. In this regard, SARs serve both to reward and retain executives, as the value of the SARs is linked to the price of Common Shares on the relevant exercise date. A restricted Common Share award is an award of Common Shares subject to restrictions, primarily time-based vesting.

The Compensation Committee evaluates periodically whether to settle vested SARs in cash or Common Shares as they vest, subject to the availability of Common Shares under the incentive award plan. The Compensation Committee expects in general to settle SARs with Common Shares, but plans to make final decisions as vesting dates for SARs approach in order to have the most currently-available information. As discussed above, the Compensation Committee has elected to settle all SARs awarded to date with Common Shares. The Compensation Committee continues to review the allocation among the types of RAIT’s equity compensation based on its analysis of the best way to design awards that meet RAIT’s compensation goals within the parameters of RAIT’s shareholder approved incentive award plan as in effect and based on the number of Common Shares issuable thereunder at the relevant time.

In March 2015, the Compensation Committee adopted the Long Term Equity Plan.  Since 2015, the Compensation Committee has made awards under the Long Term Equity Plan of performance share units (“PSUs”) which are earned over a defined period based on actual performance for the performance period and restricted share awards that vest over time. The 2016 Long Term Equity Awards and 2017 Long Term Equity Awards made by the Compensation Committee under the Long Term Equity Plan are described above.

Equity Grant Practices. In October 2009, the Compensation Committee adopted an equity award grant policy providing that awards under the incentive award plan will be made only on a date that corresponds to the date of any quarterly meeting of the Board. The Compensation Committee considers exceptions to this practice when a new non-employee Trustee is appointed to the Board or when an employee or executive officer is hired or promoted by RAIT. In that event, an award may also be made on any date in the period beginning when the appointment, hiring or promotion occurs and ending one month thereafter. The Compensation Committee may waive this policy from time to time where the Compensation Committee feels the adverse consequences to RAIT of delaying outweigh the benefits of adhering to the policy.  For example, the Compensation Committee waived this policy when making the 2016 Long Term Equity Awards and 2017 Long Term Equity Awards in order to complete its evaluation of appropriate performance criteria.

Stock Ownership Guidelines. In March 2011, the Compensation Committee adopted stock ownership guidelines, or the stock ownership guidelines, with the intent of encouraging close alignment of the interests of our Trustees and senior management with our shareholders. The stock ownership guidelines apply to the following persons, including the Named Executive Officers:

•	Trustees on the Board.
•	the following categories of officers:
•	CEO;
•

other officers designated by the Board as being “officers” of RAIT within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, subject to Section 16 of the Exchange Act, or Section 16 officers; and

•	officers of RAIT or any of its subsidiaries designated by the Compensation Committee, or designated officers.

The guideline for each Trustee is to own eligible RAIT securities, which are defined to include Common Shares and preferred shares, with a value equal to or exceeding five times the Trustee’s annual cash retainer then in effect. Each Trustee who is also an officer subject to the guidelines is subject to the stock ownership guidelines for officers. The guideline for each officer subject to the guidelines is to own eligible securities with a value equal to or exceeding the multiple of the annual base salary then in effect for the officer set forth below opposite the category the officer is in:

•CEO	4x salary
•all other Section 16 officers	2x salary
•all designated officers	1x salary

As noted above, Mr. Davidson is our CEO. There are currently four other Section 16 officers. Three of them are identified above in “Non-Trustee Executive Officers” and the fourth was determined by the Board not to be an executive officer of RAIT under the relevant SEC definition. There currently are no designated officers.

The guidelines, which were adopted in March 2011, provide that officers and Trustees who do not meet the stock ownership guidelines have five years to achieve compliance, and must hold 100% of the net shares received from any awards made after the adoption of these stock ownership guidelines, including (a) 100% of net after-tax shares received upon vesting of full value share awards, and (b) 100% of net Common Shares received (in other words, net of exercise price and taxes) upon option exercise. Once achieved, compliance is expected for so long as the individual is subject to the stock ownership guidelines. Upon any increase in the Trustee’s annual retainer, in the case of a Trustee, or a senior officer’s base salary, in the case of such senior officer, the individual will have five years from the date of such increase to achieve compliance based on the increased level of annual retainer or base salary. Any Trustee or senior officer becoming subject to the stock ownership guidelines for the first time after the adoption of the guidelines is expected to achieve compliance within five years. If a Trustee or senior officer achieves his or her guideline at any time during the specified five-year period, then such Trustee or senior officer will be considered to be in compliance as long as he or she continues to own the same number of eligible securities that were sufficient to meet the stock ownership guidelines. Compliance with the stock ownership guidelines is expected, but not mandatory. However, if any senior officer or Trustee does not comply, any subsequent equity-based compensation awarded to such senior officer or Trustee may be structured in a manner that would result in compliance with the stock ownership guidelines.

In April 2017, the CFO, the administrator of the guidelines, determined that all of RAIT’s four current executive officers, Mr. Davidson, Mr. Reyle, Mr. Kopsky and Mr. Riis, and the other Section 16 officer who had become subject to the guidelines in January 2014, February 2015, March 2017, February 2017 and March 2016, respectively, had a five year transition period from the respective date they became subject to the guidelines to do so. The CFO also determined that four of the non-employee Trustees currently serving on the Board met the guidelines. The CFO found that four non-employee Trustees who had joined the Board in October 2012, March 2013, November 2015 and February 2017, respectively, each had a five year transition period from the respective date they joined the Board to do so.

Employment Agreements. The Named Executive Officers all have employment agreements with RAIT. The employment agreements set floor amounts for base salary and, in certain cases, bonus opportunities. In addition, the employment agreements of the Named Executives provide for severance protection in defined circumstances. As described above, Mr. Davidson entered into the SD MOU and SD Employment Agreement as part of his becoming RAIT’s CEO in 2016.  Mr. Reyle entered into the JR Employment Agreement in April 2017.  Mr. Schaeffer entered into the SS MOU, SS Separation Agreement and SS Consulting Agreement to provide for a smooth transition upon his resignation as CEO in connection with the IRT Management Internalization which occurred December 20, 2016.  Mr. Sebra entered into the JS MOU and JS Separation Agreement to provide for a smooth transition upon his resignation as CFO in connection with the IRT Management Internalization which occurred December 20, 2016.  The severance Mr. Schaeffer and Mr. Sebra received upon their respective resignations is described below. See “Executive Compensation—Narrative to Summary Compensation Table and Plan-Based Awards Table—Employment Agreements” and “Executive Compensation—Potential Payments on Termination or Change in Control.”   The committee regularly reviews these employment agreements and severance protections and will periodically seek to make adjustments as circumstances and competitive market practices evolve.

Risk Management and RAIT’s Compensation Policies and Procedures. As part of the Board’s role in risk oversight, the Compensation Committee considers the impact of RAIT’s compensation plans, policies and practices, and the incentives they create, with respect to all employees, including executive officers, on RAIT’s risk profile. Based on this consideration, the Compensation Committee concluded that RAIT’s compensation policies and procedures are not reasonably likely to have a material adverse effect on RAIT. Some of the factors the Compensation Committee considered as mitigating the risks of RAIT’s compensation plans include:

•	The mix of compensation, which tended to be balanced with an emphasis toward rewarding long term performance;
•	The use of multiple performance metrics that are closely aligned with strategic business goals in the annual and long term incentive plans;
•	The use of discretion as a means to adjust compensation to reflect performance or other factors;
•	Multi-year time vesting on equity awards which requires long term commitment on the part of employees;
•	Incentive awards made under the incentive award plan to any participant are capped on an annual basis under the terms of the incentive award plan;
•	In 2015 with the assistance of FPL, the Compensation Committee began identifying peer groups to ensure the compensation programs are consistent with industry practice;
•	RAIT would respond to any executive misconduct in the manner described below under “Potential Impact on Compensation from Executive Misconduct;” and
•

Our stock ownership guidelines encourage close alignment of the interests of our Trustees and senior management with our shareholders. These guidelines are monitored annually by the Compensation Committee.

The Effect of Regulatory Requirements on Our Executive Compensation

IRC Section 162(m). The Compensation Committee periodically reviews the potential implications of IRC Section 162(m). This section generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer and the next three highest paid executive officers (excluding the chief financial officer) in excess of $1,000,000 in any year unless the compensation is performance-based within the meaning of Section 162(m). Although the Compensation Committee will consider various alternatives for preserving the tax deductibility of compensation payments, the Compensation Committee reserves the right to award compensation to our executives that may not qualify under Section 162(m) as deductible compensation. We do not expect that the payment of compensation that does not satisfy the requirements of IRC Section 162(m) will have a material adverse federal income tax consequence to us. We expect a substantial portion of the performance based awards described above to qualify as performance-based under Section 162(m). See “2015 Compensation Decisions” above.

IRC Section 409A. Section 409A of the IRC applies to all forms of nonqualified deferred compensation. The Compensation Committee takes Section 409A into account in determining the form and timing of compensation paid to our executives. RAIT intends to operate and administer its compensation arrangements in accordance with Section 409A.

IRC Sections 280G and 4999. IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G) and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” paid by RAIT in connection with a change in control. A number of our employment agreements had previously provided for RAIT to pay amounts equal to the sum of any excise taxes payable by the executive officer by reason of the executive officer receiving any excess parachute payments plus the amount necessary to put the executive officer in the same after-tax position as if no excise taxes had been paid. Since 2011, the Compensation Committee has sought to remove these provisions if it was otherwise approving any material amendment of the employment agreements containing these provisions. In 2012, we amended the employment agreement of Mr. Sebra to remove his Section 280G make whole provisions. We entered into a new employment agreement with Mr. Davidson in January 2014 which did not contain these provisions. The Compensation Committee considers the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structures compensation payable to our Named Executive Officers in connection with a change of control. The potential adverse tax consequences to RAIT and/or the named executive, however, are not necessarily determinative factors in such decisions.

Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which RAIT accounts for grants of equity-based compensation to our employees in our financial statements. The Compensation Committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Stock Compensation” (formerly, FASB Statement 123R), when determining the form and timing of equity compensation grants to employees, including our Named Executive Officers. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Potential Impact on Compensation from Executive Misconduct. If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the officer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment, initiating an action for breach of fiduciary duty and, if the misconduct resulted in a significant restatement of RAIT’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities. Under the Dodd-Frank Act, additional guidance may be forthcoming regarding mandatory recoupment of compensation. When, and if, such guidance is available, RAIT intends to adopt additional policies to implement the new requirements.

Awards made under the 2015 annual cash bonus plan and the 2015 long term incentive program for the eligible officers are subject to a clawback policy which will allow RAIT to recover amounts paid to such officer pursuant to such awards to the extent that the Compensation Committee, following an appropriate investigation and consideration of all relevant circumstances, determines that such officer has engaged in fraud or willful misconduct that caused the requirement for a material accounting restatement of RAIT’s financial statements due to material noncompliance with any financial reporting requirement (excluding any restatement due solely to a change in accounting rules).

Internal Pay Equity

In evaluating the internal pay relationship among its executive officers, the Compensation Committee sets the target opportunity for each executive officer under the incentive plans based on their relative respective responsibilities and expected contributions to RAIT’s performance. Generally, the person serving as CEO has had the highest salary and target opportunity amounts, followed by the President at such times as the President is not the CEO, then the CFO and then the General Counsel.  With respect to qualitative or discretionary portions of the executive officer’s compensation, the Compensation Committee evaluates each officer’s performance individually.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to RAIT Financial Trust’s (“RAIT”) Board of Trustees that the Compensation Discussion and Analysis be included in RAIT’s annual report on Form 10-K for 2016 and RAIT’s 2017 proxy statement. This report is provided by the following independent Trustees who comprise the committee:

Jon C. Sarkisian, Chairman
Andrew Batinovich
Michael M. Malter

Executive Officer Compensation

The following table provides summary information about compensation expensed or accrued by RAIT during the fiscal year ended December 31, 2016, for the following persons, who we refer to as the Named Executive Officers:

Mr. Davidson, our CEO and President;

Mr. Schaeffer, our former CEO who resigned December 20, 2016;

Mr. Sebra, our former CFO who resigned March 31, 2017; and

Mr. Reyle, our General Counsel.

Summary Compensation Table

Name and Principal Position	Year	Base Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)(7)	Total
Scott L.N. Davidson (Chief Executive Officer)	2016	$650,000	$947,500	$2,106,244	$—	$671,680	$63,950	$4,439,374
	2015	$550,000	$287,500	$1,191,756	$192,000	$839,938	$32,238	$3,093,432
	2014	$500,000	$1,000,000	$331,600	$158,400	$—	$15,767	$2,005,767

Scott F. Schaeffer (Former Chief Executive Officer)	2016	$692,152	$811,000	$1,290,697	$—	$700,883	$472,302	$3,967,034
	2015	$700,000	$150,000	$1,014,749	$192,000	$876,457	$309,966	$3,243,172
	2014	$650,000	$1,075,000	$331,600	$158,400	$—	$105,360	$2,320,360

James J. Sebra (Former Chief Financial Officer)	2016	$385,000	$236,750	$98,524	$—	$204,424	$207,776	$1,132,474
	2015	$375,000	$31,250	$172,030	$48,000	$182,595	$209,150	$1,018,025
	2014	$375,000	$250,000	$82,900	$39,600	$—	$52,747	$800,247

John J. Reyle (General Counsel)	2016	$300,000	$250,000	$35,700	$8,625	$—	$19,946	$614,271
	2015	$200,000	$250,000	$50,610	$20,160	$—	$15,432	$536,202

(1)

Each of the Named Executive Officers contributed a portion of their salary to the RAIT 401(k) plan. These contributions are included in the “Salary” column in the year earned. Mr. Schaeffer's 2016 base salary is net of the portion reimbursed by IRT for the period December 21, 2016 through December 31, 2016.

(2)

For 2016, for each 2016 Eligible Officer represents the qualitative component of their 2016 Target Cash Bonus Award and an Executive Transaction Bonus, and for Mr. Reyle represents his discretionary bonus payment.  For 2015, represents the qualitative component of each eligible officer’s 2015 Target Cash Bonus Award and Mr. Reyle’s discretionary bonus. For 2014, represents annual discretionary bonus payments to each such officer, prior to RAIT’s March 2015 implementation of the new incentive award plan.

(3)

We report all equity awards at their full grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718. For awards of restricted Common Shares other than PSUs, such value is calculated based on the NYSE market price for Common Shares subject to the award on the grant date for the award. For the portion of the PSUs based on market conditions, the fair value was estimated on the date of grant using a Monte Carlo simulation model. Such valuation consisted of computing the fair value using RAIT’s simulated stock price as well as TSR over the performance period from January 1, 2016 through December 31, 2018. The award is modeled as a contingent claim in that the expected return on the underlying shares is risk-free and the rate of discounting the payoff of the award is also risk-free. For the portion of these PSUs granted in April 2016, this resulted in a grant-date fair value of $1.55, $1.44, and $1.07 per portion of the PSUs for each market condition (i.e., versus peers, versus NAREIT Mortgage Index, and absolute TSR), respectively. Generally, the aggregate grant date fair value represents the amount that RAIT expects to expense in its financial statements over the award’s vesting schedule and does not correspond to the actual value that will be realized by each eligible officer. For additional information, refer to Note 13 – Share-Based Compensation in RAIT’s audited financial statements contained in the Annual Report to Shareholders that accompanies this Proxy Statement and in RAIT’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC, or note 13 to the annual report. For fiscal year 2016, amounts shown include the following grant date fair value amounts for awards made to each of the Named Executive Officers as described above in the “Compensation Discussion and Analysis “ section:

•

Scott L.N. Davidson ($511,286 April 2016 PSUs; $237,500 April 2016 restricted share award; $499,999 May 2016 restricted share award; $857,459 December 2016 restricted share award). Excludes $1,211,028 January 2017 restricted share award, which was authorized by the Compensation Committee and recognized in our financial statements as expense in 2016 but was not granted until January 9, 2017.

•	Scott F. Schaeffer ($538,197 April 2016 PSUs; $250,000 April 2016 restricted share award; $502,500 December 2016 restricted share award)
•	James J. Sebra ($67,274 April 2016 PSUs; $31,250 April 2016 restricted share award)
•	John J. Reyle ($35,700 February 2016 restricted share award)
(4)

This column represents the aggregate grant date fair value of SARs granted to each of the Named Executive Officers in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on a Black-Scholes Option pricing model on the date of grant. See note 13 to the annual report.

(5)

For fiscal year 2016, amounts shown include the following amounts paid as annual incentive compensation to each of the 2016 Eligible Officers pursuant to the each performance metric for the 2016 Target Cash Bonus Awards as described above in the “Compensation Discussion and Analysis” section:

•	Scott L.N. Davidson ($0 CAD, $345,000 property sales; and $326,680 debt reductions)
•	Scott F. Schaeffer ($0 CAD; $360,000 property sales; and $340,883 debt reductions)
•	James J. Sebra ($0 CAD; $105,000 property sales; and $99,424 debt reductions)

(6)	The following table describes the components of the amounts set forth in the “All Other Compensation” column in the Summary Compensation Table.

Name and Principal Position	Year	Company Contributions to Retirement and 401(k) Plans (a)	Dividend Equivalents on Phantom Units and Dividends on Restricted Stock (b)	Perquisites (c)	Compensation from IRT (d)	Total
Scott L.N. Davidson (Chief Executive Officer)	2016	$10,600	$53,350	$—	$—	$63,950
	2015	$10,600	$21,638	$—	$—	$32,238
	2014	$10,400	$5,367	$—	$—	$15,767

Scott F. Schaeffer (Former Chief Executive Officer)	2016	$10,252	$95,586	$18,144	$348,320	$472,302
	2015	$10,600	$55,837	$12,729	$230,800	$309,966
	2014	$10,400	$19,600	$—	$75,360	$105,360

James J. Sebra (Former Chief Financial Officer)	2016	$10,600	$23,016	$—	$174,160	$207,776
	2015	$10,600	$13,910	$—	$184,640	$209,150
	2014	$10,400	$4,667	$—	$37,680	$52,747

John J. Reyle (General Counsel)	2016	$10,600	$9,346	$—	$—	$19,946
	2015	$10,600	$4,832	$—	$—	$15,432

(a)

This column reports the total amount of matching contributions to the named executive’s RAIT 401(k) plan account, up to the limitations imposed under IRS rules. Under the RAIT 401(k) plan, RAIT provides a cash match of 4% of the employee contributions and may provide an additional cash match of 2% of eligible compensation as discretionary cash profit sharing payments. Any matching contribution made by RAIT pursuant to the RAIT 401(k) plan vests immediately. Under the RAIT 401(k) plan during 2016, RAIT matched 4% of employee’s eligible compensation, but did not provide a 2% discretionary profit sharing match. See “Compensation Discussion and Analysis—The Elements of Our Compensation—Other Compensation—401(k) Plans”

(b)

Dividend equivalents on phantom units are the right to receive an amount equal to the value of dividends paid on the Common Shares, as if the grant under the incentive award plan were Common Shares at the time of the dividend. Dividends are paid on restricted stock awards in the same manner as on our other outstanding Common Shares. However, dividend equivalents paid on unvested phantom units and dividends declared on unvested restricted share awards remained subject to forfeiture and are held in restricted accounts and not paid to the recipient, or included in this column, until vesting, whereupon they are paid in a lump sum. This column reports the total amount of dividend equivalents and dividends paid to the Named Executive Officers on their grants under the incentive award plan.

(c)	Includes auto allowances and club membership dues.
(d)	Includes the following compensation received by the Named Executive Officers from IRT.

Name and Principal Position	Year	IRT Stock Awards (1)	IRT Option Awards (2)	Total
Scott L.N. Davidson (CEO)	2016	$—	$—	$—
	2015	$—	$—	$—
	2014	$—	$—	$—

Scott F. Schaeffer (Former CEO)	2016	$348,320	$—	$348,320
	2015	$187,000	$43,800	$230,800
	2014	$65,600	$9,760	$75,360

James J. Sebra (Former CFO)	2016	$174,160	$—	$174,160
	2015	$149,600	$35,040	$184,640
	2014	$32,800	$4,880	$37,680

John J. Reyle (General Counsel)	2016	$—	$—	$—
	2015	$—	$—	$—

(1)

This column represents the aggregate grant date fair value of IRT restricted common stock awards granted to each of the Named Executive Officers in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on the closing price on the NYSE MKT of a share of IRT common stock on the date of grant. See Note 8: Equity Compensation Plans in Item 8. Financial Statements and Supplementary Data of IRT’s annual report on Form 10-K for its fiscal year ended December 31, 2016 filed with the SEC, or note 8 to the IRT annual report.

(2)

This column represents the aggregate grant date fair value of IRT SARs granted to each of the Named Executive Officers in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on a Black-Scholes Option pricing model on the date of grant. See note 8 to the IRT annual report.

Grants of Plan-Based Awards in 2016

The following table provides information about equity awards granted to the Named Executive Officers in 2016.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)			All other stock awards: Number of shares of stock or units (#)(3)	All other option awards: Number of securities underlying options (#)(4)	Exercise or base price option awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Scott L. N. Davidson	4/22/16	402,500	805,000	1,207,500
	4/22/16				124,129	248,257	372,386
	4/22/16							82,752			237,500
	5/23/16							161,290			499,999
	12/23/16							255,958			857,459
Scott F. Schaeffer	4/22/16	420,000	840,000	1,260,000
	4/22/16				130,662	261,324	391,986
	4/22/16							87,108			250,000
	12/23/16							150,000			502,500
James J. Sebra	4/22/16	122,500	245,000	367,500
	4/22/16				16,333	32,665	48,998
	4/22/16							10,888			31,250
John J. Reyle	2/14/16								37,500	2.38	8,625
	2/14/16							15,000			35,700

(1)

These columns represent the potential value of the payout for each eligible officer if the threshold, target or maximum goals are satisfied under the quantitative bonus components of the 2016 annual cash bonus plan, as described above in the “Compensation Discussion and Analysis” section. The amounts actually earned by each eligible officer with respect to 2016 performance under the 2016 annual cash bonus plan are reported in the Bonus (for the qualitative component) and Non-Equity Incentive Plan Compensation (for the quantitative component) columns in the 2016 Summary Compensation Table above.

(2)

These columns represent the potential number of Common Shares earned by each eligible officer if the threshold, target, or maximum goals are satisfied with respect to the April 2016 PSUs. The actual number of Common Shares issued pursuant to these April 2016 PSUs will be determined as of December 31, 2018 based on RAIT’s relative TSR performance over the 2016-2018 performance period, and will vest 50% at such time, with the remaining 50% of such shares vesting on April 22, 2019, all as described above in the “Compensation Discussion and Analysis” section.

(3)

This column shows the number of restricted Common Share awards granted in 2016 to the Named Executive Officers. The February 2016 restricted share awards to Mr. Reyle vest in three equal annual installments on the anniversary of the grant date (subject to earlier termination if the named executive’s employment ends). The April 2016 restricted share awards to the 2016 Eligible Officers vest in four equal annual installments on the anniversary of the grant date (subject to earlier termination if the 2016 Eligible Officer’s employment ends).  The May 2016 restricted share awards to Mr. Davidson vest 25% at the date of grant and 25% on the first three anniversaries of the grant date.  The December 2016 restricted share awards to Mr. Davidson vest 50% on December 20, 2018 and 50% on December 20, 2019.  The December 2016 restricted share awards to Mr. Schaeffer vest 50% on June 23, 2017 and 50% on December 23, 2017.

(4)

This column shows the number of SARs granted in 2016 to the Named Executive Officers. Each SAR represents the right to receive the excess of the fair market value (as determined under the incentive award plan) of a Common Share on the date of exercise over the fair market value of a Common Share on the grant date. These SARs vest in three equal annual installments on the anniversary of the grant date and have a five year term (subject to earlier termination if the named executive’s employment ends). These SARs initially provided that they could be settled in cash or Common Shares, in the discretion of the Compensation Committee. In 2016, the Compensation Committee determined that any exercise of these SARs would be settled in Common Shares to the extent Common Shares are available under the incentive award plan.

(5)

This column shows the full grant date fair value of restricted Common Share awards or SARs under FASB ASC Topic 718 granted to the Named Executive Officers in 2016. Generally, the full grant date fair value is the amount that RAIT would expense in its financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the Named Executive Officers. The full grant date fair value of the restricted Common Shares was the closing price of RAIT’s Common Shares on the grant date multiplied by the number of restricted Common Shares awards. The full grant date fair value of the SARs is based on a Black-Scholes Option pricing model on the date of grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table in 2016

We provide additional disclosure below of factors relating to the Summary Compensation Table and Grants of Plan-Based Awards in 2016, including descriptions of the employment agreements of the Named Executive Officers.

Employment Agreements

RAIT has entered into employment agreements with Messrs. Davidson, Schaeffer, Sebra and Reyle.  RAIT also entered into the SD MOU with Mr. Davidson, the SS MOU, SS Separation Agreement and the SS Consulting Agreement with Mr. Schaeffer and the JS MOU and JS Separation Agreement with Mr. Sebra.  Because Mr. Schaeffer resigned from RAIT on December 20, 2016 before RAIT’s 2016 fiscal year end, the terms of his employment agreement are not described.  Because Mr. Sebra resigned from RAIT on March 31, 2017 after RAIT’s 2016 fiscal year end, the terms of his employment agreement are described below.  The post-termination and severance provisions of these agreements are discussed in “Potential Payments on Termination or Change-In-Control” below.

Scott L.N. Davidson

In connection with planning for the IRT Management Internalization which contemplated Mr. Davidson succeeding Mr. Schaeffer as CEO, the Compensation Committee entered into the SD MOU with Mr. Davidson which became effective upon the completion of the IRT Management Internalization on December 20, 2016.  The SD MOU provided that when the IRT Management Internalization was completed, Mr. Davidson would be elevated to CEO and elected to the Board.  The SD MOU provided that, as CEO, Mr. Davidson would receive an annual base salary of $850,000 and would enter into a new employment agreement with RAIT with terms substantially similar to Mr. Schaeffer’s employment agreement and consistent with Mr. Davidson’s employment agreement then in effect.  RAIT and Mr. Davidson entered into the new SD Employment Agreement on November 1, 2016 and it became effective on December 20, 2016.  The terms of the SD Employment Agreement are described below.  The SD MOU contemplated that

Mr. Davidson would receive a new aggregate Share Award (as defined in the 2012 IAP) (the “SD MOU Award”) under the 2012 IAP of 600,000 Common Shares which could be granted in separate awards.  The SD MOU provided that 50% of the SD MOU Award would vest on December 20, 2018, regardless of the date granted, and the remaining 50% of the SD MOU Award would vest on December 20, 2019, regardless of the date granted.  The Compensation Committee approved an SD MOU Award of 255,958 Common Shares on December 23, 2016 and the remaining SD MOU Award of 344,042 Common Shares on January 9, 2017.  The SD MOU provided that RAIT would pay Mr. Davidson by February 1, 2017 a one-time cash payment in the amount of $1,350,000 (the “SD MOU Bonus”).  The Compensation Committee approved making the SD MOU Bonus payment to Mr. Davidson in January 2017 with the intent of incentivizing his performance in 2017.  The SD MOU provided that the Board expected that Executive’s discretionary performance compensation for 2016 would be paid at the maximum target level.   As described above, the discretionary portion of Mr. Davidson’s 2016 Target Cash Award was paid at the maximum level.   The SD MOU provided that RAIT’s cash available for distribution (“CAD”) goals for 2017, as established by the Compensation Committee, would be adjusted for the purpose of determining Mr. Davidson’s 2017 performance compensation to account for payments made to Mr. Schaeffer and Mr. Sebra as part of the terms of their separation from RAIT as a result of the IRT Management Internalization.  See the description of the 2017 Target Cash Awards for a description of the adjustments made to CAD for the purposes of those awards.

The SD Employment Agreement became effective December 20, 2016 and has successive three year terms unless either party provides the other party with notice of non-renewal prior to 90 days before the expiration of the then-current term. It provides that Mr. Davidson would serve as CEO and continue to serve as President of RAIT (the “President”), subject to the Board’s right to elect a different person to serve as President, and that Mr. Davidson would perform all duties incident to such positions reasonably assigned to him by the Board.  The SD Employment Agreement specifies that the appointment by the Board of a different person to serve as President would not constitute “Good Reason” for Mr. Davidson to terminate the SD Employment Agreement so long as Mr. Davidson continued to have his duties assigned to him by the Board and all of RAIT’s executive officers have their duties assigned to them by Mr. Davidson, except as may be required by law.  The SD Employment Agreement provides that RAIT will nominate Mr. Davidson for election to the Board at any meeting of the shareholders of RAIT where the election of the members of the Board is included in the purposes of such meeting and that he shall serve as a member of the Board, subject to his election to the Board by the shareholders, during his employment term.

The agreement provides for a base salary for Mr. Davidson of $850,000 and provides that his base compensation must be reviewed annually for appropriate increases but may not be decreased. Mr. Davidson is also eligible for bonuses as determined by the Compensation Committee. Mr. Davidson is entitled to participate in all employee retirement and welfare benefit plans and programs or executive perquisites made available to the our senior level executives as a group or to its employees generally and to participate in any short-term and long-term incentive programs (including the incentive award plan) established for our senior level executives generally, at levels commensurate with the benefits provided to other senior executives and with adjustments appropriate for his position. Mr. Davidson is subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement. Mr. Davidson’s base salary, bonuses awarded and equity and other compensation are described above in “2016 Compensation Decisions” and “2017 Compensation Decisions” which also reference compensation paid under the SD MOU described above.

Scott F. Schaeffer

As noted above, Mr. Schaeffer resigned from RAIT effective December 20, 2016 and the terms of his severance, as set forth in the SS MOU, SS Separation Agreement and the SS Consulting Agreement, are described below. See “Potential Payments on Termination or Change-In-Control” below.

James J. Sebra

As noted above, Mr. Sebra resigned from RAIT effective March 31, 2017 and the terms of his severance, as set forth in the JS MOU and JS Separation Agreement, are described below. See “Potential Payments on Termination or Change-In-Control” below.

Mr. Sebra’s employment agreement with RAIT terminated as of March 31, 2017 upon his resignation subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions that survived that termination.  Mr. Sebra’s employment agreement with RAIT had a term of successive one year periods unless either party provided the other party with notice of non-renewal prior to three months before the expiration of the term. It provided that Mr. Sebra would serve as CFO and Treasurer of RAIT. The agreement provided for Mr. Sebra’s base salary and provided that his base compensation must be reviewed annually for appropriate increases but may not be decreased. The employment agreement provided that Mr. Sebra may be eligible for an annual bonus which will be awarded by the Compensation Committee in its discretion. The employment agreement further provided that Mr. Sebra is eligible to participate in any of RAIT’s incentive programs, including any equity compensation plan, and eligible to receive the same benefits to the same extent as other senior executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans would be subject to the terms of those benefit plans as in effect from time to time. Mr. Sebra is subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement. Mr. Sebra’s base salary, bonuses awarded and equity and other compensation are described above in “2016 Compensation Decisions.”

John J. Reyle

Mr. Reyle’s employment agreement with RAIT (the “JR Employment Agreement”) provides for an employment term that continues for an initial period of three years and for two successive one year periods thereafter for a maximum term of five years, unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the term. It provides that Mr. Reyle will serve as RAIT’s General Counsel. The JR Employment Agreement provides for an initial base salary of $300,000 for Mr. Reyle and provides that his base compensation must be reviewed annually for appropriate increases but may not be decreased. The JR Employment Agreement provides that Mr. Reyle may be eligible for an annual bonus which will be awarded by the Compensation Committee in its discretion or under the terms of any annual incentive plan of RAIT maintained for other senior level executives. The JR Employment agreement further provides that Mr. Reyle is eligible to participate in any of RAIT’s incentive programs, including any equity compensation plan, and eligible to receive the same benefits to the same extent as other senior level executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans will be subject to the terms of those benefit plans as in effect from time to time. Mr. Reyle is subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement. The non-competition provisions do not apply at the expiration of the maximum employment term of five years or in the event RAIT elects not to renew the agreement.  Mr. Reyle’s base salary, bonuses awarded and equity and other compensation are described above in “2016 Compensation Decisions” and “2017 Compensation Decisions.”

2016 Target Date Bonus Awards

The terms of both the quantitative and qualitative components of the bonus arrangements for the 2016 Eligible Officers under the 2016 Annual Incentive Plan are described above in the “Compensation Discussion and Analysis” section.

Terms of Awards made to the Named Executive Officers under the Incentive Award Plan

The terms of the awards made to the Named Executive Officers under the incentive award plan, including the PSUs and restricted share awards, during 2016 pursuant to the performance-based component of stock awards under the incentive award plans are detailed above in the “Compensation Discussion and Analysis” section.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table provides information on the holdings of outstanding equity awards by the Named Executive Officers at December 31, 2016. These awards are comprised of SARs, restricted Common Share awards, and PSUs. Each award is shown separately for each named executive.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards, Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott L.N. Davidson	25,000	(1)	-		5.68	1/23/2017
	86,250	(1)	-		6.89	1/28/2018
	80,000		40,000	(2)	8.29	1/28/2019
	66,666		133,334	(3)	7.23	2/10/2020
							13,334	(5)	44,802
							40,000	(6)	134,400
							25,965	(7)	87,242
							82,752	(8)	278,047
							120,968	(9)	406,452
										155,794	(11)	523,468
										372,386	(12)	1,251,217
Scott F. Schaeffer	200,000	(1)	-		5.68	1/23/2017
	320,000	(1)	-		6.89	1/28/2018
	80,000		40,000	(2)	8.29	1/28/2019
	66,666		133,334	(3)	7.23	2/10/2020
										163,994	(11)	551,020
										391,986	(12)	1,317,073
James J. Sebra	225,000	(1)	-		5.68	1/23/2017
	75,000	(1)	-		6.89	1/28/2018
	20,000		10,000	(2)	8.29	1/28/2019
	16,666		33,334	(3)	7.23	2/10/2020
										20,499	(11)	68,877
										48,998	(12)	164,633
John J. Reyle	7,500	(1)	-		5.68	1/23/2017
	22,500	(1)	-		6.89	1/28/2018
	14,000		7,000	(2)	8.29	1/28/2019
	7,000		14,000	(3)	7.23	2/10/2020
	-		37,500	(4)	2.38	2/22/2021
							2,334	(5)	7,842
							4,667	(6)	15,681
							15,000	(10)	50,400

(1)	These SARs are fully vested.

(2)	These SARs vest on January 29, 2017.
(3)	These SARs vest in two equal annual installments on February 10, 2017 and February 10, 2018.
(4)	These SARS vest in three equal annual installments on February 22, 2017, February 22, 2018, and February 22, 2019.
(5)	These restricted Common Share awards vest on January 29, 2017.
(6)	These restricted Common Share awards vest in two equal annual installments on February 10, 2017 and 2018.

(7)	These restricted Common Share awards vest in three equal annual installments on March 31, 2017, 2018, and 2019.
(8)	These restricted Common Share awards vest in four equal annual installments on April 22, 2017, 2018, 2019, and 2020.
(9)	These restricted Common Share awards vest in three equal annual installments on May 23, 2017, 2018, and 2019.
(10)	These restricted Common Share awards vest in three equal annual installments on February 22, 2017, 2018, and 2019
(11)

These performance share unit awards are earned over a three year performance period ending December 31, 2017, with 50% of the awards vesting at the end of that three year period and the remaining 50% vesting over an additional one year time vesting period. The unvested number of awards assumes performance at the maximum level. The actual number of units earned based on actual performance ranges from 0% to 150% of target.

(12)

These performance share unit awards are earned over a three year performance period ending December 31, 2018, with 50% of the awards vesting at the end of that three year period and the remaining 50% vesting over an additional one year time vesting period. The unvested number of awards assumes performance at the maximum level. The actual number of units earned based on actual performance ranges from 0% to 150% of target.

Option Exercises and Stock Vested in Fiscal 2016

The following table provides information on the number of shares acquired by the Named Executive Officers upon the vesting of restricted Common Share awards and the value realized at that time before payment of any applicable withholding taxes and brokerage commission in 2016.  No SARs were exercised by the Named Executive Officers in 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Scott L.N. Davidson	347,852	1,107,902
Scott F. Schaeffer	365,218	1,172,640
James J. Sebra	40,444	121,951
John J. Reyle	7,166	16,992

(1)	The “Value Realized on Vesting” is determined by multiplying the closing price of a Common Share on the NYSE on the vesting date by the number of Common Shares that vested.

Potential Payments on Termination or Change-In-Control

As noted under “Executive Compensation—Narrative to Summary Compensation Table—Employment Agreements,” we have entered into employment agreements with our Named Executive Officers. These agreements provide for payments and other benefits if a named executive’s employment with us is terminated under circumstances specified in his respective agreement. A named executive’s rights upon the termination of his employment will depend upon the circumstances of the termination. The tables below summarize these rights and the amount of any payments and benefits due under the circumstances specified for the named executive indicated.

Scott L.N. Davidson

Under the SD Employment Agreement, if Mr. Davidson’s employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already awarded but not paid (including any pro rata bonus awarded for the year of termination), and other existing obligations. If his employment is terminated without “cause” or he resigns for “good reason” during the term of the SD Employment Agreement, or if RAIT sends a timely notice of non-renewal of the SD Employment Agreement, or if he is terminated after a change of control without cause or resigns for good reason, and he executes and does not revoke a mutual release, he will receive: (i) a lump sum cash severance payment equal to 2.25 times the sum of his base salary as in effect immediately prior to termination of his employment and average annual cash bonus (excluding the SD MOU Bonus) for the three year period immediately prior to his termination of employment, (ii) a pro rata portion of his target bonus for the fiscal year of his termination (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to a pro rata portion of the average annual cash bonus (excluding the SD MOU Bonus) Mr. Davidson received for the three year period immediately prior to his termination of employment), (iii) continued medical coverage for 18 months for himself and his spouse and dependents as if he had continued in employment with RAIT, and (iv) all other amounts earned, accrued and owing but not yet paid to him. If he does not provide a release, Mr. Davidson is entitled to receive only the amount due to him under the RAIT’s then current severance pay plan for employees, if any. RAIT does not currently have a severance plan applicable to its executive officers. No other payments or benefits are due to Mr. Davidson under the agreement, although he is entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of RAIT.

If Mr. Davidson voluntarily terminates his employment other than for good reason, no further payments shall be due him, except that he shall be entitled to any benefits accrued and due in accordance with the terms of any applicable benefit plans and programs of RAIT. RAIT may terminate Mr. Davidson’s employment if Mr. Davidson has been unable to perform the material duties of his employment and has been formally determined to be eligible for disability benefits under RAIT’s long-term disability plan. If his employment is terminated on account of his death or disability, he will receive all amounts earned and accrued as of such date and a pro rated target bonus (calculated as set forth above) for the fiscal year of his death or disability. RAIT may terminate Mr. Davidson’s employment at any time for cause, in which event all payments to him cease, except for base salary to the extent already accrued, and for benefits accrued and earned before his termination in accordance with the terms of any of RAIT’s applicable benefit plans and programs.

Under the SD Employment Agreement, Mr. Davidson is responsible for all taxes due with respect to any amount payable to or other benefit receivable by him thereunder, including, without limitation, any excise tax imposed by IRC Section 4999. However, the SD Employment Agreement provides that any amount or benefit deemed to be a parachute payment (as defined in IRC Section 280G) alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Davidson which is deemed to constitute a parachute payment, and would result in the imposition on Mr. Davidson of an excise tax under IRC Section 4999, shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by IRC Section 4999, but only if, by reason of such reduction, the net after-tax benefit received by Mr. Davidson exceeds the net after-tax benefit received by Mr. Davidson if no such reduction was made.

“Cause” is defined in The SD Employment Agreement as any of the following grounds for termination of Mr. Davidson’s employment: (a) Mr. Davidson shall have been convicted of a felony; (b) Mr. Davidson shall have been convicted of fraud, misappropriation or embezzlement, (c) Mr. Davidson intentionally and continually fails substantially to perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Davidson’s incapacity due to physical or mental illness), which failure has been materially and demonstrably detrimental to RAIT and has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a duly authorized officer of RAIT, has been delivered to Mr. Davidson specifying the manner in which Mr. Davidson has failed substantially to perform; or (d) Mr. Davidson breaches the non-competition, non-solicitation, intellectual property and confidentiality restrictive covenants of the SD Employment Agreement.

“Good Reason” is defined in The SD Employment Agreement as: (a) a reduction in Mr. Davidson’s annual rate of base salary; (b) a failure of RAIT to pay his base salary; (c) a significant adverse alteration in the nature or status of Mr. Davidson’s responsibilities (the non-election of Mr. Davidson to the Board, the removal of Mr. Davidson from the position of CEO or President or requiring Mr. Davidson to report to any employee of RAIT, including an executive chairman, shall be deemed to be a significant adverse alteration in the nature or status of Mr. Davidson’s responsibilities); provided, however, that the appointment by the Board of a different person to serve as President shall not be deemed to be such an alteration so long as (i) Mr. Davidson continues to have his duties assigned to him by the Board and (ii), except as may be required by law, all executive officers of RAIT shall have their duties assigned to them by Mr. Davidson; or (d) any other material breach by RAIT of the SD Employment Agreement.

“Change of Control” means the occurrence of any of the following: (a) the acquisition of the beneficial ownership, as defined under the Exchange Act, of 25% or more of RAIT’s voting securities or all or substantially all of the assets of RAIT by a single person or entity or group of affiliated persons or entities other than by a related entity (described below); provided, however, that, if such acquisition is approved by the Board and, if after such acquisition, at least two-thirds of the trustees comprising the Board immediately prior to such acquisition continue to serve in such capacity and RAIT’s CEO immediately prior to such acquisition continues as the CEO after such acquisition, no Change of Control shall be deemed to have occurred; or (b) the merger, consolidation or combination of RAIT with an unaffiliated entity, other than a related entity in which the trustees of RAIT immediately prior to such merger, consolidation or combination constitute less than a majority of the Board of Trustees of the surviving, new or combined entity unless one-half of the Board of Trustees of the surviving, new or combined entity, were trustees of RAIT immediately prior to such transaction and RAIT’s chief executive officer immediately prior to such transaction continues as the chief executive officer of the surviving, new or combined entity; or (c) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by RAIT’s shareholders of each new trustee was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of the period; or (d) the transfer of all or substantially all of RAIT’s assets or all or substantially all of the assets of its primary subsidiaries to an unaffiliated entity, other than to a related entity. A related entity means an entity that is an “affiliate” of Mr. Davidson, or any member of Mr. Davidson’s immediate family, as determined in accordance with Rule 12b-2 of the Exchange Act. If a Change of Control occurs and Mr. Davidson’s employment is terminated without cause or Mr. Davidson may terminates his employment for good reason and receive the compensation below.

The SD Employment Agreement provides that during Mr. Davidson’s employment term and for eight months thereafter with respect to clause (a) below and 12 months thereafter with respect to clauses (b) and (c) below, without regard to its termination for any reason which does not constitute a breach of the SD Employment Agreement by RAIT or a resignation for good reason by Mr.

Davidson,  he will not: (a) directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Mr. Davidson’s name to be used in connection with any competing business within any state in which RAIT currently engages in any substantial business activity or any state in which RAIT engaged in any substantial business activity during the thirty-six (36) month period preceding the date Mr. Davidson’s employment terminates; provided, however, that notwithstanding the foregoing, this provision shall not be construed to prohibit the passive ownership by Mr. Davidson of not more than five percent (5%) of the capital stock of any corporation which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act; or  (b) solicit or divert to any competing business any individual or entity which is an active or prospective customer of RAIT or was such an active or prospective customer at any time during the preceding twelve (12) months; or (c) employ, attempt to employ, solicit or assist any competing business in employing any employee of RAIT whether as an employee or consultant. The agreement also contains restrictions regarding RAIT’s intellectual property and a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits due under the indicated circumstances for Mr. Davidson assuming the circumstances occurred as of December 31, 2016:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause (1)(2)	Resignation for Good Reason (1)(2)	Disability (1)(3)	Death (1)(3)
Bonus for Prior Periods (4)	$1,619,180	$1,619,180	$1,619,180	$1,619,180	$1,619,180	$1,619,180
Severance Payment (5)	$—	$—	$4,272,464	$4,272,464	$—	$—
Medical Coverage (6)	$—	$—	$31,824	$31,824	$—	$—
Total	$1,619,180	$1,619,180	$5,923,468	$5,923,468	$1,619,180	$1,619,180

(1)

We have assumed no unpaid salary at December 31, 2016. In any instance of his employment being terminated, Mr. Davidson would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(2)

Assumes that Mr. Davidson executes and does not revoke a written mutual release in a form acceptable to RAIT, of any and all claims against RAIT or Mr. Davidson relating to matters arising out of his employment by RAIT. Without this release, Mr. Davidson would only be entitled to amounts due under RAIT’s severance pay plan, if any. As of December 31, 2016, RAIT did not have a severance pay plan applicable to any executive officer. These same provisions apply if termination occurs in these circumstances upon or after a change in control of RAIT.  Mr. Davidson’s resignation within six months of a change in control (as defined in Mr. Davidson’s employment agreement) of RAIT is deemed to be a resignation for “good reason” as defined in his employment agreement.

(3)

For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2016 related to the years 2014, 2015 and 2016 and that Mr. Davidson received the bonuses earned for such period prior to termination. Mr. Davidson would be entitled to his target annual cash bonus, or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus Mr. Davidson received for the three year period immediately prior to his termination of employment. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(4)	Equal to 2.25 times the sum of (i) his base salary at the date of termination and (ii) his average annual cash bonus for the three year period immediately prior to the termination of his employment.
(5)	Mr. Davidson would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Davidson may vest in certain ancillary benefits provided to all employees if he is terminated, including but not limited to any unvested portion of our matching contributions to his 401(k) account.

Scott F. Schaeffer

RAIT and Mr. Schaeffer entered into the SS MOU on September 26, 2016 and the SS Separation Agreement and the SS Consulting Agreement on December 14, 2016 which set forth the term of Mr. Schaeffer’s severance compensation in preparation for his resignation as RAIT’s CEO and a Trustee which occurred on December 20, 2016 upon the completion of the IRT Management Internalization.  Pursuant to the SS MOU and the SS Separation Agreement, Mr. Schaeffer received the following severance compensation on or after December 20, 2016:

•	A cash payment of $500,000 which was authorized by the Compensation Committee on January 9, 2017 and paid in January 2017.

•

A Share Award (the “SS Share Award”) under the 2012 IAP  of 150,000 Common Shares which had no performance conditions but had restrictions on transfer which are removed from half of the Common Shares six months after the date of grant and from the remaining half one year after the date of grant.  The Compensation Committee authorized the SS Share Award and the SS Share Award was made on December 23, 2016 and had a grant date fair value of $502,500.

•

Effective December 20, 2016, all equity awards (other than Mr. Schaeffer’s 2015 PSUs and 2016 PSUs) previously granted to Mr. Schaeffer and the SS Share Award, had all service conditions removed but had restrictions on transfer until they vested in accordance with their original vesting schedule, including whether or not Mr. Schaeffer’s service as a consultant to RAIT has ceased on or before the applicable vesting date. In addition: (i) Mr. Schaeffer remained entitled to accrued dividends and dividend equivalents on all such equity awards, (ii) options and share appreciation rights (“ SARs ”) held by Mr. Schaeffer could be exercised after vesting through the expiration of the original term of such options and SARs and (iii) the 2015 PSUs and 2016 PSUs would continue to time vest while remaining subject to the achievement of the relevant performance metrics, in each case as if Mr. Schaeffer remained employed by RAIT throughout the term. Any performance target for the 2015 PSUs determined based on a subjective evaluation of Mr. Schaeffer’s performance by the Compensation Committee would, for purposes of such 2015 PSUs, be computed such that the percentile achievement for such subjective target shall equal the weighted average of the percentiles achieved for the objectively evaluated targets applicable to such 2015 PSUs. On December 20, 2017, after the changes to these equity awards, RAIT calculated the fair value of these equity awards (not including the SS Share Award) to be $559,051.

•	Mr. Schaeffer received the 2016 Target Cash Award and his Executive Transaction Bonus as described above.

In addition, as contemplated by the SS MOU and the SS Separation Agreement, upon his resignation, Mr. Schaeffer entered into the SS Consulting Agreement with RAIT.  The SS Consulting Agreement provides that Mr. Schaeffer will provide advisory and consulting services to RAIT and its subsidiaries as are reasonably requested for a one-year period beginning on December 20, 2016. In respect of such services, Mr. Schaeffer will be paid a fixed sum of $375,000 for the one year term, and will be reimbursed for all reasonable out-of-pocket expenses in accordance with RAIT’s reimbursement policies. Mr. Schaeffer will continue to be bound by the intellectual property, development and confidentiality terms of his employment agreement with RAIT during and after the consulting term.

Mr. Schaeffer will continue to be bound by the provisions relating to non-competition, non-solicitation, intellectual property, developments and confidentiality of his employment agreement with RAIT for the periods stated therein, except that RAIT will waive certain restrictions relating to non-competition and non-solicitation, solely with respect to Mr. Schaeffer’s employment with IRT. Mr. Schaeffer also signed a general release of RAIT.

James J. Sebra

RAIT and Mr. Sebra entered into the JS MOU on September 26, 2016 and the JS Separation Agreement on December 14, 2016 which set forth the term of Mr. Sebra’s severance compensation in preparation for his resignation as RAIT’s CFO.  The JS MOU and JS Separation Agreement provided that Mr. Sebra would remain CFO of RAIT until the later to occur of March 31, 2017, or the filing of RAIT’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016 with the SEC.  Mr. Sebra resigned as RAIT’s CFO and Treasurer on March 31, 2017 and Mr. Kopsky succeeded him in those positions on that date.  Pursuant to the JS MOU and the JS Separation Agreement, Mr. Sebra received the following severance compensation:

•	Mr. Sebra will receive a fixed cash bonus of $110,293 equal to 25% of his total 2016 cash bonus to be paid no later than June 1, 2017.

•

Effective December 20, 2016, all equity awards (other than Mr. Sebra’s 2015 PSUs and 2016 PSUs) previously granted to Mr. Sebra had all service conditions removed but had restrictions on transfer until they vested in accordance with their original vesting schedule. In addition: (i) Mr. Sebra remained entitled to accrued dividends and dividend equivalents on all such equity awards, (ii) options and share appreciation rights (“ SARs ”) held by Mr. Sebra could be exercised after vesting through the expiration of the original term of such options and SARs and (iii) the 2015 PSUs and 2016 PSUs would continue to time vest while remaining subject to the achievement of the relevant performance metrics, in each case as if Mr. Sebra remained employed by RAIT throughout the term. Any performance target for the 2015 PSUs determined based on a subjective evaluation of Mr. Sebra’s performance by the Compensation Committee would, for purposes of such 2015 PSUs, be computed such that the percentile achievement for such subjective target shall equal the weighted average of the percentiles achieved for the objectively evaluated targets applicable to such 2015 PSUs. On December 20, 2017, after the changes to these equity awards, RAIT calculated the fair value of these equity awards to be $89,876.

•	Mr. Sebra received the 2016 Target Cash Award and his Executive Transaction Bonus as described above.

Mr. Sebra will continue to be bound by provisions relating to non-competition, non-solicitation, intellectual property, developments and confidentiality of his employment agreement with RAIT for the periods stated therein, except that RAIT will waive certain restrictions relating to non-competition and non-solicitation, solely with respect to Mr. Sebra’s employment with IRT. Mr. Sebra also signed a general release of RAIT.

RAIT’s obligations to Mr. Sebra in connection with his resignation are set forth above and RAIT’s obligations under the employment agreement with Mr. Sebra are terminated.  However, SEC guidance indicates that disclosure of severance arrangements for all potential triggering events under Mr. Sebra’s employment agreement should be provided because he resigned after the end of RAIT’s 2016 fiscal year.  The disclosure below is provided in response to this guidance. Under Mr. Sebra’s employment agreement, if his employment ended for any reason, RAIT was to pay accrued salary, bonuses and incentive payments already awarded but not paid (including any pro rata bonus awarded for the year of termination), and other existing obligations. If his employment was terminated without “cause” or he resigned for “good reason” during the term of the employment agreement, or if RAIT sent a timely notice of non-renewal of the employment agreement, or if he was terminated after a change of control without cause or resigns for good reason, and he executes and does not revoke a mutual release, he would receive: (a) a lump sum payment of an amount equal to 1.5 times the sum of (x) his annual salary (at the rate in effect immediately prior to his termination) plus (y) the average annual cash bonus received in the three year period immediately prior to his termination, (b) a lump sum cash payment equal to a pro rata portion of Mr. Sebra’s target annual cash bonus for the fiscal year of his termination (or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus Mr. Sebra received for the three year period immediately prior to his termination of employment), and (c) for a period of 18 months following the date of termination, Mr. Sebra would continue to receive the medical coverage in effect at the date of his termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rate as may be charged from time to time for employees generally, as if Mr. Sebra had continued in employment with RAIT during such period. If he does not provide a release, Mr. Sebra was entitled to receive only the amount due to him under the RAIT’s then current severance pay plan for employees, if any. RAIT does not currently have a severance plan applicable to its executive officers. No other payments or benefits were due to Mr. Sebra under the agreement, although he is entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of RAIT.

Upon a “change of control” of RAIT, Mr. Sebra would become fully vested in all his outstanding unvested equity-based awards. In addition, if he terminates employment within six months after a change of control, for any reason, the termination would be deemed to be for good reason.

If Mr. Sebra voluntarily terminated his employment other than for good reason, no further payments would be due him, except that he would be entitled to any benefits accrued and due in accordance with the terms of any applicable benefit plans and programs of RAIT.

RAIT may terminate Mr. Sebra’s employment if Mr. Sebra has been unable to perform the material duties of his employment and has been formally determined to be eligible for disability benefits under RAIT’s long-term disability. If RAIT terminated Mr. Sebra’s employment for disability, Mr. Sebra is entitled to receive the following: (a) a lump sum cash payment equal to a pro rata portion of Mr. Sebra’s cash bonus described in clause (b) above, determined by multiplying such cash bonus by a fraction, the numerator of which is the number of days during which Mr. Sebra was employed by RAIT, prior to his termination of employment, in RAIT’s fiscal year in which his termination of employment occurs and the denominator of which is 365; and (b) any amounts earned, accrued and owing but not yet paid under his employment agreement and any other benefits accrued and earned in accordance with the terms and conditions of any applicable benefit plans and programs of RAIT in which Mr. Sebra participated prior to his termination of employment. If Mr. Sebra dies while employed by RAIT, RAIT shall pay to Mr. Sebra’s executor, legal representative, administrator or designated beneficiary, as applicable, the same amounts due upon his termination for disability.

RAIT may terminate Mr. Sebra’s employment at any time for cause, in which event all payments under the agreement will cease, except for base salary to the extent already accrued. Mr. Sebra would be entitled to any benefits accrued and earned before his termination in accordance with the terms and conditions of any applicable benefit plans and programs of RAIT in which Mr. Sebra participated prior to his termination of employment.

Under his employment agreement, Mr. Sebra was responsible for all taxes due with respect to any payments received under the agreement.

“Cause” was defined as (a) Mr. Sebra’s commission of, or indictment for, or formal admission to a felony, or any crime of moral turpitude, dishonesty, or breach of RAIT’s code of ethics, or any crime involving RAIT; (b) Mr. Sebra’s engagement in fraud, misappropriation or embezzlement; (c) Mr. Sebra’s continual failure to substantially perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Sebra’s incapacity due to physical or mental illness), and such failure has continued for a period of at least 30 days after a written notice of demand, signed by a duly authorized officer of RAIT, has been delivered to Mr. Sebra specifying the manner in which Mr. Sebra has failed to substantially perform; or (d) Mr. Sebra’s breach of the non-competition, non-solicitation, intellectual property or confidentiality restrictions of his employment agreement.

“Change of control” was defined in the same manner as in Mr. Schaeffer’s employment agreement.

“Good reason” was defined as (i) the material reduction of Mr. Sebra’s title, authority, duties and responsibilities or the assignment to Mr. Sebra of duties materially inconsistent with Mr. Sebra’s position or positions with RAIT; (ii) a reduction in Mr. Sebra’s base salary; or (iii) RAIT’s material and willful breach of Mr. Sebra’s employment agreement.

Mr. Sebra’s employment agreement provided that during his employment term and for a period of eight (8) months after his termination, without regard to its termination for any reason which does not constitute a breach of his employment agreement by RAIT or a resignation for good reason by Mr. Sebra, Mr. Sebra will not directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Mr. Sebra’s name to be used in connection with any competing business within any state in which RAIT, and/or its affiliates, currently engage in any substantial business activity (defined below) or any state in which RAIT, and/or its affiliates, engaged in any substantial business activity during the thirty-six month period preceding the date Mr. Sebra’s employment terminates; provided, however, that notwithstanding the foregoing, this provision shall not be construed to prohibit the passive ownership by Mr. Sebra of not more than five percent of the capital stock of any corporation which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act. The phrase “competing business” is defined as any entity or enterprise actively engaged in any business or businesses RAIT and/or its affiliates, are actively engaged in (or are expected to be actively engaged in within 12 months) at the time of termination. The phrase “substantial business activity” means that RAIT, and/or its affiliates (i) has a business office, (ii) owns, services or manages real estate, or (iii) has a recorded and unsatisfied mortgage or other lien upon real estate or personal property.

Mr. Sebra’s employment agreement also provides that during his employment term and for a period of 12 months after his termination, without regard to a termination for any reason which does not constitute a breach of his employment agreement by RAIT or a resignation for good reason by Mr. Sebra, Mr. Sebra will not (a) solicit or divert to any competing business, any individual or entity which is an active or prospective customer of RAIT and/or its affiliates, or was such an active or prospective customer at any time during the preceding 12 months; or (b) employ, attempt to employ, solicit or assist any competing business in employing any employee of RAIT, and/or its affiliates, whether as an employee or consultant. The agreement also contains restrictions regarding RAIT’s intellectual property and a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits that would have been due under the indicated circumstances for Mr. Sebra assuming the circumstances occurred as of December 31, 2016:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause (1)	Resignation for Good Reason (1)(2)	Disability (1)(3)	Death (1)(3)
Bonus for Prior Periods (4)	$441,174	$441,174	$441,174	$441,174	$441,174	$441,174
Severance Payment (5)	$—	$—	$1,030,010	$1,030,010	$—	$—
Medical Coverage (6)	$—	$—	$31,824	$31,824	$—	$—
Total	$441,174	$441,174	$1,503,008	$1,503,008	$441,174	$441,174

(1)

We have assumed no unpaid salary at December 31, 2016. In any instance of his employment being terminated, Mr. Sebra would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(2)

Mr. Sebra’s resignation within six months of a change in control (as defined in Mr. Sebra’s employment agreement) of RAIT is deemed to be a resignation for “good reason” as defined in his employment agreement.

(3)	Mr. Sebra or his estate also would be entitled to receive his annual salary for the remainder of the year in which the termination of his employment occurred.
(4)

For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2016 related to the years 2014, 2015 and 2016 and that Mr. Sebra received the bonuses earned for such period prior to termination. Mr. Sebra would be entitled to a pro rata bonus earned through the date of termination, which will be calculated based on the bonus earned in the prior year, pro-rated for the number of days he was employed by RAIT in the year of his termination. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(5)

Equal to 1.5 times the sum of (x) Mr. Sebra’s base salary as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Sebra received for the three year period immediately prior to his termination of employment.

(6)	Mr. Sebra would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Sebra would vest in certain ancillary benefits provided to all employees if he is terminated, including any unvested portion of our matching contributions to his 401(k) account.

John J. Reyle

Under the JR Employment Agreement, if Mr. Reyle’s employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already earned but not paid (including any pro rata bonus awarded for the year of termination), and other existing obligations.

If Mr. Reyle’s employment is terminated without “cause” or he resigns for “good reason” during the term of the employment agreement, and he executes and does not revoke a mutual release, he will receive: (a) a lump sum cash payment equal to 1.5 times the sum of (x) Mr. Reyle’s base salary, as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Reyle received for and applicable to RAIT’s three completed fiscal years immediately prior to Mr. Reyle’s last day of employment (or, if he was not employed for the entire period covered by such fiscal years, the average annual cash bonus Mr. Reyle received for and applicable to those completed fiscal years of RAIT for which he was employed for the entire fiscal year)(the “JR Cash Bonus”); (b) a lump sum cash payment equal to a pro rata portion of Mr. Reyle’s target annual cash bonus for and applicable to the fiscal year of his termination (or, in the absence of a target bonus opportunity for and applicable to the fiscal year of his termination, the lump sum cash payment will be equal to a pro rata portion of the average annual cash bonus Mr. Reyle received for RAIT’s three completed fiscal years immediately prior to Mr. Reyle’s last day of employment or, in the event that Mr. Reyle was not employed for the entire period covered by the three completed fiscal years of RAIT immediately prior to his termination, the cash bonus will be calculated on the basis of the annual cash bonus received for and applicable to those completed fiscal years of RAIT for which he was employed for the entire fiscal year), and (c) for a period of 18 months following the date of termination, Mr. Reyle will continue to receive the medical coverage in effect at the date of his termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rate as may be charged from time to time for employees generally, as if Mr. Reyle had continued in employment with RAIT during such period. For the avoidance of doubt, neither non-renewal of the JR Employment Agreement by either party nor the expiration of the term of the JR Employment Agreement will entitle Mr. Reyle to the foregoing payments and benefits set forth in this paragraph.  Upon (1) a termination without cause by RAIT, (2) RAIT elects not to renew Mr. Reyle’s Employment Term, or (3) a resignation for good reason by Mr. Reyle, all outstanding equity-based compensation awards that are not intended to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the IRC will become fully vested, immediately exercisable and any restrictions thereon will lapse, as the case may be; provided, that any delays in the settlement or payment of such awards that are set forth in the applicable award agreement and that are required under Section 409A of the IRC will remain in effect, and all outstanding equity-based compensation awards that are intended to constitute “performance-based compensation” under Section 162(m)(4)(C) of the IRC will remain outstanding and will vest or be forfeited in accordance with the terms of the applicable award agreements, if the applicable performance goals are satisfied.

If Mr. Reyle does not provide a release, he is entitled to receive only the amount due to him under the RAIT’s then current severance pay plan for employees, if any. RAIT does not currently have a severance plan applicable to its executive officers. No other payments or benefits are due to Mr. Reyle under the JR Agreement, although he is entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of RAIT.

RAIT may terminate Mr. Reyle’s employment, to the extent permitted by applicable law, if Mr. Reyle has been unable to perform the material duties of his employment and has been formally determined to be eligible for disability benefits under RAIT’s long-term disability plan (“Disability”).  RAIT will continue to pay Mr. Reyle’s base salary until RAIT acts to terminate Mr. Reyle’s employment.  If RAIT terminates Mr. Reyle’s employment for Disability, Mr. Reyle will be entitled to receive the following:  (a) a lump sum cash payment equal to a pro rata portion of the JR Cash Bonus equivalent to the portion of the year he was employed prior to his termination.

If Mr. Reyle dies while employed by RAIT, RAIT will pay to Mr. Reyle’s executor, legal representative, administrator or designated beneficiary, as applicable, a lump sum cash payment equal to a pro rata portion of the JR Cash Bonus equivalent to the portion of the year he was employed prior to his death.

RAIT may terminate Mr. Reyle’s employment at any time for “cause” upon written notice to Mr. Reyle, in which event all payments under this Agreement will cease, except for base salary to the extent already accrued. Mr. Reyle will be entitled to any benefits accrued and earned before his termination in accordance with the terms and conditions of any applicable benefit plans and programs of RAIT in which Mr. Reyle participated prior to his termination of employment.

“Cause” is defined as (a) Mr. Reyle’s commission of, or indictment for, or formal admission to a felony, or any crime of moral turpitude, dishonesty, or breach of RAIT’s code of ethics and other referenced policies of RAIT, or any crime involving RAIT; (b) Mr. Reyle’s engagement in fraud, misappropriation or embezzlement; (c) Mr. Reyle’s continual failure to substantially perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Reyle’s incapacity due to physical or mental illness), and such failure has continued for a period of at least 30 days after a written notice of demand, signed by a duly authorized officer of RAIT, has been delivered to Mr. Reyle specifying the manner in which Mr. Reyle has failed to substantially perform; or (d) Mr. Reyle’s breach of the non-competition, non-solicitation, intellectual property or confidentiality restrictions of his employment agreement.

“Good reason” is defined as (a) the material reduction of Mr. Reyle’s title, authority, duties and responsibilities or the assignment to Mr. Reyle of duties materially inconsistent with Mr. Reyle’s position or positions with RAIT; (b) a reduction in Mr. Reyle’s base salary; (c) a relocation of Mr. Reyle’s regular office location at Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, PA 19103 for the performance of his duties to a location more than thirty (30) miles from such office; or (d) RAIT’s material and willful breach of the JR Employment  Agreement.

The JR Employment Agreement provides that during his employment with RAIT and, with respect to clause (a) below, for a period of nine months after the termination of Mr. Reyle’s employment under any circumstances (other than at the expiration of the maximum employment term of five (5) years or in the event that RAIT elects not to renew Mr. Reyle’s employment term, in which case clause (a) will not be applicable) and, with respect to clauses (b) and (c) below, for a period of nine months after the termination of Mr. Reyle’s employment under any circumstances, Mr. Reyle (without regard to the state in which Mr. Reyle lives or works) will not, unless acting pursuant to his employment agreement or with the prior written consent of the Board: (a) directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Mr. Reyle’s name to be used, or perform work in connection with or on behalf of any competing business with respect to the activities of a competing business within any state in which RAIT, and/or its affiliates, then currently engages in any substantial business activity or with respect to any state in which RAIT, and/or its affiliates, engaged in any substantial business activity during the 12 month period preceding Mr. Reyle’s last day of employment with RAIT; provided, however, that notwithstanding the foregoing, this provision will not be construed to prohibit the passive ownership by Mr. Reyle of not more than five percent of the capital stock of any entity which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act; or (b) solicit or divert, or attempt to solicit or divert, to any competing business, any individual or entity which is an active or prospective customer, agent, mortgage broker, loan originator or borrower of, with or from RAIT, and/or its affiliates, or was such an active or prospective customer, agent, mortgage broker, loan originator or borrower at any time during the twelve (12) month period immediately preceding Mr. Reyle’s termination of employment; or (c) employ, attempt to employ, solicit or assist any competing business in employing (or engaging as a consultant) any individual who is a current employee of or consultant to RAIT, and/or its affiliates, or who was an employee or consultant to RAIT and/or its affiliates during the 12 month period immediately preceding Mr. Reyle’s termination of employment; provided, that this restriction will not prohibit Mr. Reyle from (i) making general employment solicitations, such as through advertisements in publicly available media, so long as such advertisements are not specifically targeted at employees of RAIT or any of its affiliates and/or (ii) engaging lawyers or law firms that then currently represent or previously represented RAIT to represent Mr. Reyle and/or any new employer of Mr. Reyle, subject to there being no conflicts of interest as to RAIT that may arise as a result of such representation.

The phrase “competing business” is defined as any entity or enterprise actively engaged or planning to engage in any business or businesses RAIT and/or its affiliates are actively engaged in (or are expected to be actively engaged in within 12 months) at the time of Mr. Reyle’s termination of employment (the “Company Business”). Without limiting the scope of the preceding sentence, the phrase “competing business” includes the solicitation, origination, aggregation, pricing, negotiation and/or sale of (1) loans secured by mortgages on commercial real estate, and/or (2) loans to entities engaged in the real estate business, whether to hold these assets for investment or for sale individually or by combining them in one or more entities for sale as an investment (the process referred to as “securitization”). The securitizations, depending upon the make-up of the assets, are often referred to by their acronyms such as “CMBS” (commercial mortgage backed securities), “CDO (collateralized debt obligations), “CLO” (collateralized loan obligations) or other current or future similar acronyms. Notwithstanding the foregoing, an entity or enterprise shall be deemed not to be a competing business if Mr. Reyle recuses himself from participating in the management by such entity or enterprise of any business substantially similar to the Company Business and provides reasonable assurances to the Company of the same, upon request by the Company.

The phrase “substantial business activity” means that RAIT, and/or its affiliates: (i) has, has had, or is taking action to establish a business office; (ii) solicits, has solicited, makes or has made, loans secured by real estate, or is or has reviewed applications by borrowers or brokers to engage in these activities; (iii) solicits, has solicited, makes or has made, loans to real estate developers and/or owners, or is or has reviewed applications by borrowers or brokers to engage in these activities; (iv) owns, services or manages real estate, or has owned, serviced or managed real estate; and/or (v) has or has had a recorded and unsatisfied mortgage or other lien upon real estate or personal property. The agreement also contains restrictions regarding RAIT’s intellectual property and a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits that would have been due under the indicated circumstances for Mr. Reyle assuming the circumstances occurred as of December 31, 2016:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause (1)(2)	Resignation for Good Reason (1)(2)	Disability (1)	Death (1)
Bonus for Prior Periods (3)	$241,667	$241,667	$241,667	$241,667	$241,667	$241,667
Severance Payment (4)	$—	$—	$812,500	$812,500	$—	$—
Stock Vesting (5)	$—	$—	$73,923	$73,923	$73,923	$73,923
Medical Coverage (6)	$—	$—	$31,824	$31,824	$—	$—
Total	$241,667	$241,667	$1,159,914	$1,159,914	$315,590	$315,590

(1)

We have assumed no unpaid salary at December 31, 2016. In any instance of his employment being terminated, Mr. Reyle would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(2)	Assumes Mr. Reyle executes and does not revoke a written mutual release with RAIT acceptable to RAIT.
(3)

For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2016 related to the years 2014, 2015 and 2016 and that Mr. Reyle received the bonuses earned for such period prior to termination. Mr. Reyle would be entitled to a pro rata bonus earned through the date of termination, which will be calculated based on the bonus earned in the prior year, pro-rated for the number of days he was employed by RAIT in the year of his termination. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(4)

Equal to 1.5 times the sum of (x) Mr. Reyle’s base salary as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Reyle received for the three year period immediately prior to his termination of employment.

(5)

Upon (1) a termination without cause by RAIT, (2) RAIT elects not to renew Mr. Reyle’s employment term, or (3) a resignation for good reason by Mr. Reyle, all outstanding equity-based compensation awards that are not intended to operate in a manner substantially similar to “performance-based compensation” under Section 162(m)(4)(C) of the IRC (whether or not meeting timing and other requirements thereof) shall become fully vested, immediately exercisable and any restrictions thereon shall lapse, as the case may be; provided, that any delays in the settlement or payment of such awards that are set forth in the applicable award agreement and that are required under Section 409A of the IRC shall remain in effect, and all outstanding equity-based compensation awards that are intended to operate in a manner substantially similar to “performance-based compensation” under Section 162(m)(4)(C) of the IRC (whether or not meeting timing and other requirements thereof) under Section 162(m)(4)(C) of the IRC shall remain outstanding and shall vest or be forfeited in accordance with the terms of the applicable award agreements, if the applicable performance goals are satisfied.  Mr. Reyle would immediately vest in 22,001 share of restricted stock that were unvested at December 31, 2016.  The stock priced used in valuing these awards was our closing stock price of $3.36 on December 31, 2016.

(6)	Mr. Reyle would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Reyle would vest in certain ancillary benefits provided to all employees if he is terminated, including the vested portion of our matching contributions to his 401(k) account.

Trustee Compensation

For the period from January 1, 2016 through December 31, 2016, the Compensation Committee approved the following cash compensation for each non-employee Trustee of RAIT:

•	An annual cash retainer of $50,000 payable in four quarterly installments of $12,500.

•	With respect to the members of the Audit Committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the Audit Committee.
•	With respect to the members of the Compensation Committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the Compensation Committee.

•

With respect to the members of the nominating and governance committee, an additional cash fee of $6,000 for the chairman and an additional cash fee of $3,000 for each other member of the nominating and governance committee.

•

With respect to the members of the Risk Management Committee, an additional cash fee of $12,000 for the chairman and an additional cash fee of $6,000 for each other member of the Risk Management Committee.

•

With respect to the Lead Trustee, an additional cash fee of $20,000.   As noted above, upon the election of an independent Chairman of the Board effective October 18, 2016, the term of the Lead Trustee ended.

•

With respect to the independent Chairman of the Board during his initial term beginning on October 18, 2016 and ending at the quarterly Board meeting next following October 18, 2017 and until his successor is elected and qualifies or his resignation or removal as Chairman, an annual cash retainer of $150,000 payable in quarterly installments.

•

With respect to Mr. Batinovich for his service as the sole member of the special committee relating to a shareholders’ derivative action which was settled, an additional cash fee of $5,000 per month which ended July 11, 2016.

•

With respect to the members of the Special Committee, an additional cash fee of $12,500 per month for the chairman and an additional cash fee of $7,500 per month for each other member of the Special Committee during the period from May 13, 2016 to December 31, 2016 when the Special Committee decided it had completed its purpose.

In addition, in February 2016, the Compensation Committee awarded each of the eight non-employee Trustees serving at the time 21,097 immediately vested Common Shares pursuant to the incentive award plan. These awards each had a grant date fair value of $50,000.

The following table sets forth information regarding the compensation paid or accrued by RAIT during 2016 to each of our non-employee Trustees:

Trustee Compensation in 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Andrew Batinovich	92,608	50,000	142,608
Edward S. Brown (2)	79,168	50,000	129,168
Frank A. Farnesi	132,605	50,000	182,605
S. Kristin Kim	75,000	50,000	125,000
Michael J. Malter	181,064	50,000	231,064
Jon C. Sarkisian	120,438	50,000	170,438
Andrew M. Silberstein	50,000	50,000	100,000
Murray Stempel III	87,984	50,000	137,984
Thomas D. Wren (3)	-	-	-
	818,867	400,000	1,218,867

(1)

This column represents the aggregate grant date fair value of restricted Common Share awards granted to each of the Trustees in 2016 computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on the closing price on the NYSE of a Common Share on the date of grant. See note 13 to the annual report. All of these awards had vested by December 31, 2016.

(2)	Mr. Brown resigned from the board effective February 15, 2017.
(3)	Mr. Wren joined the board effective February 15, 2017. Therefore, he received no trustee compensation during 2016.

For the period from January 1, 2017 through December 31, 2017, the Compensation Committee approved the following cash compensation for each non-employee Trustee of RAIT:

•	An annual cash retainer of $50,000 payable in four quarterly installments of $12,500.

•	With respect to the members of the Audit Committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the Audit Committee.
•	With respect to the members of the Compensation Committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the Compensation Committee.
•

With respect to the members of the nominating and governance committee, an additional cash fee of $6,000 for the chairman and an additional cash fee of $3,000 for each other member of the nominating and governance committee.

•

With respect to the members of the Risk Management Committee, an additional cash fee of $12,000 for the chairman and an additional cash fee of $6,000 for each other member of the Risk Management Committee.

•

With respect to the independent Chairman of the Board during his initial term beginning on October 18, 2016 and ending at the quarterly Board meeting next following October 18, 2017 and until his successor is elected and qualifies or his resignation or removal as Chairman, the following additional compensation:

o	An annual cash retainer of $150,000 payable in quarterly installments.

o

On the date (the “Trustee Grant Date”) in 2017 when the Committee approves equity compensation awards to RAIT’s non-management Trustees under the 2012 IAP (including any amendment or restatement thereof or any successor thereto), Mr. Malter shall receive a new aggregate Share Award (as defined in the 2012 IAP) under the 2012 IAP with a grant date fair value of $150,000 (the “Chairman Award”) vesting as follows:  (i) one half on the Trustee Grant Date; (i) one sixth on the first anniversary of the Trustee Grant Date; (ii) one sixth on the second anniversary of the Trustee Grant Date; and (iii) one sixth on the third anniversary of the Trustee Grant Date.  The Chairman Award, when made, will be subject only to time vesting.  The Chairman Award will be subject to the terms and conditions of the Plan.  If the Chairman Award cannot be made on the Trustee Grant Date due to conditions not in RAIT’s reasonable control, RAIT and Mr. Malter shall negotiate in good faith an alternative means of delivering compensation that is the economic equivalent of the Chairman Award to Mr. Malter.

o	The Compensation Committee expects to consider the compensation arrangements for the Chairman for the period after the initial term at such time as the Compensation Committee deems advisable.

•

With respect each of the non-employee Trustees serving on the Trustee Grant Date, a new fully vested Share Award under the 2012 IAP Plan (including any amendment or restatement thereof or any successor thereto) with a grant date fair value of $50,000.  If the these Share Awards cannot be made on the Trustee Grant Date due to conditions not in RAIT’s reasonable control, the Compensation Committee will determine an alternative means of delivering compensation that is the economic equivalent of these Share Awards  to these non-employee Trustees.   The Compensation Committee has not yet determined when the Trustee Grant Date will be and the awards to be made on that date may be contingent on whether RAIT’s shareholders approve Proposal 3 above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our trust governance guidelines provide that our Board must maintain a conflicts committee, consisting of no fewer than three members and consisting entirely of independent Trustees (as defined in the trust governance guidelines). The conflicts committee is responsible, and has the sole authority and full power of the Board, to approve or reject all related party transactions on behalf of RAIT. The trust governance guidelines define a related party transaction as any transaction that we would be required to disclose in our financial statement footnotes under FASB ASC Topic 850, “Related Party Disclosures”, or in our proxy statement under Item 404 of Regulation S-K, “Transactions with Related Persons, Promoters and Certain Control Persons,” as amended or interpreted. As permitted by our trust governance guidelines, the Board has designated the Audit Committee to serve as the conflicts committee in the Audit Committee’s charter.

Our code of business conduct and ethics provides that all related party transactions will be reviewed and approved or rejected by the Audit Committee. The Code provides that the Board has determined that no conflict of interest exists with respect to any investment acquisition, services arrangement, transaction or other matter, including, without limitation, any related party transaction, which is approved by the Audit Committee and which is determined by the Audit Committee to be on terms comparable to those available on an arm’s-length basis from an unaffiliated third party or otherwise not creating a conflict of interest. If the Audit Committee finds a conflict of interest to exist with respect to a particular matter, including a related party transaction, that matter is prohibited unless a waiver of this policy is approved under the waiver process described in the Code. Subject to this Audit Committee review process, the Code provides that the Board has determined that RAIT may enter into any contract or transaction of any kind with any person subject to the Code or agent of RAIT or any of their affiliates, whether or not any of them has a financial interest in the transaction, as permitted by Article IX, Section 5 of our declaration of trust. The Code provides that any waiver of the Code may be made only by the Audit Committee. Any such waiver for executive officers, those persons described in Item 5.05 of Form 8-K or Trustees will be promptly publicly disclosed to the extent required by law or stock exchange regulation.

The Audit Committee may, in its discretion, engage independent advisors and legal counsel to assist it in its review when it deems it advisable. Our internal financial and legal staff are primarily responsible for the development and implementation of processes and controls to obtain information from the Trustees and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the transaction needs to be reviewed under the processes described above.

In the ordinary course of our business operations, we have ongoing relationships and have engaged in transactions with the related entities described below. We describe in this section relationships or transactions in which the amount involved exceeds $120,000 since January 1, 2015. All of these relationships and transactions were approved or ratified by the Audit Committee as being on terms comparable to those available on an arm’s-length basis from an unaffiliated third party or otherwise not creating a conflict of interest.

Almanac

On October 1, 2012, we entered into a Securities Purchase Agreement (the “Purchase Agreement”), with ARS VI Investor I, LLC (the “Investor”), an affiliate of Almanac Realty Investors, LLC (“Almanac”). Andrew M. Silberstein serves as a Trustee on our Board, as designated pursuant to the Purchase Agreement. Mr. Silberstein is an equity owner of Almanac and an officer of the Investor and holds indirect equity interests in the Investor. During the period from the effective date of the Purchase Agreement through March 2014,  we sold to the Investor on a private placement basis in four separate sales between October 2012 and March 2014 for an aggregate purchase price of $100,000,000 or the total commitment, the following securities: (i) 4,000,000 of our Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series D Preferred Shares”), (ii) Common Share purchase Warrants (the “Warrants”) initially exercisable for 9,931,000 of our Common Shares and (iii) Common Share appreciation rights (the “Investor SARs”) with respect to 6,735,667 Common Shares. We are not obligated to issue any Common Shares upon exercise of the Warrants if the issuance of such Common Shares would exceed that number of Common Shares which we may issue upon exercise of the Warrants without requiring shareholder approval under the NYSE listing requirements. We will pay cash or issue a 180 day unsecured promissory note, or a combination of the foregoing, equal to the market value of any Common Shares we cannot issue as a result of this prohibition. The Investor SARs are settled only in cash and not in Common Shares. These securities are issuable on a pro rata basis based on the percentage of the total commitment drawn down at the relevant closing under the Purchase Agreement. We used the proceeds received under the Purchase Agreement to fund our loan origination and investment activities, including CMBS and bridge lending.

We are subject to covenants under the Purchase Agreement when the Investor and its permitted transferees hold specified amounts of the securities issuable under the Purchase Agreement. These covenants include defined leverage limits on defined financing assets. In addition, commencing on the first draw down and for so long as the Investor and its affiliates which are permitted transferees continue to own at least 10% of the outstanding Series D Preferred Shares or Warrants and Common Shares issued upon exercise of the Warrants representing at least 5% of the aggregate amount of Common Shares issuable upon exercise of the Warrants actually issued, the board will include one person designated by the Investor. This right is held only by the Investor and is not transferable by it. The Investor designated Andrew M. Silberstein to serve on our board. The covenants also include our agreement not to declare any extraordinary dividend except as otherwise required for us to continue to satisfy the requirements for qualification and taxation as a REIT. An extraordinary dividend is defined as any dividend or other distribution (a) on Common Shares other than regular quarterly dividends on the Common Shares or (b) on our preferred shares other than in respect of dividends accrued in accordance with the terms expressly applicable to the preferred shares.

On December 7, 2016, we entered into a securities repurchase agreement whereby we agreed to repurchase and cancel 464,000 Series D Preferred Shares at par for a purchase price of $11,600,000 which resulted in a decrease from 4,000,000 Series D Preferred Shares issued to 3,536,000 Series D Preferred Shares issued and outstanding.

As of December 31, 2016, the following RAIT securities are outstanding pursuant to the Purchase Agreement, in the aggregate: (i) 3,536,000 Series D Preferred Shares; (ii) Warrants exercisable for 9,931,000 Common Shares (which have subsequently adjusted to 11,035,875 shares as of the date of the filing of the Annual Report with the SEC); and (iii) Investor SARs exercisable with respect to 6,735,667 Common Shares (which have subsequently adjusted to 7,485,045 shares as of the filing of the Annual Report with the SEC). The number of Common Shares underlying the Warrants and Investor SARs and relevant exercise price are subject to further adjustment in defined circumstances.

The Series D Preferred Shares initially bore a cash coupon rate of 7.5%, which increased to 8.5% on October 1, 2015 and will increase again on October 1, 2018 and each anniversary thereafter by 50 basis points. They rank on parity with our existing outstanding preferred shares. Their liquidation preference is equal to $26.25 per share prior to October 1, 2017 and $25.00 per share thereafter. In defined circumstances, the Series D Preferred Shares are exchangeable for Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series E Preferred Shares”). The rights and preferences of the Series E Preferred Shares will be similar to those of the Series D Preferred Shares except, among other differences, the Series E Preferred Shares will be mandatorily redeemable upon a change of control, will have no put right, will not have the right to designate one trustee to the board except in the event of a payment default under the Series E Preferred Shares and have defined registration rights.

We have the right in limited circumstances to redeem the Series D Preferred Shares prior to the October 1, 2017 at a redemption price of $26.25 per share. On or after October 1, 2017, we may redeem all or a portion of the Series D Preferred Shares at any time at a redemption price of $25.00 per share. We may satisfy all or a portion of the redemption price for an optional redemption with an unsecured promissory note, or a preferred note, with a maturity date of 180 days from the applicable redemption date. From and after the occurrence of a defined mandatory redemption triggering event, each holder of Series D Preferred Shares may elect to have all or a portion of such holder’s Series D Preferred Shares redeemed by us at a redemption price of $26.25 per share prior to October 1, 2017 and $25.00 per share on or after October 1, 2017. We may satisfy all or a portion of the redemption price for certain of the mandatory redemption triggering events with a preferred note. We must redeem the Series D Preferred Shares with up to $44,200,000 of net proceeds received from the loans and other investments made with proceeds of the sales under the Investor Purchase Agreement from and after October 1, 2017, in the case of net proceeds from loans and investments other than CMBS loans, and from and after October 1, 2019, in the case of net proceeds from CMBS loans. Each case is at a redemption price of $25.00 per share. All amounts paid in connection with liquidation or for all redemptions of the Series D Preferred Shares must also include all accumulated and unpaid dividends to, but excluding, the redemption date.

The Warrants had an initial strike price of $6.00 per Common Share, subject to adjustment. As of the filing of this report, the strike price has adjusted to $5.39. The Warrants are exercisable until October 1, 2027. From and after the earlier of (i) October 1, 2017 or (ii) the occurrence of a defined mandatory redemption triggering event on the Series D Preferred Shares, the holders of Warrants may put their Warrants to us for a put redemption price equal to $1.23 per Common Share until October 1, 2018 and increasing to set amounts at set intervals thereafter. We may settle the exercise of the put in cash or, in the event of certain defined mandatory redemption triggering events, by way of a three year unsecured promissory note, or a combination of the foregoing. The Investor’s rights to put the Warrants to us as described above are at a price of $1.23 per Warrant prior to October 1, 2018, increasing to $1.60 on October 1, 2018 and further increasing to $1.99 on October 1, 2019 and thereafter.

The Investor SARs had an initial strike price of $6.00, subject to adjustment. As of the filing of this report, the strike price has adjusted to $5.39. The Investor SARs are exercisable until October 1, 2027. From and after the earlier of (i) October 1, 2017 or (ii) the occurrence of a defined mandatory redemption triggering event on the Series D Preferred Shares, the holders of Investor SARs may put their Investor SARs to us for a put redemption price equal to $1.23 per Common Share prior to October 1, 2018 and increasing to set amounts at set intervals thereafter. We may settle the exercise of the put in cash or, in the event of certain defined mandatory redemption triggering events, by way of a three year unsecured promissory note, or a combination of the foregoing.  The Investor’s rights to put the SARs to us as described above are at a price of $1.23 per Investor SAR prior to October 1, 2018, increasing to $1.60 on October 1, 2018 and further increasing to $1.99 on October 1, 2019 and thereafter. The Investor SARs are callable at our option beginning on October 1, 2014 at a price of $5.00 per Investor SAR, increasing to set amounts at set intervals thereafter. We may settle the call in cash or by way of a one year unsecured promissory note, or with a combination of the foregoing.

Accounting Treatment

The accounting treatment for the Series D Preferred Shares differs from the accounting treatment of our other preferred share instruments. Based on accounting standards, the Series D Preferred Shares were determined not to be classified as equity as they contain redemption features that are not solely in our control. In addition, the Series D Preferred Shares were considered not to be classified as a liability because they are not mandatorily redeemable. As a result, the Series D Preferred Shares are presented in the mezzanine section of the balance sheet, between liabilities and equity. Any costs and the initial value of the Warrants and Investor SARs are recorded as a discount on the Series D Preferred Shares and that discount will be amortized to earnings over the respective term.

The Warrants and Investor SARs were both determined to be classified as liabilities and had a combined fair value of $30,400,000 as of December 31, 2016. The Warrants contain a put feature which can only be settled by paying cash or issuing a note (i.e. transferring assets). This put feature is a distinguishing characteristic for liability classification. The Investor SARs, according to their terms, can only be settled in cash or the issuance of a note payable to the Investor. This requirement for cash settlement is also a distinguishing characteristic for liability classification. As a result, the initial fair value of the Warrants and Investor SARs are recorded as a liability and re-measured at each reporting period until the Warrants and Investor SARs are settled. Changes in fair value will be recorded in earnings as a component of the change in fair value of financial instruments in the consolidated statement of operations.

The following table summarizes the sales activity of the Series D Preferred Shares from the effective date of the agreement through December 31, 2016 (in 000s):

Aggregate purchase price		$100,000
Redemption		$(11,600)
Initial value of Warrants and Investor SARs issued to-date	(21,805)
Costs incurred	(6,834)
Total discount		(28,639)
Discount amortization to-date		21,820
Carrying amount of Series D Preferred Shares		$81,581

IRT

On December 20, 2016, the IRT Management Internalization was completed pursuant to the September 27, 2016 securities and asset purchase agreement (the “IRT Internalization Agreement”).  The IRT Management Internalization consisted of two parts: (i) the sale of Independence Realty Advisors, LLC (the “IRT Advisor”), which was our subsidiary and IRT’s external advisor, and (ii) the sale of certain assets and the assumption of certain liabilities relating to our multifamily property management business which we referred to as RAIT Residential, including property management contracts relating to apartment properties owned by ourselves, IRT, and third parties.  The purchase price paid by IRT for the IRT Management Internalization was $43,000,000 subject to certain pro rations at closing.  As part of the same agreement, we sold all of the 7,269,719 shares of IRT’s common stock owned by certain of our subsidiaries on October 5, 2016, realizing gross proceeds of approximately $62,200,000.  As the IRT Internalization Agreement resulted in our probable disposal of our investment in IRT, our advisory agreement with IRT and our multifamily property management business as well as a strategic shift in our operations and financial results, we concluded that these entities or distinguishable components of RAIT should be reported as discontinued operations as of September 30, 2016.  We deconsolidated IRT as of October 5, 2016.  While IRT was consolidated by RAIT, IRT was not considered a related party.  Subsequent to deconsolidation, IRT became a related party.  RAIT’s relationships with IRT are discussed below.

Fees and Expenses Received as IRT’s External Advisor

On December 20, 2016, in connection with the IRT Management Internalization, we sold IRT’s Advisor and, therefore, fees and expenses are no longer earned.

On September 25, 2015, we entered into the Second Amendment to the Second Amended and Restated Advisory Agreement.  The Second Amendment amended the advisory agreement to extend its term to October 1, 2020, and to provide for compensation to us for periods subsequent to October 1, 2015, as follows:

•	Quarterly base management fee of 0.375% of IRT’s cumulative equity raised; and
•	Quarterly incentive fee equal to 20% of IRT’s core funds from operations, or Core FFO, as defined in the advisory agreement, in excess of $0.20 per share.

For the year ended December 31, 2016, we earned $7,092,000 of asset management fees.  It is noted that the quarterly asset management fee for the period ended December 31, 2016 was calculated by adjusting for the effect of the repurchase of IRT’s shares held by RAIT as well as the purchase price for IRT’s management internalization.  For the year ended December 31, 2016, we earned $350,000 of incentive fees, respectively. For the year ended December 31, 2016, $5,584,000 of these fees earned were eliminated in consolidation.  These fees are included within fees and other income in our consolidated statements of operations.

As of December 31, 2016, we had no receivables from IRT for asset management fees and incentive fees.

Property Management Fees Paid to Our Property Manager

On December 20, 2016, in connection with the IRT Management Internalization, we sold our multifamily property management business to IRT, which included all of the property management agreements for IRT’s properties.

We had entered into property management agreements with IRT with respect to each of IRT’s properties.  Pursuant to these property management agreements, IRT paid our multifamily property manager property management and construction management fees on a monthly basis up to 4.0% of the gross revenues from a property for each month. For the year ended December 31, 2016, we earned $4,769,000 of property management and construction management fees. For the year ended December 31, 2016, $3,776,000 of these fees earned were eliminated in consolidation. These fees are included within fees and other income in our consolidated statements of operations.

As of December 31, 2016, we had no receivables from IRT for property management and leasing fees.

IRT Dividends and IRT Repurchase of its Common Stock

On October 5, 2016, we sold all 7,269,719 shares of IRT’s common stock that we owned to IRT for approximately $62,200,000 in aggregate gross proceeds.

As of December 31, 2016, RAIT owned none of the outstanding shares of IRT’s common stock.  For the year ended December 31, 2016, we earned and subsequently received dividends of $3,926,000 related to shares of common stock owned by RAIT.  All of these dividends were eliminated in consolidation.

Indebtedness

During the year ended December 31, 2016, IRT repaid $38,075,000 of mortgage indebtedness held by us with proceeds from two property dispositions.  For the years ended December 31, 2016, we received $486,000 in exit fees pursuant to the contractual terms of the mortgage indebtedness.  Also for the year ended December 31, 2016, we received $361,000 of interest from IRT. All of the debt, fees and interest eliminated in consolidation.  There was no accrued interest receivable outstanding as of December 31, 2016.

Other Transactions with IRT Subsequent to the IRT Management Internalization (December 20, 2016 to December 31, 2016)

IRT paid RAIT $50,000 pursuant to a shared services agreement for the period ended December 31, 2016.  RAIT paid IRT $23,000 of property management fees.  IRT reimbursed RAIT $253,000 for compensation expense that RAIT paid to IRT employees.

Other

On December 20, 2016, Scott F. Schaeffer resigned from his position as Chief Executive Officer of RAIT and became the full-time Chief Executive Officer of IRT.  On the same date, Scott F. Schaeffer entered into a one year consulting agreement with RAIT for which he will receive compensation of $375,000.  In accordance with the Memorandum of Understanding dated September 26, 2016, which memorialized the terms of his resignation, RAIT granted to Scott F. Schaeffer an award of 150,000 Common Shares on

December 23, 2016, and made a $500,000 cash payment in January 2017.  The shares subject to the award have restrictions on transfer that lift as to 50% on the six month anniversary and as to 50% on the one year anniversary of the grant date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, Trustees and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish RAIT with copies of all such reports.

Based solely on our review of the reports received by us, or representations from certain reporting persons that no Form 5 filings were required for those persons, we believe that during fiscal 2016, no officers, Trustees or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis. As of the date of this proxy statement, we believe that all reports of ownership and changes in ownership required to be filed with the SEC relating to transactions in fiscal 2016 have been filed.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder Proposals Submitted Pursuant to Rule 14a-8 of the Exchange Act

To be considered for inclusion in next year’s Proxy Statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act, and acted upon at the 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”), shareholder proposals must be submitted in writing to the attention of our Secretary at our principal office, no later than [DATE]. In order to avoid controversy, shareholders should submit proposals by means (including electronic) that permit them to prove the date of delivery.  Such proposals also need to comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from RAIT’s proxy materials for the 2018 Annual Meeting if such proposals are not in compliance with applicable requirements of the Exchange Act.

Trustee Nominations and Shareholder Proposals Not Submitted Pursuant to Rule 14a-8 of the Exchange Act

Our Amended and Restated Bylaws also establish advance notice procedures with regard to shareholder proposals or Trustee nominations that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at the 2018 Annual Meeting.  With respect to such shareholder proposals or Trustee nominations, a shareholder’s advance notice must be made in writing, must meet the requirements set forth in our Amended and Restated Bylaws and must be delivered to, or mailed by first class United States mail, postage prepaid, and received by, our Secretary at our principal office no earlier than [DATE] and no later than the close of business on [DATE]. However, in the event the 2018 Annual Meeting is scheduled to be held on a date before [DATE], or after [DATE], then such advance notice must be received by us not later than the close of business on the later of (1) the ninetieth (90th) calendar day prior to the 2018 Annual Meeting and (2) the 10th calendar day following the day on which we first make public disclosure of the date of the 2018 Annual Meeting (or if that day is not a business day for RAIT, on the next succeeding business day).

General Requirements

Each proposal submitted must be a proper subject for shareholder action at the meeting, and all proposals and nominations must be submitted to: Secretary, RAIT Financial Trust, Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania, 19103. The shareholder proponent must appear in person to present the proposal or nomination at the meeting or send a qualified representative to present such proposal or nomination. If a shareholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of Rule 14a-8 of the Exchange Act or our Amended and Restated Bylaws, the shareholder will not be permitted to present the proposal or nomination for a vote at the meeting.

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act

If a shareholder who wishes to present a proposal before the 2018 Annual Meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of shareholder proposals and proposed Trustee nominations, the proxies that our Board solicits for the 2018 Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the shareholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a shareholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

Trustee Candidates Recommended by Shareholders

Our Board, through our Nominating and Governance Committee, will consider nominees recommended by shareholders. A shareholder wishing to recommend a candidate must submit the following documents to the Secretary, RAIT Financial Trust, Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania, 19103, not less than 120 calendar days before the shareholders meet to elect Trustees:

•	A recommendation that identifies the candidate and provides contact information for that candidate;
•	The written consent of the candidate to serve as a Trustee of RAIT, if elected; and
•

If the candidate is to be evaluated by the Nominating and Governance Committee, the Secretary will request from the candidate a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a Trustee of RAIT, a completed statement regarding conflicts of interest, and a waiver of liability for a background check.

These documents must be received from the candidate before the first day of February preceding the annual meeting of shareholders.

The Nominating and Governance Committee evaluates all candidates, regardless of who recommended the candidate, based on the same criteria.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2016 Annual Report to Shareholders, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2016, was sent to shareholders of record as of [Date]. Shareholders of record as of [Date], and beneficial owners of the Common Shares on that date, may obtain from us, without charge, a copy of our most recent Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, by a request in writing. We will also furnish any exhibit to the Annual Report upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to RAIT, at its Philadelphia address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of the Common Shares on [Date].

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on [date], 2017. The notice of annual meeting, proxy statement and RAIT’s annual report on Form 10-K for the fiscal year ended December 31, 2016 are available on RAIT’s website at

http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” Notices of Internet Availability of Proxy Materials or proxy statements and annual reports, as applicable. This means that only one copy of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report may have been sent to multiple shareholders in a shareholder’s household. RAIT will promptly deliver a separate copy of each applicable document to any shareholder who contacts RAIT’s investor relations department by written or oral request at our address on page 1 of this proxy statement or by telephone at (215) 207-2100 requesting such copies. If a shareholder is receiving multiple copies at the shareholder’s household and would like to receive a single copy for a shareholder’s household in the future, shareholders should contact their broker, other nominee record holder, or RAIT’s investor relations department to request mailing of a single copy of the applicable document.

By order of the Board of Trustees

Anders Laren,
Secretary

[Date], 2017

APPENDIX A

GUIDELINES OF RAIT FINANCIAL TRUST AUDIT COMMITTEE

FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee (the “Committee”) of RAIT Financial Trust (“RAIT”) has adopted the following guidelines regarding the engagement of RAIT’s independent auditor to perform services for RAIT:

For audit services, the independent auditor will provide the Committee with an engagement letter with respect to any fiscal year sufficiently in advance of the fourth quarterly meeting of the Committee immediately preceding the end of that fiscal year, if practicable, and otherwise by the first quarterly meeting of the Committee in the following fiscal year outlining the scope of the audit services proposed to be performed relating to the fiscal year to be audited, together with a fee proposal which may include a range of fees. If agreed to by the Committee, this engagement letter and associated fee(s) will be formally accepted by the Committee at or before either its fourth or first quarterly Committee meeting.

For non-audit services, RAIT management will submit to the Committee for approval any non-audit services that it recommends the Committee engage the independent auditor to provide for any fiscal year. RAIT management and the independent auditor will each confirm to the Committee that any non-audit service so submitted is permissible under all applicable legal requirements, including the listing requirements of the NYSE. In addition to these planned non-audit services, a budget estimating the expense of any such non-audit service for that fiscal year will be provided. The Committee will approve both the permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to its Chairman or, if the Chairman is not reasonably available, any other member of the Committee, the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman or such other member, as the case may be, will report action taken to the Committee at the next Committee meeting.

The independent auditor must ensure that all audit and non-audit services provided to RAIT have been approved by the Committee. The Chief Financial Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least quarterly to the Audit Committee.

A-1

APPENDIX B

RAIT FINANCIAL TRUST
2017 INCENTIVE AWARD PLAN
(As Proposed to be Amended and Restated as of [Date], 2017)

ARTICLE I
GENERAL

Purpose

. The purposes of this Plan are to: (a) closely associate the interests of the management and trustees of the Company with the shareholders of RAIT by reinforcing the relationship between compensation and shareholder gains; (b) provide senior management and trustees of the Company with an equity ownership in RAIT commensurate with RAIT’s performance, as reflected in increased shareholder value; (c) provide the Company the ability to grant Cash Awards to senior management that qualifies for the qualified performance-based compensation exemption under section 162(m) of the Code; (d) maintain competitive compensation levels; and (e) provide an incentive to senior management and trustees for continuous employment or service with the Company.

Definitions

. In this Plan, the following definitions shall apply:

(a)“Affiliate” means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with RAIT.

(b)“Board” means the Board of Trustees of RAIT.

(c)“Cash Award” means a cash award that is payable on the attainment of specified performance goals over a performance period, as described in Article VIII.

(d)“Change of Control” means the first to occur of any of the following events:

(i)Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of RAIT representing more than 50% of the voting power of the then outstanding securities of RAIT; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which RAIT becomes a subsidiary of another real estate investment trust and in which the shareholders of RAIT, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent entity would be entitled in the election of trustees (without consideration of the rights of any class of shares to elect trustees by a separate class vote);

(ii)The consummation of (A) a merger or consolidation of RAIT with another real estate investment trust where the shareholders of RAIT, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving real estate investment trust would be entitled in the election of trustees (without consideration of the rights of any class of shares to elect trustees by a separate class vote), (B) a sale or other disposition of all or substantially all of the assets of RAIT, or (C) a liquidation or dissolution of RAIT; or

(iii)Trustees are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new trustee who was not a trustee at the beginning of such two-year period was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of such period.

(e)“Code” means the Internal Revenue Code of 1986, as amended.

(f)“Committee” means the Compensation Committee of the Board or its successor, or such other committee that the Board has delegated with authority to administer the Plan, subject to any limitations imposed by RAIT’s bylaws and charter and applicable laws, rules and regulations. Notwithstanding the foregoing, the “Committee” may be the Board, to the extent that the Board has retained authority to administer the Plan with respect to all or any specific Grants and the Board may ratify any Grants it deems necessary or appropriate.

(g)“Common Shares” means common shares of beneficial interest, par value $0.03, of RAIT.

(h)“Company” means RAIT, any Parent, any Subsidiary, and any Affiliate.

(i)“Consultant” means consultants and advisors who perform services for the Company as independent contractors and not as Employees.

(j)“Date of Grant” means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

(k)“Dividend Equivalent” means an amount determined by multiplying the number of Common Shares or Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by RAIT on its Common Shares on a dividend payment date.

(l)“Effective Date” means [Date]. The Plan initially became effective on December 5, 1997 and was last amended and restated May 22, 2012.

(m)“Employee” means an employee of the Company (including any officer or trustee who is an employee).

(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)“Fair Market Value” means (i) the closing price during regular trading hours on the relevant date or on the next business day, if such relevant date is not a business day, of a Common Share reported on the New York Stock Exchange (or any other exchange on which the Common Shares are listed), or (ii) if the Common Shares are not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Common Shares on the relevant date, as reported on the OTC Bulletin Board. If the Common Shares are not publicly traded or, if publicly traded, are not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per Common Share shall be as determined by the Committee. In no event shall the Fair Market Value of any Common Share be less than its par value.

(p)“Grant” means an Option, SAR, Unit, Share Award, Dividend Equivalent, Other Share-Based Award or Cash Award granted under the Plan.

(q)“Grant Agreement” means the written agreement that sets forth the terms and conditions of a Grant, including any amendments thereto.

(r)“Non-Employee Trustee” means a member of the Board, or member of the board of trustees of a Subsidiary, who is not an employee of the Company.

(s)“Incentive Stock Option” means an option that is intended to meet the requirements of section 422 of the Code, as described in Article II.

(t)“Nonqualified Option” means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Article II.

(u)“Option” means an Incentive Stock Option or Nonqualified Option to purchase Common Shares at an Option Price for a specified period of time.

(v)“Option Price” means the purchase price per Common Share deliverable upon the exercise of a Option.

(w)“Other Share-Based Award” means any Grant based on, measured by or payable in Common Shares (other than Grants described in Articles II, III, IV, V, and VI), as described in Article VII.

(x)“Parent” means any direct or indirect parent of RAIT.

(y)“Participant” means an Employee, Non-Employee Trustee or Consultant designated by the Committee to receive a Grant under the Plan.

(z)“Phantom Share Plan” means the RAIT Investment Trust Phantom Share Plan.

(aa)“Plan” means this RAIT Financial Trust 2017 Incentive Award Plan (formerly known as the RAIT Financial Trust 2012 Incentive Award Plan).

(bb)“RAIT” means RAIT Financial Trust, a Maryland real estate investment trust (formerly known as RAIT Investment Trust).

(cc)“SAR” means an award of a share appreciation right, as described in Article III.

(dd)“Share Award” means an award of Common Shares, as described in Article V.

(ee)“Subsidiary” means any direct or indirect subsidiary of RAIT.

(ff)“Ten Percent Shareholder” means a person who on the date the Option is granted owns ten percent (10%) or more of the total combined voting power of RAIT and its Parent or Subsidiaries, taking into account the attribution rules contained in section 424(d) of the Code.

(gg)“Unit” means an award of a phantom unit, representing one or more Common Shares, as described in Article IV.

Administration

.

(a)The Plan shall be administered and interpreted by the Committee. Ministerial functions relating to the Plan may be performed by Employees designated with such authority by the Committee.

(b)The Committee shall have the authority, in its sole discretion and from time to time to:

(i)designate the Employees, Non-Employee Trustees and Consultants who are eligible to participate in the Plan;

(ii)make Grants provided in the Plan in such form and amount as the Committee shall determine;

(iii)impose such limitations, restrictions and conditions upon any such Grant as the Committee shall deem appropriate; and

(iv)interpret the Plan and any Grant, adopt, amend and rescind rules and regulations relating to the Plan and any Grant, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

(c)The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons who have any interest in the Plan or in any Grants awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of RAIT, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Grant thereunder.

Eligibility for Participation

. Participants in the Plan shall be selected by the Committee from the Employees of the Company. In addition, Non-Employee Trustees and Consultants who have contributed to the success of the Company shall be eligible to participate in the Plan. In making this selection and in determining the form of Grant and number of Common Shares, value of the Cash Award or other rights subject to the Grant, the Committee shall consider any factors deemed relevant, including the individual’s functions, responsibilities, value of services to the Company and past and potential contributions to the Company’s profitability and sound growth.

Grants

. Grants under the Plan may be in the form of any one or more of the following: (a) Options, (b) SARs, (c) Units, (d) Share Awards, (e) Dividend Equivalents, (f) Other Share-Based Awards and (g) Cash Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee in separate guidelines or to the Participant in the Grant Agreement or an amendment to the guidelines or Grant Agreement. The Committee shall approve the form and provisions of each Grant Agreement. Grants under a particular Article of the Plan need not be uniform as among Participants. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Notwithstanding any provision of the Plan to the contrary, the Committee may make Grants that are contingent on, and subject to, shareholder approval of the Plan or an amendment to the Plan.

Aggregate Limitation on Awards

.

(a)Shares which may be issued under the Plan shall be Common Shares. The maximum number of Common Shares which may be issued under the Plan shall be [_________] Common Shares, subject to adjustment as described in Section 11.10 below. The Common Shares may be authorized but unissued Common Shares or reacquired Common Shares, including Common Shares purchased by RAIT on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing Common Share limit. SARs settled in whole or in part in Common Shares shall count against the foregoing Common Share limit only to the extent of the number of Common Shares issued upon the exercise of the SARs, not the number of SARs exercised.

(b)For administrative purposes, when the Committee makes a Grant payable in whole or in part in Common Shares, the Committee shall reserve Common Shares equal to the maximum number of Common Shares that may be payable under the Grant. With respect to SARs, no reservation is required until the Committee determines to settle the SARs in whole or in part in Common Shares; and any such reservation may be limited to the number of Common Shares the Committee determines to be issuable upon any exercise of the SARs. Any reservation of Common Shares by the Committee may be adjusted by the Committee at any time and from time to time in its discretion. To the extent that any Grants are paid in cash, and not in Common Shares, any Common Shares previously reserved for issuance or transfer pursuant to such Grants will again be available for issuance or transfer under the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Share Awards, Units, Dividend Equivalents or other share-based awards are forfeited or terminated, or otherwise not paid in full, or if the Committee otherwise reduces the number of Common Shares reserved for such Grants, the Common Shares subject to such Grants which have not been issued will again be available for purposes of the Plan. Common Shares surrendered in payment of the Option Price of an Option or withheld for purposes of satisfying the Company’s minimum tax withholding obligations with respect to Grants under the Plan will be available for re-issuance or transfer under the Plan.

(c)All Grants under the Plan, other than Dividend Equivalents and Cash Awards, shall be expressed in Common Shares. The maximum aggregate number of Common Shares with respect to which all Grants, other than Dividend Equivalents and Cash Awards, may be made under the Plan to any individual during any calendar year shall be [_________] Common Shares, subject to adjustment as described in Section 11.10 below. The maximum aggregate number of Common Shares with respect to which all Grants, other than Options, SARs, Dividend Equivalents and Cash Awards, that may be made under the Plan to any individual in any calendar year shall be [_________] Common Shares, subject to adjustment as described in Section 11.10 below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of [$_________]. The maximum Cash Award that an Employee may be paid under the Plan in any twelve month period is [$_________]. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Common Shares or in cash. All cash payments (other than Dividend Equivalents and Cash Awards) shall equal the Fair Market Value of the Common Shares to which the cash payment relates.

Effective Date and Term of Plan

.

(a)This amendment and restatement of the Plan is effective as of the Effective Date, subject to approval by RAIT’s shareholders.

(b)No Grants shall be made under the Plan after the day immediately preceding the tenth anniversary of the Effective Date, provided, however, that the Plan and all Grants made under the Plan prior to such date shall remain in effect until such Grants have been satisfied or terminated in accordance with the Plan and the terms of such Grants.

ARTICLE II
OPTIONS

Award of Options

a.. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan Options.

Option Agreements

. The Grant of an Option shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of the Option, stating the number of Common Shares subject to the Option, the type of Option, and the terms and conditions of the Option.

Type of Option and Price

.

(a)The Committee may grant Incentive Stock Options or Nonqualified Options or a combination of Incentive Stock Options and Nonqualified Options. Incentive Stock Options may only be granted to Employees of RAIT or its Parent or Subsidiaries; provided, however, that for purposes of eligibility to receive an Incentive Stock Option, Parent must be a “parent corporation,” as defined in section 424(e) of the Code,” of RAIT, and the Subsidiary must be a “subsidiary corporation,” as defined in section 424(f) of the Code, of RAIT. Nonqualified Options may be granted to Employees, Non-Employee Trustees and Consultants.

(b)The Option Price shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Common Share on the Date of Grant of the Option; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, is a Ten Percent Shareholder, unless the Option Price is not less than 110% of the Fair Market Value of the Common Shares subject to the Option on the Date of Grant.

Term and Exercise

.

(a)The Committee shall determine the term of each Option. The term shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, is a Ten Percent Shareholder, may not have a term that exceeds five years from the Date of Grant. No Option shall be exercisable after the expiration of its term.

(b)Each Option shall be fully exercisable from and after the date(s) prescribed by the Committee in the Grant Agreement for the Option, subject to such terms and conditions set forth in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason. The Committee may also provide in the Grant Agreement that the Participant may elect to exercise all or part of the Option before it otherwise has become exercisable. Any Common Shares so purchased shall be restricted Common Shares and shall be subject to a repurchase right in favor of RAIT during a specified restriction period and shall have such other terms and conditions as determined by the Committee.

Manner of Exercise

. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to RAIT or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (a) in cash or by certified check, (b) with the approval of the Committee, by delivering Common Shares owned by the Participant and having a Fair Market Value on the date of exercise equal to the Option Price or by attestation (on a form prescribed by the Committee) to ownership of Common Shares having an aggregate Fair Market Value on the date of exercise equal to the Option Price, (c) subject to approval of the Committee or its designee, in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (d) by such other method as the Committee may approve, to the extent permitted by applicable law. Common Shares used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to RAIT with respect to the Option. Payment for the Common Shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

Termination of Employment or Service

. Except as otherwise provided in the Grant Agreement or in this Section 2.06, an Option may only be exercised while the Participant is employed by, or providing service to, the Company.

(a)Unless the Committee determines otherwise, upon the death of the Participant, any Option exercisable on the date of death may be exercised by the optionee’s estate, or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of the Participant, provided that such exercise occurs within the earlier of (i) the one year period after the Participant’s termination of employment or service or (ii) the remaining effective term of the Option. The provisions of this subsection shall apply notwithstanding the fact that the Participant’s employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

(b)Unless the Committee determines otherwise, upon termination of the Participant’s employment or service by reason of retirement or permanent disability (as each is determined by the Committee), the Participant may, within the earlier of (i) the six month period after the Participant’s termination of employment or service or (ii) the remaining effective term of the Option, exercise any Options to the extent such Options are exercisable at the time of the Participant’s termination of employment or service; provided, however, that if the Option is an Incentive Stock Option, if the termination of employment is on account of retirement, the Option may only be exercised as an Incentive Stock Option within 3 months after the Participant’s termination of employment and if the Incentive Stock Option is exercised after the end of such 3 month period, the Option will be exercised as a Nonqualified Option.

(c)Unless the Committee determines otherwise, if the Participant has a termination of employment or service for any reason other than in subsection (a) or (b), all Options held by the Participant shall terminate upon the termination of the Participant’s employment or service.

Limits on Incentive Stock Options

. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of RAIT or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Option.

ARTICLE III

SARs

Award of SARs

. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan SARs. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, as determined by the Committee, in its sole discretion, Common Shares or cash equal to the amount by which the Fair Market Value of a Common Share on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 3.04.

SAR Agreements

. The Grant of an SAR shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of a SAR, and shall specify the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs, and the period during which SARs will remain exercisable.

Terms

. The Committee shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option); provided, however, that the term of any SAR shall not exceed ten years from the Date of Grant. Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option.

Base Amount

. The Committee shall establish the base amount of the SAR at the time the SAR is granted, but such base amount shall not be less than the Fair Market Value of the corresponding Common Shares on the Date of Grant.

Payment With Respect to SARs

. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, in Common Shares, or in a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of Common Shares to be received, Common Shares shall be valued at its Fair Market Value on the date of exercise of the SAR. If Common Shares are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

Termination of Employment or Service

. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

ARTICLE IV
UNITS

Award of Units

. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan Units. Each Unit shall represent the right of the Participant to receive, as determined by the Committee, in its sole discretion, a Common Share or an amount based on the value of a Common Share. All Units shall be credited to accounts on RAIT’s records for purposes of the Plan.

Unit Agreements

. The Grant of a Unit shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of a Unit, and shall specify the number of Units to be granted, the vesting date, the redemption date, and the other terms and conditions of the Unit.

Terms

. The Committee may grant Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Units may be redeemed at the end of a specified performance period or other period, or redemption may be deferred to a date authorized by the Committee.

Redemption With Respect to Units

. Redemptions with respect to Units shall be made in cash, in Common Shares, or in a combination of the two, as determined by the Committee.

Termination of Employment or Service

. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Units after termination of the Participant’s employment or service, and the circumstances under which Units may be forfeited.

ARTICLE V
SHARE AWARDS

Award of Share Awards

. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, issue or transfer to any Participant in the Plan Share Awards. Each Share Award shall represent the right of the Participant to receive a Common Share if certain conditions are met.

Share Award Agreements

. The Grant of a Share Award shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of a Share Award, and shall specify the number of Common Shares to be granted pursuant to the Share Award, when the restrictions, if any, will lapse, and the other terms and conditions of the Share Award.

Terms

. Common Shares issued or transferred pursuant to Share Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Share Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Share Awards will remain subject to restrictions will be designated in the Grant Agreement as the “Restriction Period.”

Termination of Employment or Service

. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Share Awards after termination of the Participant’s employment or service, and the circumstances under which Share Awards may be forfeited.

Restrictions on Transfer and Legend on Share Certificate

. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the Common Shares subject to the Share Award. Each certificate for a Common Share of a Share Award, or electronic book entry equivalent, for a Common Share of a Share Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the share certificate covering the Common Shares subject to restrictions when all restrictions on such Common Shares have lapsed. The Committee may determine that RAIT will not issue certificates for Share Awards until all restrictions on such shares have lapsed, or that RAIT will retain possession of certificates for Common Shares of Share Awards until all restrictions on such shares have lapsed.

Right to Receive Dividends

. Dividends on Share Awards may accrue, but shall be withheld, during the Restriction Period, and such dividends shall be payable only upon the lapse of the restrictions on the Share Awards.

ARTICLE VI
DIVIDEND EQUIVALENTS

General Requirements

. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan Dividend Equivalents separately from any other Grants. In addition, when the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Committee deems appropriate under this Article VI; provided, however, that the Committee may not grant Dividend Equivalents in connection with Grants of Options or SARs. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to accounts on RAIT’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Agreement, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be subject to restrictions or payable based on the achievement of specific performance goals. Dividend Equivalents may accrue but shall vest and be paid only (i) upon the lapse of any applicable restrictions, (ii) the achievement of specific performance goals or (iii) to the extent the underlying Grant vests and is paid.

Payment with Respect to Dividend Equivalents

. Dividend Equivalents may be payable in cash or Common Shares or in a combination of the two, as determined by the Committee.

ARTICLE VII
OTHER SHARE-BASED AWARDS

7.1The Committee may grant Other Share-Based Awards, which are awards that are based on, measured by or payable in Common Shares to any Participant, on such terms and conditions as the Committee shall determine. Other Share-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Common Shares or any combination of the foregoing, as the Committee shall determine in the Grant Agreement. Common Shares to be issued under the Phantom Share Plan to participants in the Phantom Share Plan shall be issued under the Plan pursuant to this Article VII.

ARTICLE VIII
CASH AWARDS

8.1The Committee may grant Cash Awards to any Employee, subject to such terms, conditions and restrictions as the Committee shall determine. Cash Awards shall be awarded subject to the achievement of performance goals, as the Committee shall determine in the Grant Agreement, over the performance period, as determined by the Committee and set in the Grant Agreement. All Cash Awards shall be payable solely in cash.

ARTICLE IX
QUALIFIED PERFORMANCE-BASED COMPENSATION

Designation as Qualified Performance-Based Compensation

. The Committee may determine that Units, Share Awards, Dividend Equivalents, Other Share-Based Awards or Cash Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Article IX shall apply to any such Grants that are to be considered “qualified performance-based compensation” under section 162(m) of the Code. To the extent that Grants of Units, Share Awards, Dividend Equivalents, Other Share-Based Awards or Cash Awards designated as “qualified performance-based compensation” under section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other Grants made.

Performance Goals

. When Units, Share Awards, Dividend Equivalents, Other Share-Based Awards or Cash Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (a) the objective performance goals that must be met, (b) the period during which performance will be measured, (c) the maximum amounts that may be paid if the performance goals are met, and (d) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

Criteria Used for Objective Performance Goals

. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: cash available for distribution (“CAD”), CAD per Common Share, Common Share price, earnings per Common Share, net earnings, operating earnings, total fees generated, assets under management, economic book value, REIT taxable income, optimization of general and administrative functions, capital gains, capital losses, funds from operations, adjusted funds from operations, enterprise value, market capitalization (of the Common Shares, any series of RAIT’s preferred shares or any combination of any or all classes or series of RAIT’s equity securities), return on capital, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, including the sale of real property, goals relating to management of expenses, including general and administrative expenses, goals relating to management of the capital structure, including reduction of the RAIT’s debt and/or preferred equity, or goals relating to the amount of equity capital raised, including through sales of Common Shares and/or any series of RAIT’s preferred shares.  The performance goals may relate to the Participant’s business unit or the performance of RAIT, a Subsidiary, a Parent, or Affiliate, an entity sponsored by RAIT, or RAIT and its Subsidiaries and Affiliates as a whole, or any combination of the foregoing. For purposes of measuring the performance goals, the goals may exclude any or all of the following, as determined by the Committee at the time of establishing the performance goals: capital gains, capital losses, amounts resulting from accounting changes, merger, acquisition or divestiture-related amounts, costs and expenses related to shareholder activism, non-recurring or special items or amounts resulting from restructuring, or any combination of the foregoing. Performance goals need not be uniform as among Participants. Performance goals may be measured against prior year, any other time period, an absolute goal and/or relative to a peer group or market index.

Timing of Establishment of Goals

. To the extent necessary to comply with the requirements of section 162(m) of the Code, the Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (a) 90 days after the beginning of the performance period or (b) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

Certification of Results

. The Committee shall certify in writing and announce the results for the performance period to all Participants after RAIT announces RAIT’s financial results for the performance period and before any payments are made. After the certification of the results, the Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Agreement.

Death, Disability or Other Circumstances

. The Committee may provide in the Grant Agreement that Grants shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

Shareholder Approval for “Qualified Performance Based Compensation”

. If Units, Share Awards, Dividend Equivalents, Other Share-Based Awards or Cash Awards are granted as “qualified performance-based compensation” under this Article IX, the Plan must be reapproved by RAIT’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Article IX, if additional Grants are to be made under Article IX and if required by section 162(m) of the Code or the regulations thereunder.

ARTICLE X
CONSEQUENCES OF A CHANGE OF CONTROL

Assumption of Grants

. Upon a Change of Control where RAIT is not the surviving entity (or survives only as a subsidiary of another entity), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed, or replaced with comparable options or rights, by the surviving entity (or a parent or subsidiary of the surviving entity), and other outstanding Grants shall be converted to similar grants of the surviving entity (or a parent or subsidiary of the surviving entity).

Other Alternatives

. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (a) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (b) determine that the restrictions and conditions on outstanding Share Awards shall lapse, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (c) determine that Participants holding Units shall receive a redemption in settlement of such Units and that Dividend Equivalents and Other Share-Based Awards shall become fully payable in cash or Common Shares in amounts determined by the Committee, (d) require that Participants surrender their outstanding Options and SARs in exchange for a payment by RAIT, in cash or Common Shares as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Common Shares subject to the Participant’s unexercised Options and SARs exceeds the Option Price of the Options or the base amount of SARs, as applicable, or (e) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption pursuant to Section 10.01).

ARTICLE XI
MISCELLANEOUS

General Restriction

. Each Grant under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Common Shares subject or related thereto upon any securities exchange or under any state or Federal law, (b) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of a Grant with respect to the disposition of Common Shares, is necessary or desirable as a condition of, or in connection with, the granting of such Grant or the issue or purchase of Common Shares thereunder, such Grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

No Repricing without Shareholder Approval

. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, nor may the Committee amend the Plan to permit repricing of Options or SARs, unless the shareholders of RAIT provide prior approval for such repricing. “Repricing” subject to this approval requirement includes (a) amending the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs, (b) canceling outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs or (c) buyouts or exchanges of outstanding Options or SARs for cash or other Grants at a time when the exercise price of such Options or SARs is higher than the Fair Market Value of the Common Shares.

Non-Assignability

. No Grant under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such Grant shall be exercisable only by such person or by such person’s guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in a Grant Agreement, or amend an otherwise outstanding Grant Agreement to provide, that a Participant may transfer Nonqualified Options to family members of the Participant, one or more trusts in which family members of the Participant have more than 50% of the beneficial interest, foundations in which family members of the Participant (or the Participant) control the management of assets, or any other entity in which family members of the Participant (or the Participant) own more than 50% of the voting interests, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Option and the transferred Nonqualified Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Option immediately before the transfer.

Withholding Taxes

. Whenever RAIT proposes or is required to issue or transfer Common Shares under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The Company may also deduct from the payment of cash payable pursuant to a Grant or other wages paid by the Company to the Participant the amount of any withholding taxes due with respect to such Grants. Alternatively, if the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Common Shares by having shares withheld at the time such Grants become taxable, up to an amount that does not exceed the Participant’s maximum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The elections described in this Section 11.04 must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee. For withholding tax purposes, the Common Shares shall be valued on the date the withholding obligation is incurred.

Employment or Service

.

(a)Nothing in the Plan or in any Grant Agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment or service of the Company or effect any right which the Company may have to terminate the employment or service of such Participant.

(b)The terms “employ” or “employment” shall, where the context requires, be deemed to include the hiring, continuation or termination of the services of any Consultant participating in the Plan.

Non-Uniform Determinations

. The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Grants, the form, amount and timing of such Grants, the terms and provisions of such Grants and the Grant Agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Grants under the Plan, whether or not such persons are similarly situated.

Rights as a Shareholder

. The recipient of any Grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Common Shares are issued to him.

Leaves of Absence

. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Grant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment or service within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Grants under the Plan theretofore made to any recipient who takes such leave of absence.

Newly Eligible Persons

. The Committee shall be entitled to make such rules, regulations, determinations and Grants as it deems appropriate in respect of any person who becomes eligible to participate in the Plan or any portion thereof after the commencement of a Grant or incentive period.

Adjustments

. If there is any change in the number or kind of Common Shares outstanding (a) by reason of a Common Share dividend, spinoff, recapitalization, Common Share split or combination or exchange of Common Shares, (b) by reason of a merger, reorganization or consolidation, (c) by reason of a reclassification or change in par value, or (d) by reason of any other extraordinary or unusual event affecting the outstanding Common Shares as a class without RAIT’s receipt of consideration, or if the value of outstanding Common Shares is substantially reduced as a result of a spinoff or RAIT’s payment of an extraordinary dividend or distribution, the maximum number of Common Shares available for issuance under the Plan, the maximum number of Common Shares for which any individual may receive pursuant to Grants (other than Dividend Equivalents and Cash Awards) in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Common Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a Change of Control, the provisions of Article X of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

Amendment of the Plan

.

(a)The Committee may amend or terminate this Plan at any time; provided, however, that the Committee shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or applicable laws, to comply with applicable stock exchange requirements or pursuant to Section 11.02. The Committee may also condition or modify Grants under this Plan in response to changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with the rules or requirements of any stock exchange on which the Common Shares are listed or quoted.

(b)The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of Common Shares which may be issued under the Plan (other than increases pursuant to Section 11.10), (ii) extend the maximum period during which any Grant may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a Participant, adversely affect his or her rights under a Grant previously awarded to him or her.

Deferrals

. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Common Shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for such deferrals taking into account the terms of the Plan and section 409A of the Code.

Grants in Connection with Transactions and Otherwise

. Nothing contained in this Plan shall be construed to (a) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, real estate investment trust, firm or association, including Grants to employees thereof who become Employees, or for other proper purposes, or (b) limit the right of RAIT to grant options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another real estate investment trust who becomes an Employee by reason of a merger, consolidation, acquisition of shares or property, reorganization or liquidation involving RAIT in substitution for a grant made by such real estate investment trust. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted share incentives. The Committee shall prescribe the provisions of the substitute Grants.

Compliance with Law

.

(a)The Plan, the exercise of Options and the obligations of RAIT to issue or transfer Common Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of RAIT that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of RAIT that the Plan and applicable Grants comply with the applicable provisions of sections 162(m) and 422 of the Code and any deferrals under the Plan comply with section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b)The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of section 409A of the Code or (ii) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (A) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (B) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (C) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (D) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code. Any Grant that is subject to section 409A of the Code and that is to be distributed to a “specified employee” (within the meaning of section 409A of the Code and its corresponding regulations) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code.

Company Policies

. All Grants under the Plan shall be subject to RAIT’s clawback policy and any other applicable recoupment policy, share trading policies and other policies that may be approved by the Board or the Committee, as such policies may be in effect from time to time.

Enforceability

. The Plan shall be binding upon and enforceable against RAIT and its successors and assigns.

Funding of the Plan; Limitation on Rights

. This Plan shall be unfunded. Neither RAIT nor any other Company shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between RAIT or any other Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of RAIT or any other Company. To the extent that any person acquires a right to receive payment from RAIT hereunder, such right shall be no greater than the right of any unsecured general creditor of RAIT.

Rights of Participants

. Nothing in this Plan shall entitle any Employee, Non-Employee Trustee, Consultant or other person to any claim or right to receive a Grant under this Plan.

No Fractional Common Shares

. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Participants Subject to Taxation outside the United States

. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

Governing Law

. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of State of Maryland, without giving effect to the conflict of laws provisions thereof.

APPENDIX C

Below are the 2016 performance metrics used in determining the Quantitative Bonus Award portion of the 2016 Target Cash Bonus Awards. All amounts in thousands, except per share information.

Cash Available for Distribution, CAD

	For the Year Ended December 31, 2016
	Amount	Per Share (1)

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Net Income (loss) available to common shares	$(9,820)	$(0.11)
Add-Back (Deduct):
Depreciation and amortization expense	51,304	0.56
Change in fair value of financial instruments	5,946	0.07
(Gains) losses on assets	(53,272)	(0.58)
(Gains) losses on debt extinguishment	(1,331)	(0.01)
Deferred income tax (benefit) provision	2,213	0.02
Straight-line rental adjustments	(1,369)	(0.02)
Equity based compensation	3,396	0.04
Acquisition and integration expenses	624	0.01
Origination fees and other deferred items	34,063	0.37
Provision for losses	8,050	0.09
IRT internalization and management transition expenses	6,271	0.07
Asset impairment	37,785	0.41
Discontinued operations and noncontrolling interest effect of certain adjustments	(43,272)	(0.47)
Cash Available for Distribution	$40,588	$0.45
(1)	Based on 91,153,861 of weighted-average shares outstanding for the year ended December 31, 2016.

Property Sales

	City & State	Square Feet/ Units/Acres	Month Sold	Value
SALES:
Multifamily:
Ventura	Gainesville, FL	208	Mar 2016	$8,750
Desert Wind	Phoenix, AZ	216	May 2016	8,750
Las Vistas	Phoenix, AZ	200	May 2016	10,500
Penny Lane	Mesa, AZ	136	May 2016	10,000
Sandal Ridge	Mesa, AZ	196	May 2016	12,250
Silversmith	Jacksonville, FL	140	Jun 2016	6,200
Augusta	Las Vegas, NV	272	Sep 2016	37,500
Coles Crossing	Cypress, TX	370	Sep 2016	43,750
Eagle Ridge	Colton, CA	144	Sep 2016	18,431
Grand Terrace	Colton, CA	208	Sep 2016	26,219
Regency Meadows	Las Vegas, NV	120	Nov 2016	7,200
Ellington Apartments	Miami Gardens, FL	343	Nov 2016	36,200
River Park West	Houston, TX	288	Nov 2016	30,150
Mandalay	Austin, TX	300	Dec 2016	36,000
Ashford Place	Tampa, FL	369	Dec 2016	24,050
Tierra Bella	Las Vegas, NV	98	Dec 2016	12,468
Total Multifamily		3,608		328,418

Office:
Mineral Business Center	Denver, CO	117,461	Mar 2016	7,949
Total Office		117,461		7,949

Land:
Saxony Inn	Daytona Beach, FL	0.5	Apr 2016	1,500
Total Land		0.5		1,500
Total Sales:				$337,867

C-1

Debt Reductions

Loan	Paydown Amount
4% Convertible Senior Note - buy back	(15,652)
7% Convertible Senior Note - put option	(29,177)
7.125% Senior Note - buy backs	(1,174)
7.625% Senior Note - buy backs	(2,713)
Senior secured note 6.75% 4/30/2017	(2,000)
Senior secured note 6.85% 10/30/2017	(2,000)
Senior secured note 7.15% 10/30/2018	(2,000)
Senior secured note 7.25% 4/30/2019	(2,000)
Total Paydown	(56,716)

C-2

APPENDIX D

Information Concerning the Participants in the Solicitation

The following tables (“Trustees” and “Executive Officers and Employees”) list the name and business address of the trustees of the Company and the name, present principal occupation and business address of the Company’s executive officers and employees who, under SEC rules, are considered to be participants in the Company’s solicitation of proxies from its shareholders in connection with the Annual Meeting (collectively, the “Participants”).

Trustees

The principal occupations of the Company’s trustees are included in the biographies under the section above titled “Proposal No. 1 – Election of Trustees.” The name of each trustee is listed below, and the business addresses for all the trustees is c/o RAIT Financial Trust, Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania 19103.

Name
Michael J. Malter
Andrew Batinovich
Scott L.N. Davidson
Frank A. Farnesi
S. Kristin Kim
Jon C. Sarkisian
Andrew M. Silberstein
Murray Stempel, III
Thomas D. Wren

Executive Officers and Employees

The executive officers and other employees who are considered Participants as well as their positions with the Company, which constitute their respective principal occupations, are listed below. The business address for each person is c/o RAIT Financial Trust, Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania 19103.

Name	Title
Scott L.N. Davidson	Chief Executive Officer and President
Paul W. Kopsky, Jr.	Chief Financial Officer
Andres Viroslav	Senior Managing Director - Corporate Communications & Investor Relations

Information Regarding Ownership of Company Securities By Participants

The number of shares of the Company’s common stock beneficially held as of March 31, 2017 by its trustees and those executive officers who are Participants appears in the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement. Except as described in this Appendix D or otherwise in this proxy statement, none of the persons listed above in “Trustees” and “Executive Officers and Employees” owns any debt or equity security issued by us of record that he or she does not also own beneficially.

Transactions in the Company’s Securities by Participants—Last Two Years

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant between April 21, 2015 and April 21, 2017. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans, and no part of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares	Transaction Description
Michael J. Malter	April 23, 2015	500	Series A purchase
Michael J. Malter	April 29, 2015	500	Series A purchase
Michael J. Malter	October 7, 2015	1,000	Series A purchase
Michael J. Malter	December 11, 2015	10,000	Purchase
Michael J. Malter	December 11, 2015	1,500	Series B purchase
Michael J. Malter	December 14, 2015	1,000	Series B purchase
Michael J. Malter	February 23, 2016	21,097	Trustee award
Andrew Batinovich	February 23, 2016	21,097	Trustee award
Scott L.N. Davidson	June 4, 2015	2,900	Purchase
Scott L.N. Davidson	December 14, 2015	1,500	Purchase
Scott L.N. Davidson	December 14, 2015	500	Series A purchase
Scott L.N. Davidson	February 16, 2016	(20,021)	Forfeiture for tax withholding
Scott L.N. Davidson	March 31, 2016	(3,749)	Forfeiture for tax withholding
Scott L.N. Davidson	April 22, 2016	82,752	Restricted stock grant
Scott L.N. Davidson	May 23, 2016	161,290	Restricted stock grant
Scott L.N. Davidson	May 23, 2016	(17,469)	Forfeiture for tax withholding
Scott L.N. Davidson	December 23, 2016	255,958	Restricted stock grant
Scott L.N. Davidson	December 23, 2016	(110,883)	Forfeiture for tax withholding
Scott L.N. Davidson	January 9, 2017	344,042	Restricted stock grant
Scott L.N. Davidson	January 9, 2017	(149,042)	Forfeiture for tax withholding
Scott L.N. Davidson	February 27, 2017	(33,334)	Forfeiture for tax withholding
Scott L.N. Davidson	March 31, 2017	(3,749)	Forfeiture for tax withholding
Frank A. Farnesi	December 11, 2015	9,440	Purchase
Frank A. Farnesi	February 23, 2016	21,097	Trustee award
S. Kristin Kim	February 23, 2016	21,097	Trustee award
Jon C. Sarkisian	December 11, 2015	5,000	Purchase
Jon C. Sarkisian	December 14, 2015	3,000	Purchase
Jon C. Sarkisian	February 23, 2016	21,097	Trustee award
Andrew M. Silberstein	February 23, 2016	21,097	Trustee award
Murray Stempel III	December 11, 2015	10,000	Purchase
Murray Stempel III	February 23, 2016	21,097	Trustee award
Thomas D. Wren	None	None	None
Paul W. Kopsky, Jr.	None	None	None
Andres Viroslav	June 4, 2015	1,000	Purchase
Andres Viroslav	September 10, 2015	(5,000)	Sale
Andres Viroslav	November 20, 2015	(3,453)	Sale
Andres Viroslav	January 29, 2016	(2,817)	Forfeiture for tax withholding
Andres Viroslav	February 22, 2016	8,000	Restricted stock grant
Andres Viroslav	February 14, 2017	8,000	Restricted stock grant
Andres Viroslav	February 22, 2017	1,276	SAR exercise

Miscellaneous Information Regarding Participants

Except as described in the proxy statement or this Appendix D, to the Company’s knowledge: none of the Participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of the Company’s subsidiaries, (ii) has purchased or sold any of such securities within the past two years, or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix D or the proxy statement, no associates of a “participant” beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix D or the proxy statement, neither we nor any of the “participants” have a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither the Company nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in Appendix D or this proxy statement, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or the Company’s affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

APPENDIX E

PRELIMINARY PROXY CARD

RAIT FINANCIAL TRUST

The Board of Trustees recommends you vote:

FOR ALL Trustee nominees listed in Proposal 1

FOR Proposal 2

FOR Proposal 3

FOR Proposal 4

Proposal 5 FOR a frequency of one year

1.Election of Nine Trustees of RAIT, each to serve until the 2018 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.	For All □	Withhold All □	For All Except □	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below
Nominees: 01)Michael J. Malter 02)Andrew Batinovich 03)Scott L.N. Davidson 04)Frank A. Farnesi 05)S. Kristin Kim 06)Jon C. Sarkisian 07)Andrew M. Silberstein 08)Murray Stempel, III 09)Thomas D. Wren
2.Approval of the appointment of KPMG LLP as RAIT’s independent registered public accounting firm for the fiscal year ending December 31, 2017.					For □	Against □	Abstain □

3.Approval of the amendment and restatement of the RAIT Financial Trust 2012 Incentive Award Plan.					□	□	□

4.Non-binding, advisory resolution to approve the compensation paid to RAIT’s named executive officers for the fiscal year ended December 31, 2016.					□	□	□
				1 Year	2 Years	3 Years	Abstain

5.Non-binding, advisory vote on frequency of an advisory vote on executive compensation.				□	□	□	□

To transact such other business as may properly come before the 2017 Annual Meeting of Shareholders and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owner)Date

PRELIMINARY PROXY CARD,

SUBJECT TO COMPLETION DATED APRIL 28, 2017

RAIT FINANCIAL TRUST

2017 Annual Meeting of Shareholders

[●], 2017

This Proxy is solicited by the Board of Trustees

By signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by telephone or internet, and appoint Scott L.N. Davidson and Paul W. Kopsky, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them, or either of them, to represent and to vote, and otherwise act on behalf of the undersigned with all powers that the undersigned would have if personally present thereat, with respect to, all of the common shares of beneficial interest of RAIT Financial Trust, a Maryland real estate investment trust (the “Company”), that you are entitled to vote at the 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) to be held at [●] on [●], and any adjournment, postponement, continuation or rescheduling thereof. The undersigned hereby revokes any other proxy heretofore executed by the undersigned for the 2017 Annual Meeting and acknowledges receipt of the Notice of the 2017 Annual Meeting and proxy statement dated [●], 2017.

The proxy holder is authorized to act, in accordance with his or her discretion, upon all matters incident to the conduct of the meeting and upon other matters that properly come before the 2017 Annual Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. Subject to the conditions set forth in the proxy statement, if any nominee named on the reverse side declines or is unable to serve as a Trustee, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Trustees or an authorized committee thereof. This proxy, when properly executed, will be voted in the manner directed herein. Unless a contrary direction is given, the shares represented by this proxy will be voted “FOR” all nominees listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4 and “FOR” a frequency of one year for Proposal 5.

Continued and to be signed on reverse side